UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Preliminary Proxy Statement

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Pursuant to §240.14a-12

Intercept Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

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April 27, 2021
To Our Stockholders:
We are pleased to invite you to attend the 2021 Annual Meeting of Stockholders of Intercept Pharmaceuticals, Inc., which will be held on Thursday, May 27, 2021, at 10:30 a.m. (Eastern Time). In light of the public health concerns relating to the ongoing COVID-19 global pandemic, and government-recommended limits on public gatherings, and to assist in protecting the health and well-being of Intercept’s stockholders and employees, the Annual Meeting will be held virtually. You will be able to attend the Annual Meeting, ask questions, and vote your shares by visiting www.virtualshareholdermeeting.com/ICPT2021. We have designed the format of the Annual Meeting to ensure that stockholders are afforded similar rights and opportunities to participate as they would at an in-person meeting. Please note that to participate you will need the 16-digit control number included in your proxy materials or on your proxy card.
Details regarding the Annual Meeting, the business to be conducted, and information about Intercept that you should consider when you vote your shares are described in the proxy statement.
The Board of Directors recommends that you vote “FOR” each of the proposals in the proxy statement (other than Proposal 4), and for “ONE YEAR” for Proposal 4.
Whether or not you plan to attend, it is important that your shares be represented and voted at the Annual Meeting. You are able to vote over the Internet as well as by mail. After you have finished reading the proxy statement, we urge you to vote in accordance with the instructions set forth therein. We encourage you to vote by proxy, so that your shares will be represented and voted at the Annual Meeting, whether or not you plan to attend.
Thank you for your continued support of Intercept. We look forward to seeing you at the Annual Meeting.
Sincerely,
Jerome Durso
President and Chief Executive Officer

INTERCEPT PHARMACEUTICALS, INC.
10 Hudson Yards, 37th Floor
New York, NY 10001
Notice of Annual Meeting of Stockholders
To Be Held on May 27, 2021
Dear Stockholder:
You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Intercept Pharmaceuticals, Inc., a Delaware corporation (“Intercept” or the “Company”). The Annual Meeting will be held on Thursday, May 27, 2021, at 10:30 a.m. (Eastern Time). In light of the public health concerns relating to the ongoing COVID-19 global pandemic, and government-recommended limits on public gatherings, and to assist in protecting the health and well-being of Intercept’s stockholders and employees, the Annual Meeting will be held virtually. You will be able to attend the Annual Meeting, ask questions, and vote your shares by visiting www.virtualshareholdermeeting.com/ICPT2021. We have designed the format of the Annual Meeting to ensure that stockholders are afforded similar rights and opportunities to participate as they would at an in-person meeting. Please note that to participate you will need the 16-digit control number included in your proxy materials or on your proxy card.
The purposes of the Annual Meeting are:
1.
To elect, by separate resolutions, the following eleven nominees to serve on the Board of Directors until the 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

1A. Paolo Fundarò	1B. Jerome Durso	1C. Srinivas Akkaraju, M.D., Ph.D.
1D. Luca Benatti, Ph.D.	1E. Daniel Bradbury	1F. Keith Gottesdiener, M.D.
1G. Nancy Miller-Rich	1H. Mark Pruzanski, M.D.	1I. Dagmar Rosa-Bjorkeson
1J. Gino Santini	1K. Glenn Sblendorio

2.
To approve a one-time stock option exchange program for non-executive employees.

3.
To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

4.
To vote, on a non-binding, advisory basis, as to whether the stockholder advisory vote to approve the compensation of the Company’s named executive officers (i.e., Proposal 3), should occur every one, two, or three years.

5.
To ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021.

6.
To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice of Annual Meeting of Stockholders.
The close of business on April 6, 2021, is the record date for determining stockholders entitled to vote at the Annual Meeting. Only holders of the Company’s Common Stock, par value $0.001 per share (the “shares”), as of the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.
By Order of the Board of Directors,
/s/ Mary J. Grendell
Mary J. Grendell
Secretary
New York, New York
April 27, 2021

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be held on May 27, 2021.
The Company’s Proxy Statement for the Annual Meeting, and Annual Report on Form 10-K for the year ended December 31, 2020, are available at www.proxyvote.com.
Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Holders of record may submit a proxy via the Internet or by completing, signing, and dating the enclosed proxy card and returning it as promptly as possible in the enclosed envelope. Holders of record must vote in accordance with the instructions listed on the proxy card. Beneficial holders whose shares are held in the name of a bank, broker, or other nominee must vote in accordance with the voting instructions provided to them by their bank, broker, or other nominee. Such holders may be eligible to submit a proxy electronically.
The Company’s proxy statement is dated April 27, 2021, and is being made available on or about April 27, 2021.

INTERCEPT PHARMACEUTICALS, INC.
Proxy Statement

Page
ANNUAL MEETING MATTERS	1
General Information About the Annual Meeting and Voting	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	7
PROPOSALS UNDER VOTE	10
PROPOSALS 1A THROUGH 1K: ELECTION OF DIRECTORS	10
Vote Required for Approval	15
PROPOSAL 2: APPROVAL OF A ONE-TIME STOCK OPTION EXCHANGE PROGRAM FOR NON-EXECUTIVE EMPLOYEES	16
Introduction	16
Stockholder-Friendly Design	16
Background and Reasons for the Option Exchange Program	16
Overview	19
Exchange Ratio	19
Implementing the Exchange Program	20
Other Matters	20
Vote Required for Approval	21
PROPOSAL 3: NON-BINDING, ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS	22
Vote Required for Approval	23
PROPOSAL 4: NON-BINDING, ADVISORY VOTE ON THE FREQUENCY OF THE SAY-ON-PAY VOTE	24
Vote Required for Approval	24
PROPOSAL 5: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	25
Vote Required for Approval	25
BOARD OF DIRECTORS AND GOVERNANCE	26
Composition of the Board	26
Role and Meetings of the Board	26
Corporate Governance	26
Board Leadership Structure	26
Board Oversight of Risk	27
Independence	27
Executive Sessions and Meetings of Independent Directors	27
Board Attendance at Annual Meetings of Stockholders	27
Communication with the Board	27
Global Code of Business Conduct	28
Our Practices Regarding: Environmental, Social, and Corporate Governance (“ESG”), Diversity, Equity, and Inclusion (“DEI”), and Human Capital and Corporate Culture	28
Additional Corporate Policies	30
Committees of the Board	31
Audit Committee	31

INTERCEPT PHARMACEUTICALS, INC.
Proxy Statement
for
2021 Annual Meeting of Stockholders
To Be Held on May 27, 2021
Annual Meeting Matters
These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Intercept Pharmaceuticals, Inc. (the “Company”), for the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Thursday, May 27, 2021, at 10:30 a.m. (Eastern Time). In light of the public health concerns relating to the ongoing COVID-19 global pandemic, and government-recommended limits on public gatherings, and to assist in protecting the health and well-being of Intercept’s stockholders and employees, the Annual Meeting will be held virtually. You will be able to attend the Annual Meeting, ask questions, and vote your shares by visiting www.virtualshareholdermeeting.com/ICPT2021. We have designed the format of the Annual Meeting to ensure that stockholders are afforded similar rights and opportunities to participate as they would at an in-person meeting. Please note that to participate you will need the 16-digit control number included in your proxy materials or on your proxy card.
Unless otherwise noted or the context otherwise requires, references in this proxy statement to “we”, “us”, or “our” refer to Intercept Pharmaceuticals, Inc.
General Information About the Annual Meeting and Voting
General
This proxy statement contains information about the Annual Meeting and was prepared by our management for the Board. This proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “Annual Report”) are available at www.proxyvote.com. This proxy statement is being made available on or about April 27, 2021.
Purpose of the Annual Meeting
The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders. Each proposal is described in more detail in this proxy statement.
Who can vote?
The close of business on April 6, 2021, is the record date for determining stockholders entitled to vote at the Annual Meeting. Only holders of the Company’s Common Stock, par value $0.001 per share (the “shares”), as of the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Each such holder is entitled to one vote for each share that such holder held as of the record date.
On April 6, 2021, there were 33,162,066 of the Company’s shares outstanding.
How do I vote?
Holders of Record
If on the record date, your shares were registered directly in your name with our transfer agent, VStock Transfer, LLC, then you may vote your shares in one of the following ways:
•
by voting over the Internet as instructed on the enclosed proxy card;

•
by mailing your completed, signed, and dated proxy card as instructed on the card; or

•
by attending the Annual Meeting online and voting during the meeting.

Beneficial Holders
If on the record date, your shares were held in street name through a bank, broker, or other nominee, then you must vote in accordance with the voting instructions provided to you by your bank, broker, or other nominee. If your shares are held in street name, you still may be eligible to submit a proxy electronically. Beneficial holders whose shares are held in street name and who plan to vote during the Annual Meeting must use the unique 16-digit control number included in their proxy materials or proxy card.
What am I being asked to vote on?
There are five matters scheduled to be voted on at the Annual Meeting:
1.
To elect, by separate resolutions, the following eleven nominees to serve on the Board until the 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified:

(a)
Paolo Fundarò (Proposal 1A)

(b)
Jerome Durso (Proposal 1B)

(c)
Srinivas Akkaraju, M.D., Ph.D. (Proposal 1C)

(d)
Luca Benatti, Ph.D. (Proposal 1D)

(e)
Daniel Bradbury (Proposal 1E)

(f)
Keith Gottesdiener, M.D. (Proposal 1F)

(g)
Nancy Miller-Rich (Proposal 1G)

(h)
Mark Pruzanski, M.D. (Proposal 1H)

(i)
Dagmar Rosa-Bjorkeson (Proposal 1I)

(j)
Gino Santini (Proposal 1J)

(k)
Glenn Sblendorio (Proposal 1K)

2.
To approve a one-time stock option exchange program for non-executive employees (Proposal 2).

3.
To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (Proposal 3).

4.
To vote, on a non-binding, advisory basis, as to whether the stockholder advisory vote to approve the compensation of the Company’s named executive officers (i.e., Proposal 3), should occur every one, two, or three years (Proposal 4).

5.
To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (Proposal 5).

Will any other matters be voted on at the Annual Meeting?
As of the date of this proxy statement, the Company’s management knows of no other matter that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters properly come before the Annual Meeting and call for a vote of stockholders, proxies properly submitted prior to the Annual Meeting will be voted in accordance with the judgment of the proxy holders.
How does the Board recommend that I vote on the proposals?
The Board recommends that you vote your shares as follows:
1.
FOR the election of each of the foregoing eleven nominees to serve on the Board until the 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified (Proposals 1A through 1K).

2.
FOR the approval of a one-time stock option exchange program for non-executive employees (Proposal 2).

3.
FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (Proposal 3).

4.
That the stockholder advisory vote on the compensation of the Company’s named executive officers should occur every ONE YEAR (Proposal 4).

5.
FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (Proposal 5).

How can I vote on each proposal?
For Proposals 1A through 1K, you may vote FOR the nominee, or WITHHOLD your vote.
For Proposals 2, 3, and 5, you may vote FOR or AGAINST, or ABSTAIN.
For Proposal 4, you may vote in favor of holding stockholder advisory votes on compensation every ONE YEAR, TWO YEARS, or THREE YEARS, or ABSTAIN.
How do I attend the Annual Meeting?
Attendance at the Annual Meeting is limited to our stockholders as of the record date. To attend the virtual Annual Meeting, log in at www.virtualshareholdermeeting.com/ICPT2021. You will need your unique 16-digit control number included in your proxy materials or on your proxy card. The Annual Meeting will begin promptly at 10:30 a.m. (Eastern Time). Online check-in will begin at 10:00 a.m. (Eastern Time), and you should allow ample time for the online check-in procedures. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than May 17, 2021, so that you can be provided with a control number and gain access to the Annual Meeting. Beneficial holders whose shares are held in street name and who plan to vote during the Annual Meeting must use the unique 16-digit control number included in their proxy materials or proxy card.
It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to submit a proxy over the Internet or by completing and returning the proxy card. You do not need to attend the Annual Meeting in order to vote.
How can I submit a question during the Annual Meeting?
You may submit written questions online during the Annual Meeting at www.virtualshareholdermeeting.com/ICPT2021. If you wish to submit a question during the Annual Meeting, log in to the virtual meeting website using your unique 16-digit control number included in your proxy materials or on your proxy card, type your question into the “Ask a Question” field, and click “Submit”.
We intend to answer written questions submitted online during the Award Meeting that are relevant to the Annual Meeting and pertinent to matters properly before the Annual Meeting, as time permits. Questions and answers may be grouped by topic, and substantially similar questions may be answered once.
What if I need technical assistance?
During the virtual Annual Meeting (and beginning 15 minutes prior), we will have a support team ready to assist you with any technical difficulties that you may have accessing or hearing the Annual Meeting. If you encounter any difficulties accessing or hearing the Annual Meeting during this time, you should call the technical support telephone number that will be posted on the virtual Annual Meeting log-in page.
Can I vote during the Annual Meeting?
Yes. To log in and cast your vote electronically during the Annual Meeting, you will need your unique 16-digit control number included in your proxy materials or on your proxy card. In the event that you do not have a control number, please contact your broker, bank, or other nominee as soon as possible and no later than May 17, 2021, so that you can be provided with a control number and cast your vote electronically during the Annual Meeting.
Will a replay of the Annual Meeting be available?
A replay of the Annual Meeting will be made publicly available 24 hours after the meeting at www.virtualshareholdermeeting.com/ICPT2021 and for two weeks thereafter.
Will a list of stockholders be made available?
Yes. A list of stockholders of record will be available electronically during the Annual Meeting at www.virtualshareholdermeeting.com/ICPT2021, and, during the ten days prior to the Annual Meeting, at our principal executive offices located at 10 Hudson Yards, 37th Floor, New York, NY 10001.
What vote is required to approve each proposal?
1.
Approval of Proposals 1A through 1K each requires a plurality of the votes cast in person or by proxy at the Annual Meeting.

2.
Approval of Proposal 2 requires the affirmative vote of a majority of the shares cast affirmatively or negatively in person or by proxy at the Annual Meeting.

3.
Approval of Proposal 3 requires the affirmative vote of a majority of the shares cast affirmatively or negatively in person or by proxy at the Annual Meeting.

4.
For Proposal 4, the frequency (every one, two, or three years) that receives the most votes will be considered approved.

5.
Approval of Proposal 5 requires the affirmative vote of a majority of the shares cast affirmatively or negatively in person or by proxy at the Annual Meeting.

Abstentions may be specified for Proposals 2, 3, 4, and 5.
For Proposals 1A through 1K, broker non-votes, if any, have no effects on the results of the relevant votes.
For Proposals 2, 3, 4, and 5, abstentions and broker non-votes, if any, have no effects on the results of the relevant votes.
What is the quorum requirement?
A “quorum” must be present for the Annual Meeting to be held. A quorum will be present if the holders of a majority of the voting power of all of the shares entitled to vote at the Annual Meeting are present or represented by proxy at the Annual Meeting. Shares present or represented by proxy at the Annual Meeting, including broker non-votes and shares that abstain or do not vote with respect to one or more of the proposals, will be counted for purposes of determining a quorum. If there is no quorum, the Annual Meeting may be adjourned, from time to time, by the chairman of the Annual Meeting.
Will my shares be voted if I do not provide a proxy?
If your shares are registered directly in your name with our transfer agent, they will not be counted if you do not vote as described above under “How do I vote?”
If your shares are held in street name, your shares may be voted even if you do not provide voting instructions to the bank, broker, or other nominee through which the shares are held. These entities have the authority, under applicable regulations, to vote shares for which their customers do not provide voting instructions, on certain “routine” matters. Proposal 5 is considered a “routine” matter for which these entities may vote unvoted shares.
Proposals 1A through 1K, 2, 3, and 4 are not considered “routine” matters for which these entities may vote unvoted shares. Accordingly, if you hold your shares in street name and have not provided voting instructions, the bank, broker, or other nominee through which the shares are held is not permitted to vote your shares with respect to the election of directors; the approval of the one-time stock option exchange program for non-executive employees; the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers; or the frequency of votes on named executive officer compensation. Such failure to vote is called a “broker non-vote”. We strongly encourage you to submit your proxy and exercise your right to vote as a stockholder.
What if I return a proxy card or otherwise submit a proxy but do not make specific choices?
If you return a signed and dated proxy card or otherwise submit a proxy without voting on a proposal, your shares will be voted on such proposal in the manner set forth below:
1.
FOR the election of each of the eleven nominees to serve on the Board until the 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified (Proposals 1A through 1K).

2.
FOR the approval of a one-time stock option exchange program for non-executive employees (Proposal 2).

3.
FOR the approval of the compensation of the Company’s named executive officers (Proposal 3).

4.
That the stockholder advisory vote on the compensation of the Company’s named executive officers should occur every ONE YEAR (Proposal 4).

5.
FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021 (Proposal 5).

6.
In the manner that the proxy holders deem appropriate for any other proposal to be considered at the Annual Meeting.

May I revoke my proxy?
If you are a holder of record, you may revoke your proxy before it is voted at the Annual Meeting by:
•
Submitting another properly completed proxy card with a later date and returning it as instructed on the card so that it is received by the Company at least one hour prior to the commencement of the Annual Meeting;

•
Submitting a new proxy via the Internet prior to the deadline listed on the proxy card;

•
Providing written notice received by the Secretary of the Company at least one hour prior to the commencement of the Annual Meeting; or

•
Attending the Annual Meeting and voting in accordance with the requirements described in this proxy statement.

If you are a beneficial holder whose shares are held in street name, you may submit new voting instructions by contacting the bank, broker, or other nominee through which you hold your shares. You may also vote at the Annual Meeting using your unique 16-digit control number included in your proxy materials or on your proxy card.
Who is making and paying for this proxy solicitation?
This proxy is solicited on behalf of the Board. The Company will pay the cost of distributing this proxy statement and related materials. Upon request, the Company will reimburse banks, brokers, and other nominees for reasonable expenses they incur in forwarding proxy materials to beneficial owners of the Company’s shares. The Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $17,500, plus out-of-pocket expenses. Certain of the Company’s directors, officers, and employees may participate in the solicitation of proxies, including electronically or by mail or telephone, without additional compensation.

What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please submit proxies for all of your shares.
I share an address with another stockholder and we received only one Annual Report and one proxy statement. How may I obtain an additional copy of the Annual Report and proxy statement?
We have adopted a procedure called “householding” under which only one Annual Report and one proxy statement will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement and you wish to receive separate copies of these documents, please follow the instructions set forth under “Householding”.
How can I find out the results of the voting at the Annual Meeting?
We will publish the voting results of the Annual Meeting in a Current Report on Form 8-K within four business days after the Annual Meeting.

Cautionary Note Regarding Forward-Looking Statements
This proxy statement contains forward-looking statements, including, but not limited to, statements regarding the progress, timing and results of our clinical trials, including our clinical trials for the treatment of nonalcoholic steatohepatitis (“NASH”), the safety and efficacy of our approved product, Ocaliva (obeticholic acid or “OCA”) for primary biliary cholangitis (“PBC”), and our product candidates, including OCA for liver fibrosis due to NASH, the timing and acceptance of our regulatory filings and the potential approval of OCA for liver fibrosis due to NASH, the review of our New Drug Application for OCA for the treatment of liver fibrosis due to NASH by the U.S. Food and Drug Administration (the “FDA”), our intent to work with the FDA to address the issues raised in a complete response letter (“CRL”), the potential commercial success of OCA, as well as our strategy, future operations, future financial position, future revenue, projected costs, financial guidance, prospects, plans and objectives.
These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “possible,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement, and we undertake no obligation to update any forward-looking statement except as required by law. These forward-looking statements are based on estimates and assumptions by our management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks.
The following represent some, but not necessarily all, of the factors that could cause actual results to differ materially from historical results or those anticipated or predicted by our forward-looking statements:
•
our ability to successfully commercialize Ocaliva for PBC;

•
our ability to maintain our regulatory approval of Ocaliva for PBC in the United States, Europe, Canada, Israel, Australia and other jurisdictions in which we have or may receive marketing authorization;

•
our ability to timely and cost-effectively file for and obtain regulatory approval of our product candidates on an accelerated basis or at all, including OCA for liver fibrosis due to NASH following the issuance of the CRL by the FDA; any advisory committee recommendation or dispute resolution determination that our product candidates, including OCA for liver fibrosis due to NASH, should not be approved or approved only under certain conditions; or any future determination that the regulatory applications and subsequent information we submit for our product candidates, including OCA for liver fibrosis due to NASH, do not contain adequate clinical or other data or meet applicable regulatory requirements for approval;

•
conditions that may be imposed by regulatory authorities on our marketing approvals for our products and product candidates, including OCA for liver fibrosis due to NASH, such as the need for clinical outcomes data (and not just results based on achievement of a surrogate endpoint), any risk mitigation programs such as a REMS, and any related restrictions, limitations and/or warnings contained in the label of any of our products or product candidates;

•
any potential side effects associated with Ocaliva for PBC, OCA for liver fibrosis due to NASH or our other product candidates that could delay or prevent approval, require that an approved product be taken off the market, require the inclusion of safety warnings or precautions, or otherwise limit the sale of such product or product candidate, including in connection with the newly identified safety signal (“NISS”) relating to Ocaliva identified by the FDA in May 2020;

•
the initiation, timing, cost, conduct, progress and results of our research and development activities, preclinical studies and clinical trials, including any issues, delays or failures in identifying patients, enrolling patients, treating patients, retaining patients, meeting specific endpoints in the jurisdictions in which we intend to seek approval or completing and timely reporting the results of our NASH or PBC clinical trials;

•
the outcomes of ongoing discussions with the FDA and the European Medicines Agency (“EMA”) regarding the feasibility of the COBALT and 401 trials;

•
our ability to establish and maintain relationships with, and the performance of, third-party manufacturers, contract research organizations and other vendors upon whom we are substantially dependent for, among other things, the manufacture and supply of our products, including Ocaliva for PBC and, if approved, OCA for liver fibrosis due to NASH, and our clinical trial activities;

•
our ability to identify, develop and successfully commercialize our products and product candidates, including our ability to successfully launch OCA for liver fibrosis due to NASH, if approved;

•
our ability to obtain and maintain intellectual property protection for our products and product candidates, including our ability to cost-effectively file, prosecute, defend and enforce any patent claims or other intellectual property rights;

•
the size and growth of the markets for our products and product candidates and our ability to serve those markets;

•
the degree of market acceptance of Ocaliva for PBC and, if approved, OCA for liver fibrosis due to NASH or our other product candidates among physicians, patients and healthcare payors;

•
the availability of adequate coverage and reimbursement from governmental and private healthcare payors for our products, including Ocaliva for PBC and, if approved, OCA for liver fibrosis due to NASH, and our ability to obtain adequate pricing for such products;

•
our ability to establish and maintain effective sales, marketing and distribution capabilities, either directly or through collaborations with third parties;

•
competition from existing drugs or new drugs that become available;

•
our ability to attract and retain key personnel to manage our business effectively;

•
our ability to prevent system failures, data breaches or violations of data protection laws;

•
costs and outcomes relating to any disputes, governmental inquiries or investigations, regulatory proceedings, legal proceedings or litigation, including any securities, intellectual property, employment, product liability or other litigation;

•
our collaborators’ election to pursue research, development and commercialization activities;

•
our ability to establish and maintain relationships with collaborators with development, regulatory and commercialization expertise;

•
our need for and ability to generate or obtain additional financing;

•
our estimates regarding future expenses, revenues and capital requirements and the accuracy thereof;

•
our use of cash and short-term investments;

•
our ability to acquire, license and invest in businesses, technologies, product candidates and products;

•
our ability to manage the growth of our operations, infrastructure, personnel, systems and controls;

•
our ability to obtain and maintain adequate insurance coverage;

•
the impact of COVID-19, including any impact on our results of operations or financial position, related quarantines and government actions, delays relating to our regulatory applications, disruptions relating to our ongoing clinical trials or involving our contract research organizations, study sites or other clinical partners, disruptions relating to our supply chain or involving our third-party manufacturers, distributors or other distribution partners, facility closures or other restrictions, and the extent and duration thereof;

•
the impact of general U.S. and foreign economic, industry, market, regulatory or political conditions, including the potential impact of Brexit; and

•
the other risks and uncertainties identified in our periodic filings filed with the U.S. Securities and Exchange Commission (the “SEC”), including our Annual Report.

Proposals Under Vote

Proposals 1A Through 1K:

Election of Directors
The Board currently consists of twelve directors. Our directors are elected annually to serve one-year terms. Each of our directors is standing for election at the Annual Meeting, other than Daniel Welch, who is retiring from the Board.
The following table sets forth the names, ages, tenures, and committee memberships of our directors as of April 27, 2021, except for Mr. Welch.
Director	Age	Director Since
Paolo Fundarò(1)	47	2006
Jerome Durso	53	2021
Srinivas Akkaraju, M.D., Ph.D.(2)	53	2012
Luca Benatti, Ph.D.(2)(3)	60	2014
Daniel Bradbury(3)(4)	60	2016
Keith Gottesdiener, M.D.(2)	67	2016
Nancy Miller-Rich(5)	62	2018
Mark Pruzanski, M.D.	53	2002
Dagmar Rosa-Bjorkeson	57	2021
Gino Santini(4)(5)(6)	64	2015
Glenn Sblendorio(4)	65	2014

(1)
Chairman of the Board.

(2)
Member of the Research and Development Committee.

(3)
Member of the Nominating and Governance Committee.

(4)
Member of the Audit Committee.

(5)
Member of the Compensation Committee.

(6)
Lead Independent Director.

The Board has nominated each of the individuals set forth in the table above for election as directors at the Annual Meeting. The election of each of the nominees recommended for election as directors requires a plurality of the votes cast in person or by proxy at the Annual Meeting. If elected, each of these individuals will serve on the Board until the 2022 Annual Meeting of Stockholders or until his or her respective successor is duly elected and qualified. If any of these individuals should become unable to accept election, the persons named as proxies may vote for a substitute nominee selected by the Board or the named proxies, unless the Board chooses to reduce the number of directors serving on the Board. Each of these individuals has agreed to serve if elected, and the Company’s management has no reason to believe that any nominee will be unable to serve.
The names, principal occupations, and other information concerning the nominees are set forth below, including the specific experience, qualifications, attributes, and skills that led the Board to determine that the nominees should serve as directors. There are no family relationships between or among any of our directors or executive officers. For more information regarding the independence of our directors, please see “Board of Directors and Governance—Independence”.
Paolo Fundarò has served as our Chairman since October 2015 and as a member of our Board since 2006. Mr. Fundarò has been the Chief Executive Officer of Genextra S.p.A., an investment firm focused on the life sciences industry, since July 2019 and previously served as the Chief Financial Officer of Genextra S.p.A. from its inception in 2004 until 2019. Mr. Fundarò also has served as Managing Director of certain of Genextra’s portfolio companies, including Congenia S.r.l. since 2004, Dac S.r.l. from 2004 until

December 2016, and Tethis S.p.A. from 2004 until July 2016. Before joining Genextra, Mr. Fundarò was Director of Finance and Strategic Planning for the Fastweb Group from 2000 to 2004. Earlier in his career, Mr. Fundarò worked for investment banks Salomon Smith Barney (now Citigroup) and Donaldson, Lufkin & Jenrette (now Credit Suisse). Mr. Fundarò serves on the board of directors of a number of private companies, including Genextra S.p.A. Mr. Fundarò received a degree in Business Management from Bocconi University in Milan, Italy.
Mr. Fundarò’s significant experience in corporate finance and strategic planning, as well as his expertise in building, investing in, and growing companies in diverse industries, including the biopharmaceutical industry, contributed to the Board’s determination that he should be nominated to serve as a director.
Jerome Durso has been our President and Chief Executive Officer, and a director, since January 2021. Prior to becoming Chief Executive Officer, Mr. Durso served as Chief Operating Officer since joining Intercept in February 2017. Mr. Durso has over 25 years of experience in building and leading commercial and business operations at life sciences companies both in the United States and abroad. Prior to joining the Company, Mr. Durso served as a consultant to the biopharmaceutical industry from September 2015 to February 2017. Mr. Durso spent the majority of his career at Sanofi, a global pharmaceutical company, where he most recently served as Senior Vice President, Chief Commercial Officer of the Global Diabetes Division from June 2011 to April 2015. From 2010 to 2011, Mr. Durso was Senior Vice President, Chief Commercial Officer of Sanofi’s U.S. pharmaceuticals business. Prior to that, he served in a number of commercial leadership roles of increasing responsibility in business unit and brand management, marketing, and sales since he first joined Sanofi in 1993. Mr. Durso earned his bachelor’s degree in marketing from the University of Notre Dame.
Mr. Durso’s detailed business understanding of the pharmaceutical industry, and of the Company in particular, including from operating, managerial, marketing, and sales perspectives, contributed to the Board’s determination that he should be nominated to serve as a director.
Srinivas Akkaraju, M.D., Ph.D. has served as a member of our Board since October 2012. Since March 2017, Dr. Akkaraju has been the Managing General Partner of Samsara BioCapital, a venture capital firm that he founded. From April 2013 to March 2017, Dr. Akkaraju was a General Partner and then a Senior Advisor of Sofinnova Ventures, a venture capital firm focused on the life sciences industry. From January 2009 until April 2013, Dr. Akkaraju was a Managing Director of New Leaf Venture Partners, an investment firm focused on the healthcare technology sector. From 2006 to 2008, Dr. Akkaraju served as a Managing Director of Panorama Capital, a venture capital firm that he co-founded along with other members of the former venture capital investment team of J.P. Morgan Partners, a private equity division of JPMorgan Chase & Co. Prior to co-founding Panorama Capital, Dr. Akkaraju was with J.P. Morgan Partners, which he joined in 2001 and of which he became a partner in 2005. From 1998 to 2001, Dr. Akkaraju worked in business and corporate development at Genentech, Inc. (now a member of the Roche Group), a biotechnology company. Dr. Akkaraju has been a director of Jiya Acquisition Corp. (where he also serves as Chairman) since November 2020, and Syros Pharmaceuticals, Inc. since June 2017. Dr. Akkaraju also serves on the board of directors of a number of private companies. During the past five years, Dr. Akkaraju previously served as a director of Aravive, Inc. (formerly Versartis, Inc.), aTyr Pharma, Inc., Principia Biopharma Inc., and Seattle Genetics, Inc. (now Seagen Inc.). Dr. Akkaraju received his M.D. and a Ph.D. in Immunology from Stanford University. He received his undergraduate degrees in Biochemistry and Computer Science from Rice University.
Dr. Akkaraju’s extensive experience in venture capital, in-depth knowledge of life sciences companies, and financial expertise, as well as his scientific background and public company board experience, contributed to the Board’s determination that he should be nominated to serve as a director.
Luca Benatti, Ph.D. has served as a member of our Board since July 2014. Dr. Benatti has over 30 years of experience in the pharmaceutical and biotechnology industries. Since June 2012, Dr. Benatti has served as the Chief Executive Officer and a director of EryDel S.p.A., a private biotechnology company focused on rare diseases. From 1998 until May 2012, Dr. Benatti was Chief Executive Officer of Newron Pharmaceuticals S.p.A., a publicly traded biopharmaceutical company that Dr. Benatti co-founded. Under Dr. Benatti’s leadership, Newron developed a pipeline of innovative therapies including Xadago, approved worldwide for the treatment of Parkinson’s disease. From 1985 to 1998, Dr. Benatti held various research and development positions at Pharmacia & Upjohn and its predecessor companies. Dr. Benatti has authored several scientific publications and holds a number of patents. Dr. Benatti currently serves as a director of Newron Pharmaceuticals S.p.A. and Metis Precision Medicine. Dr. Benatti also serves as chairman of Italian Angels for Biotech, a member of the Advisory Board of the Sofinnova Telethon Fund, and a member of the Strategic Advisory Board of Zambon S.p.A. Dr. Benatti graduated from and performed his post-doctoral training at the Milano Genetics Institute.
Dr. Benatti’s significant experience in the pharmaceutical and biotechnology industries; business development, financial, and strategic leadership expertise; and thorough understanding of pharmaceutical drug discovery and development, contributed to the Board’s determination that he should be nominated to serve as a director.
Daniel Bradbury has served as a member of our Board since July 2016. Mr. Bradbury has over 35 years of experience leading global, fast-growing life sciences companies. Mr. Bradbury has served as Executive Chairman of Equillium, Inc., a biopharmaceutical company that Mr. Bradbury co-founded, since January 2020 and served as Chairman of Equillium, Inc. from March 2018 through December 2019. Mr. Bradbury also previously served as Chief Executive Officer of Equillium, Inc., from June 2018 through December 2019 and as President of Equillium, Inc. from March 2017 until June 2018. In addition, Mr. Bradbury has been Managing Member of BioBrit, LLC, a life sciences consulting and investment firm, since 2012. Previously, Mr. Bradbury held several senior positions at Amylin Pharmaceuticals, Inc., a biopharmaceutical company focused on diabetes and metabolic disorders, including President and Chief Executive Officer from March 2007 until its acquisition by Bristol-Myers Squibb Company in August 2012, President and Chief Operating Officer from 2006 to 2007, Chief Operating Officer from 2003 to 2006, Executive Vice President from 2000 to 2003 and Senior Vice President, Corporate Development from 1998 to 2000. Mr. Bradbury also served as a director of Amylin from June 2006 to August 2012. Prior to joining Amylin in 1994, Mr. Bradbury worked at SmithKline Beecham Pharmaceuticals and its predecessor companies for ten years in various sales and marketing positions. Mr. Bradbury has been a director of Castle Biosciences, Inc. since September 2012 and serves on the board of directors of a number of private companies and philanthropic organizations. During the past five years, Mr. Bradbury previously served as a director of Panacea Acquisition Corp. (now Nuvation Bio Inc.), Geron Corporation, Corcept Therapeutics Incorporated, Illumina, Inc. and BioMed Realty Trust, Inc. In addition, Mr. Bradbury serves on the Keck Graduate Institute’s Board of Trustees and the University of California San Diego’s Rady School of Management Dean’s Advisory Council. Mr. Bradbury received a Bachelor of Pharmacy from Nottingham University and a Diploma in Management Studies from Harrow and Ealing Colleges of Higher Education in the United Kingdom.
Mr. Bradbury has extensive experience in the biopharmaceutical industry, has demonstrated leadership and operational skills, and possesses significant research, development, and commercialization expertise, as well as public company board experience. These factors contributed to the Board’s determination that he should be nominated to serve as a director.
Keith Gottesdiener, M.D. has served as a member of our Board since July 2016. Since July 2020, Dr. Gottesdiener has served as the Chief Executive Officer and as a director of Prime Medicine, Inc., a private biopharmaceutical company based in Cambridge, Massachusetts. Prior to that, from October 2011 until March 2020, Dr. Gottesdiener served as the Chief Executive Officer and a director of Rhythm Pharmaceuticals, Inc., a biopharmaceutical company. Dr. Gottesdiener joined Rhythm after 16 years at Merck Research Laboratories, where he held positions of increasing responsibility, including serving as a leader of Merck’s late clinical development organization from 2006 to 2011 and leading Merck’s early clinical development across all therapeutic areas from 2001 through early 2006. In such roles, Dr. Gottesdiener oversaw the development of Merck’s infectious diseases and vaccine products through pivotal trials, registration, and life cycle management, including GardasilTM (HPV Vaccine), RotateqTM (rotavirus vaccine), ZostavaxTM (zoster vaccine) and IsentressTM (HIV integrase inhibitor), among others. In 2008, Dr. Gottesdiener was appointed Late Stage Therapeutic Group Leader, and in that role led Merck’s late-stage clinical development efforts (from Phase 2 through patent expiry) across all therapeutic areas. After Merck’s merger with Schering-Plough Corporation in 2009, he continued as Co-Head of Late Development. Dr. Gottesdiener received his B.A. from Harvard College and his M.D. from the University of Pennsylvania. He completed his residency and fellowship at the Brigham and Women’s Hospital-Beth Israel Medical Center-Dana Farber Cancer Institute Children’s Hospital programs. After his fellowship, Dr. Gottesdiener did postdoctoral research in the laboratory of Dr. Jack Strominger at Dana Farber Cancer Institute working on the molecular immunology of the T-cell receptor. In 1986, he joined the faculty as an assistant professor at Columbia University, started an independent research laboratory with NIH RO-1 funding, focusing on gene transcription, and was Associate Clinical Professor of Medicine at the time he left to join Merck in 1995.
Dr. Gottesdiener’s extensive experience as a senior executive in the pharmaceutical industry, drug development and regulatory affairs expertise, and research work for both medical and academic institutions, as well as his public company experience, contributed to the Board’s determination that he should be nominated to serve as a director.
Nancy Miller-Rich has served as a member of our Board since April 2018. Ms. Miller-Rich has 35 years of experience in the healthcare industry, with significant expertise in business development and commercial strategy. Since September 2017, Ms. Miller-Rich has served as a consultant to the pharmaceutical industry. Previously, Ms. Miller-Rich served in a number of leadership roles at Merck & Co., Inc. and, prior to the merger of the two companies, at Schering-Plough Corporation, including most recently as Senior Vice President, Global Human Health Business Development & Licensing, Strategy and Commercial Support from November 2013 to September 2017 and as Group Vice President, Consumer Care Global New Ventures and Strategic Commercial Development from January 2007 to November 2013. Prior to joining Schering-Plough in 1990, Ms. Miller-Rich served in a variety of commercial and marketing roles at Sandoz Pharmaceuticals and Sterling Drug, Inc. She is currently a director of Aldeyra Therapeutics, Inc., Kadmon Holdings, Inc., and 4D Molecular Therapeutics, Inc., as well as a board member of a number of private and not-for-profit entities. During the past five years, Ms. Miller-Rich previously served as a director of UDG Healthcare plc. She received her B.S. in Business Administration, Marketing from Ithaca College in Ithaca, New York.
Ms. Miller-Rich’s significant experience in the healthcare industry, as well as her business development and commercial strategy expertise, contributed to the Board’s determination that she should be nominated to serve as a director.
Mark Pruzanski, M.D. is one of our co-founders and has served as a member of our Board since its inception in 2002. Dr. Pruzanski served as Intercept’s President and Chief Executive Officer until 2021. Dr. Pruzanski has over 20 years of experience in life sciences company management, venture capital and strategic consulting. Prior to co-founding Intercept, Dr. Pruzanski was a venture partner at Apple Tree Partners, an early stage life sciences venture capital firm that he co-founded, and an entrepreneur-in-residence at Oak Investment Partners, a venture capital firm. Dr. Pruzanski is a co-author of a number of scientific publications and is named as an inventor on several of our patents. Since January 2021, Dr. Pruzanski has been the Managing Member of Figurati LLC, a life sciences investment and consulting firm. Dr. Pruzanski has been a director of Equillium, Inc. since September 2018. Dr. Pruzanski also currently serves on the boards of the Emerging Companies Section of the Biotechnology Innovation Organization (BIO), a biotechnology-focused trade association, and the Foundation for Defense of Democracies, a non-profit policy institute focusing on foreign policy and national security. Dr. Pruzanski received his M.D. from McMaster University in Hamilton, Canada, a M.A. degree in International Affairs from the Johns Hopkins University School of Advanced International Studies in Bologna, Italy and Washington, D.C., and a bachelor’s degree from McGill University in Montreal, Canada.
Dr. Pruzanski’s comprehensive knowledge of the Company and both its business and scientific aspects, and his general experience with managing, advising, and investing in life sciences companies, contributed to the Board’s determination that he should be nominated to serve as a director.
Dagmar Rosa-Bjorkeson has served as a member of our Board since April 2021. She has more than 25 years of global experience in the pharmaceutical industry, including executive leadership positions in corporate and product strategy, market development, and operational execution. Since 2020, she has been the Chief Operating Officer of Mesoblast Limited. From 2017 to 2019, she worked at Mallinckrodt Pharmaceuticals, where she was Executive Vice President and Chief Strategy and Development Officer, responsible for corporate and therapeutic area strategy, business development, and new product commercialization, and also served as Senior Vice President of new product commercialization. From 2015 to 2016, she was Executive Vice President and President, Biosimilars, at Baxalta (now a wholly owned subsidiary of Takeda Pharmaceutical Company), where she developed a biosimilars strategy, managed post spin-off efforts from Baxter International, and oversaw a fully integrated unit including program management, research, clinical development, manufacturing, commercialization and business development. From 1997 to 2014, she held various roles of increasing responsibility at Novartis, including Vice President and Head of its multiple sclerosis business unit; Vice President, Business Development and Licensing in the United States; Vice President, Respiratory in the United States; and Country Head and President for Novartis Sweden. Throughout her 17 years at Novartis, Ms. Rosa-Bjorkeson’s experience spanned sales, marketing, general management, and country operations. She has led multiple successful product launches, including Gilenya® for multiple sclerosis at Novartis. She serves on the board of directors of Xencor, Inc., as well as the New Jersey City University Foundation and Deirdre’s House. Ms. Rosa-Bjorkeson earned an M.B.A., an M.S. in chemistry, and a B.S. in chemistry from the University of Texas, Austin.
Ms. Rosa-Bjorkeson has deep experience in the pharmaceutical industry, including in the areas of management, operations, strategy, and product commercialization, contributing to the Board’s determination that she should be nominated to serve as a director.
Gino Santini has served as our Lead Independent Director since February 2018 and as a member of our Board since November 2015. From 1983 to 2010, Mr. Santini held a variety of commercial, operational and leadership roles of increasing responsibility at Eli Lilly and Company, including Senior Vice President, Corporate Strategy and Business Development from 2007 to 2010, Senior Vice President of Corporate Strategy and Policy from 2004 to 2007, President of U.S. Operations from 1999 to 2004 and President of the Women’s Health Franchise from 1997 to 1999. Mr. Santini has been a director of Allena Pharmaceuticals, Inc. since February 2012, Horizon Therapeutics plc since March 2012, and Collegium Pharmaceutical, Inc. since July 2012. Mr. Santini also serves on the board of directors of a number of private companies. During the past five years, Mr. Santini previously served as a director of AMAG Pharmaceuticals, Inc., and Vitae Pharmaceuticals, Inc. Mr. Santini holds an undergraduate degree in mechanical engineering from the University of Bologna and an M.B.A. from the Simon School of Business, University of Rochester.
Mr. Santini has extensive experience in the pharmaceutical industry, has demonstrated leadership and operational skills, and possesses significant domestic and international commercial, corporate strategy, business development, and transactional experience, as well as public company board experience. These factors contributed to the Board’s determination that he should be nominated to serve as a director.
Glenn Sblendorio has served as a member of our Board since February 2014. Mr. Sblendorio has over 30 years of experience in the pharmaceutical and biotechnology industries. Mr. Sblendorio has been Chief Executive Officer, President and a director of IVERIC bio, Inc. (formerly Ophthotech Corporation) since July 2017, January 2017 and May 2017, respectively. Mr. Sblendorio also previously served at IVERIC bio, Inc. as Executive Vice President and Chief Operating Officer from April 2016 to January 2017, Chief Financial Officer and Treasurer from April 2016 until April 2017 and a director from July 2013 through March 2016. Prior to joining IVERIC bio, Inc., Mr. Sblendorio served as the President and Chief Financial Officer of The Medicines Company from March 2006 until December 2015. Mr. Sblendorio served as Executive Vice President and Chief Financial Officer of Eyetech Pharmaceuticals, Inc. from February 2002 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. From July 2000 to February 2002, Mr. Sblendorio served as Senior Vice President of Business Development at The Medicines Company. Prior to joining The Medicines Company in 2000, Mr. Sblendorio served as a managing director at MPM Capital Advisors, LLC and held a variety of senior financial positions at Hoffman-La Roche, Inc. Mr. Sblendorio has been a director of Amicus Therapeutics, Inc. since June 2006. Mr. Sblendorio received a B.B.A. from Pace University and an M.B.A. from Fairleigh Dickinson University.
Mr. Sblendorio’s extensive experience in the pharmaceutical and biotechnology industries, leadership skills, operational and strategic expertise, and financial knowledge (which enables him to serve as a financial expert on our Audit Committee), as well as his public company board experience, and strong record of dedication to service on our Board, contributed to the Board’s determination that he should be nominated to serve as a director.

Vote Required for Approval
The election, by separate resolutions, of each of the foregoing eleven nominees to serve on the Board of Directors until the 2022 Annual Meeting of Stockholders, or until their respective successors are duly elected and qualified, requires a plurality of the votes cast in person or by proxy at the Annual Meeting.
The Board recommends a vote “for”
the election of each of the nominees set forth above.

Proposal 2:

Approval of a One-Time Stock Option Exchange Program
for Non-Executive Employees
Introduction
We have decided to seek stockholder approval of a one-time stock option exchange program for current non-executive employees of the Company that would allow these non-executive employees to exchange certain significantly “out-of-the-money” stock options (meaning outstanding stock options that have an exercise price that is greater than the current market price for our stock) (also known as “underwater” stock options) for new stock options that will be exercisable for fewer shares of our common stock and will have an exercise price equal to the fair market value of our common stock on the new grant date, as well as having new vesting requirements and a new expiration date.
Stockholder-Friendly Design
In discussing strategies to address our out-of-the-money stock options, we were particularly focused on creating a strategy that is compatible with the interests of our stockholders. We believe that the option exchange program that is being proposed meets that objective by providing a more cost-effective and stockholder-friendly retention and incentive tool than simply issuing additional equity awards or paying cash compensation in order to effectively retain and motivate our non-executive employees. We believe that the benefits of the proposed exchange program, including reducing our overhang (meaning potential shares committed but unissued), and approximate value-neutrality (i.e., keeping the aggregate value of the old versus replacement awards approximately consistent), contribute to an alignment of the program with the interests of our stockholders. In particular (and as discussed in more detail below):
•
We believe that the option exchange program would result in a net reduction of the overhang from our equity compensation program (up to 12.7% of our overhang on account of stock options, and 1.0% of our fully diluted share count, depending upon the level of participation in the program).

•
Exchange ratios for the exchange are intended to result in a “value for value” exchange, meaning that the accounting fair value of replacement options granted will be approximately equal to the fair value of the options that are surrendered, so that from that perspective the exchange does not result in a windfall to participants.

•
Shares from exchanged options that are in excess of the shares needed to issue replacement grants will not be returned to the plan pool, limiting the future dilution that could otherwise have resulted from the program.

We believe that these design features, among others, mean that the proposed exchange program is aligned with the interests of our stockholders.
Background and Reasons for the Option Exchange Program
Since 2015, when our stock closed as high as $313.98 (on May 18, 2015), declines in our stock price have steadily eroded the retentive and incentive value of stock options granted. For example, on December 31, 2019, our stock closed at $123.92. The decline dramatically accelerated following the issuance of the CRL from the FDA in June 2020, after which our stock price declined to levels last seen in 2012.
During the course of 2020, the Compensation Committee began considering, with input from Radford, which is part of the Rewards Solution practice at Aon plc (“Radford”), and serves as the Compensation Committee’s independent compensation consultant, whether conducting an option exchange program would assist with our retention efforts. These discussions were undertaken in the context of this sustained decline in the trading price of the Company’s shares, which has resulted in a situation where, as of April 6, 2021, the Company has a total of approximately 2.7 million outstanding options, 98.0% of which were underwater at a stock price of $23.53.
The Company has heard from employees that they view their existing underwater stock options as having little or no value due to the difference between the exercise prices of those options and the current trading price of our stock. With the uncertainty around the Company created by a number of factors, of which the stock price is one, we have seen a meaningful uplift in staff turnover since receipt of the CRL, and we believe that the exchange of underwater stock options would help reduce the level of turnover in both the short and medium terms. The Board of Directors and the Compensation Committee believe that the underwater options no longer function as the retention and incentive tool that they believe is necessary to retain employees and to motivate them to increase long-term stockholder value.
In addition to the benefits for employees, if the option exchange is approved by our stockholders, we expect that it will meaningfully reduce our equity overhang, by eliminating a sizable number of outstanding options that, under their current terms and conditions, are likely to remain unexercised for the foreseeable future. Under the ratios included in the terms of the proposed exchange, these current options would be replaced by a smaller number of new options, thus meaningfully reducing the total number of outstanding options included in our overhang.
Other Alternatives Considered
When considering how best to continue to incentivize and reward our employees who have out-of-the-money stock options, the Compensation Committee engaged Radford to review and evaluate strategies to address this issue. These strategies included the stock option exchange program, as well as other alternatives, including the following:
•
Increase cash compensation. To replace equity incentives, we considered whether we could substantially increase bonus cash compensation. However, significant increases in cash compensation would substantially increase our compensation expenses and reduce the cash available for other initiatives, which could adversely affect our business and operating results.

•
Grant additional equity awards. We also considered special grants of additional stock options at current market prices or another form of equity award such as restricted stock units. However, these additional grants could substantially increase our overhang and the dilution to our stockholders.

•
Exchange options for cash. We also considered implementing a program to exchange underwater options for cash payments. However, an exchange program for cash would also increase our compensation expenses and reduce our cash flow from operations, which could adversely affect our business and operating results. In addition, we do not believe that such a program would have significant long-term retention value.

•
Exchange options for restricted stock units. We also considered implementing a program to exchange underwater options for restricted stock units. However, in order to keep the aggregate value of the old versus replacement awards approximately consistent, the exchange ratios for an options-for-restricted stock units exchange program would need to be substantially higher than for an options-for-options exchange program (i.e., fewer replacement awards would be granted in the exchange). Thus, we believe that employee participation in an options-for-restricted stock units exchange program would be lower than with an options-for-options exchange program, reducing the retention and incentive value of the program.

Reasons for Proposing the Option Exchange
Taking into account the advice of Radford and other relevant considerations, the Compensation Committee determined that a program under which current non-executive employees could exchange stock options with an exercise price greater than the “Threshold Exercise Price” (described below) was most attractive for a number of reasons, summarized below. The Threshold Exercise Price will be the greater of the 52-week high trading price of our shares and 1.5x the then-current current stock price, in each case as of a date shortly prior to the commencement date of the offer. The following considerations recommended proposing this approach:
•
Reasonable, balanced incentives. We believe that the opportunity to exchange existing eligible stock options for new options with respect to fewer shares, together with a new vesting requirement and term, represents a reasonable and balanced exchange program with the potential for a significant positive impact on employee retention, motivation and performance. We believe that the new options issued in the exchange program will provide a meaningful retention period for employees during the next two years, at a time when the Company expects to continue to experience retention challenges.
•
Reduction of the number of shares subject to outstanding options. In addition to the out-of-the-money options having little or no retention value, they also contribute to our stock option overhang until they are exercised or expire unexercised. As of April 6, 2021, there were approximately 967,000 outstanding stock options with an exercise price equal to or greater than $55.59 per share, with a weighted average exercise price of $103.83, that would have been eligible to participate in the option exchange program if it had commenced on that day.

If approved by our stockholders, the option exchange program is expected to reduce our overhang of outstanding stock options by eliminating the ineffective options that are currently outstanding and issued to our non-executive employees. Under the proposed option exchange program, eligible participants will receive stock options covering fewer shares than the exchanged options. Based on the number of outstanding stock options as of April 6, 2021, and assuming that all eligible options were exchanged in the program, options to purchase approximately 967,000 shares would have been exchanged and cancelled, while new options covering approximately 626,000 shares would have been issued. This would have resulted in a net reduction in the overhang of our equity awards by approximately 341,000 shares, or approximately 12.7% of our total overhang on account of stock options (from approximately 2.7 million to approximately 2.35 million shares), and approximately 1.0% of our total fully diluted share count as of April 6, 2021. The actual reduction in our overhang that may result from the option exchange program could vary significantly and is dependent upon a number of factors, including the commencement date of the program, the actual level of participation in the program and the actual exchange ratios. All eligible options that are not exchanged will remain outstanding and in effect in accordance with their existing terms.
•
Reduced pressure for additional grants. If we are unable to implement the option exchange program, we may find it necessary to issue additional options to our employees at current market prices, increasing our overhang. These grants would deplete the current pool of options available for future grants under our 2012 Equity Incentive Plan and would also result in increased stock compensation expense, which could negatively impact our stock price.

•
Impact on accounting expense. Under applicable accounting rules, we are required to continue to recognize compensation expense related to these underwater stock options as they vest, even if they are never exercised because they remain underwater. We believe the option exchange program will allow us to recapture retentive and incentive value from the compensation expense that we have recorded and will continue to record in our financial statements with respect to our eligible options. The new options are not expected to result in significant additional compensation expense and therefore will not have a material adverse impact on our reported earnings.

•
In April 2021, the Compensation Committee authorized that we pursue a stock option exchange program for current employees (excluding former employees, members of our Board, our executive officers and consultants). Although stockholder approval is not required for this proposal under the terms of the 2012 Equity Incentive Plan, the Company does not intend to undertake the option exchange program unless stockholders approve this proposal. If stockholders approve this proposal, the Company intends to commence the exchange program during the third or fourth quarter of 2021. The Board or the Compensation Committee will determine the actual start date for the exchange program. If the exchange program does not commence within one year of the Annual Meeting, we may consider any future exchange or similar program to be a new one, and may seek new stockholder approval before implementing it.

When determining the eligibility of options for this program, the Compensation Committee (with advice from Radford) intends that options granted on or after February 15, 2020 be ineligible to participate. As the price of our stock has been depressed for over the past year, this decision was made to maximize the retentive value of our equity program, while also being conscious that these awards are intended to be long-term in nature.

Members of the Board, executive officers of the Company, former employees, and consultants will not be eligible for the stock option exchange program. Together, the holdings of the Board and executive officers constitute approximately 32.4% of the outstanding options; these options will remain outstanding under their existing terms. Exchange ratios will be designed to result in a “value for value” exchange, which means that the accounting fair value of replacement options granted will be approximately equal to the fair value of the options that are surrendered. Any shares subject to surrendered options (in excess of the replacement options issued under the exchange program) will not become available for new grants under the 2012 Equity Incentive Plan. The 52-week high trading price of our common stock and 1.5 times the current trading price of our shares (in each case as of a date shortly prior to the commencement date of the offer) will be used to determine the minimum exercise price for options eligible to be exchanged. Using this minimum price is designed to ensure that only outstanding options that are significantly out of the money will be eligible for the exchange program.
Overview
An overview of the key features of the proposed option exchange program is provided below.
Eligible Participants	All current employees except executive officers; directors, consultants, and former employees are not eligible
Type of Exchange	Options for Options
Eligible Options
Options with exercise prices above both (1) the 52-week high for Company stock and (2) 1.5 times the current trading price of our shares, in each case as of a date shortly prior to the commencement date of the offer

Options are excluded from participating in the offer that are scheduled to expire before the exchange closes
Options that were granted on or after February 15, 2020 are excluded from participating in the offer
Elections	Employees may elect to exchange individual grants; however, if an employee elects to exchange a specific grant, all options granted on the same date must be exchanged
Term of Replacement Grant	All replacement options will have a six and one-half year maximum term
Vesting of Replacement Grant
Replacement awards will vest on the first anniversary of the replacement grant (with respect to vested options that are exchanged) and on the second anniversary of the replacement grant (with respect to unvested options that are exchanged), subject in each case to continued employment

Plan to Be Issued Under	Replacement options will be issued under the 2012 Equity Incentive Plan; excess shares resulting from exchange will not be returned to the plan pool
Illustrative Exchange Ratios
Exchange ratios depend on the value of the underwater options, which are grouped to simplify administration; exchange ratios are expected to range from 1.25-to-1 to 4.5 -to-1 (described in more detail below)

Total Grants Eligible for Exchange, Price, and Term
Options to purchase approximately 967,000 shares with a weighted average exercise price of $103.83 and a weighted average remaining term of 6.78 years are expected to be eligible for the exchange program

Total Replacement Grants, Price and Term
Assuming 100% participation, approximately 626,000 options are expected to be granted as replacement options with an exercise price based on the closing price as of the date of the exchange and a maximum term of six and one half years

Exchange Ratio
The table below illustrates for eligible options, the applicable exercise price range, the approximate number of options in each such range (along with the weighted average exercise price and remaining term for options in that category), the applicable exchange ratio and the approximate number of new options issuable with respect to exchanged options, assuming 100% participation in the offer, had the offer been commenced as of April 6, 2021. The exercise price ranges and exchange ratios will be determined immediately prior to the commencement of the in a manner consistent with that used to formulate the illustration below.
Per Share Exercise Price ($)	Number of Outstanding Options in Range	Weighted Average Exercise Price ($)	Weighted Average Remaining Term	Exchange Ratio	New Options Issuable (assuming full participation)
55.59 – 75.00	235,000	61.57	6.72	1.25 – 1	188,000
75.01 – 115.00	576,000	103.07	7.46	1.50 – 1	384,000
115.01 – 125.00	60,000	120.62	5.26	2.00 – 1	30,000
125+	96,000	201.20	3.85	4.00 – 1	24,000
Implementing the Exchange Program
We have not commenced the exchange program and do not intend to do so unless our stockholders approve this proposal. If we receive stockholder approval of the program, the exchange program may commence at a time determined by the Board or the Compensation Committee, with terms substantially consistent with those described in this proposal. Even if the stockholders approve this proposal, the Board or the Compensation Committee may still later determine not to implement the exchange program.
Upon commencement of the exchange program, employees holding eligible options would receive written materials (the “offer to exchange”) explaining the precise terms and timing of the exchange program. Employees would be given at least 20 business days (or such longer period as we may elect to keep the exchange program open) to elect to exchange all or none of their eligible options, on a grant-by-grant basis, for replacement options. After the offer to exchange is closed, the eligible options surrendered for exchange would be cancelled, and the Compensation Committee would approve grants of replacement options to participating employees in accordance with the applicable exchange ratios and other terms of the program. At or before commencement of the exchange program, we will file the offer to exchange and other related documents with the SEC as part of a tender offer statement on Schedule TO. Employees, as well as stockholders and members of the public, will be able to access the offer to exchange and other documents we file with the SEC free of charge from the SEC’s web site at www.sec.gov.
Other Matters
Treatment of Net Shares
The net shares underlying eligible options in excess of the shares underlying the new options granted in the program will not be returned to the pool available for issuance under the 2012 Equity Incentive Plan.
Accounting Treatment
The incremental compensation expense associated with the option exchange program will be measured as the excess, if any, of the fair value of each new stock option granted to participants in the program, measured as of the date the new stock options are granted, over the fair value of the stock options surrendered in exchange for the new stock options, measured immediately prior to the cancellation. We do not expect the incremental compensation expense, if any, to be material. We will recognize any such incremental compensation expense ratably over the vesting period of the new stock options.
United States Federal Income Tax Consequences
We believe the exchange of eligible options for new options pursuant to the option exchange program should be treated as a non-taxable exchange, and no income should be recognized for United States federal income tax purposes by us or our employees upon the grant of the new options. However, the U.S. Internal Revenue Service (the “IRS”) is not precluded from adopting a contrary position, and the laws and regulations themselves are subject to change. A more detailed summary of the applicable tax considerations to eligible participants will be provided to them in connection with the offer when it is commenced.

Potential Modifications to Terms to Comply with Governmental Requirements
The terms of the option exchange program will be described in a tender offer statement that we will file with the SEC. Although we do not anticipate that the SEC will require us to modify the terms significantly, it is possible we will need to alter the terms of the program to comply with comments from the SEC. Changes in the terms of the program may also be required for tax purposes or to comply with applicable law outside of the United States for non-U.S. participants.
Vote Required for Approval
Approval of the One-Time Stock Option Exchange Program requires the affirmative vote of a majority of the shares cast affirmatively or negatively in person or by proxy at the Annual Meeting.
The Board recommends a vote “for”
the proposal to allow a one-time stock option exchange program for employees other than executive officers.

Proposal 3:

Non-Binding, Advisory Vote on the Compensation of
the Company’s Named Executive Officers
We have adopted a performance-based compensation philosophy that is intended to attract, retain, reward, and incentivize our executive officers to achieve our near-term corporate goals, as well as our long-term strategic objectives. In particular, our philosophy is designed to achieve the following objectives:
•
reward the achievement of measurable corporate objectives and align executive officers’ incentives with increasing stockholder value;

•
attract, retain, and motivate highly-talented individuals with the skills and demonstrated abilities necessary to deliver superior execution of our short- and long-term strategic plans and drive our continued success;

•
provide executive compensation that is competitive with that paid by our peers in the competitive and dynamic biopharmaceutical industry;

•
appropriately balance cash compensation designed to encourage the achievement of critical annual goals with equity incentives designed to inspire the achievement of long-term objectives and align the interests of our executive officers more closely with those of our stockholders; and

•
align the compensation principles for our executive officers with those for all employees to help create a company-wide performance culture.

Please note that if stockholders approve, and we implement, the stock option exchange described in Proposal 2, directors and executive officers would not be included in the program.
We urge our stockholders to read the “Compensation Discussion and Analysis” section of this proxy statement, which describes our executive compensation philosophy and how we implemented it through our 2020 compensation program for our principal executive officer, principal financial officer, and other “named executive officers” identified therein.
Pursuant to Section 14A of the Exchange Act, our stockholders are provided an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. This non-binding, advisory vote is commonly referred to as a “say-on-pay” vote.
At our 2015 Annual Meeting of Stockholders, we asked our stockholders to indicate if we should hold a “say-on-pay” vote every one, two, or three years. Our stockholders indicated a strong preference for voting annually, and, taking this into consideration, our Board determined to hold such a vote annually.
Accordingly, we are submitting the following resolution for stockholder approval at the Annual Meeting:
“RESOLVED, that the stockholders of Intercept Pharmaceuticals, Inc. approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the 2021 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis and the compensation tables and other narrative compensation disclosures.”
This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, programs, and practices described in this proxy statement. As this is a non-binding, advisory vote, the result will not be binding on the Company, our Board, or our Compensation Committee, although our Compensation Committee will consider the outcome of the vote when evaluating the Company’s compensation philosophy, programs, and practices.

Vote Required for Approval
The approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers (Proposal 3) requires the affirmative vote of a majority of the shares cast affirmatively or negatively in person or by proxy at the Annual Meeting.
The Board recommends a vote “for”
the approval, on a non-binding, advisory basis,
of the compensation of the Company’s named executive officers.

Proposal 4:

Non-Binding, Advisory Vote on the Frequency
of the Say-on-Pay Vote
We have been providing stockholders with the opportunity to vote (on a non-binding, advisory basis) on the compensation of our named executive officers (a “say-on-pay” vote) on an annual basis.
Pursuant to SEC rule, we are required to hold this “say-on-pay” vote at least once every three years. We choose to hold it annually, in response to the preference of our stockholders expressed in 2015, and as a matter of good corporate governance practices and responsiveness to stockholders.
In addition, every six years, we are required to hold a “say-on-frequency” vote, on a non-binding, advisory basis, to again ask our stockholders whether the “say-on-pay” vote should occur every one, two, or three years.
On this proposal, you can vote any of those three options, or abstain. We recommend continuing to hold the “say-on-pay” vote annually, so that we can continue to be responsive to stockholder views about our compensation program.
Accordingly, on this Proposal 4, we are submitting the following resolution for stockholder advisory vote:
“RESOLVED, that the stockholder advisory vote on compensation of the Company’s named executive officers should occur every ONE/TWO/THREE year(s).”
Although this vote is not binding, we will take it into account in determining the frequency of future stockholder votes.
Vote Required for Approval
The frequency (one, two, or three years) that receives the most votes will be considered approved.
The Board recommends a vote for
a stockholder advisory vote on executive compensation
every “one year”.

Proposal 5:

Ratification of Appointment of
Independent Registered Public Accounting Firm
The Audit Committee is responsible for the appointment, retention, compensation, evaluation, and oversight of the Company’s independent registered public accounting firm. The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021.
KPMG LLP has audited the Company’s financial statements since 2008. Representatives of KPMG LLP will be present virtually at the Annual Meeting, with the opportunity to make a statement should they choose to do so, and are expected to be available to respond to questions submitted electronically, as appropriate.
While stockholder ratification is not required by the Company’s Restated Bylaws or otherwise, the Board is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate governance practices. If the Company’s stockholders fail to ratify the appointment, the Audit Committee may, but is not required to, reconsider whether to retain KPMG LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its stockholders.
Vote Required for Approval
Ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2021 (Proposal 5) requires the affirmative vote of a majority of the shares cast affirmatively or negatively in person or by proxy at the Annual Meeting.
The Board recommends a vote “for”
the ratification of the appointment of KPMG LLP
as the Company’s independent registered public accounting firm.

Board of Directors and Governance
Composition of the Board
The Board currently consists of twelve directors. Our directors are elected annually to serve one-year terms. Each of our directors is standing for election at the Annual Meeting, other than Daniel Welch, who is retiring from the Board. Therefore, following the Annual Meeting, we intend to reduce the size of the Board to eleven directors.
We strive to maintain Board composition in a way that includes a significant voice for a wide cross-section of the population, since the patients who use our approved product, our employees, and our other stakeholders benefit when our Board has a broader and more representative composition.
Role and Meetings of the Board
The Board meets regularly to review significant developments affecting the Company and to act on matters requiring the approval of the Board. The Board held 17 board meetings during the year ended December 31, 2020. During the year ended December 31, 2020, each of our incumbent directors attended at least 75%, in the aggregate, of (i) the meetings of the Board held during the period that such director served, and (ii) the meetings held by the committees of the Board on which such director served during the period that such director served.
Corporate Governance
We maintain a corporate governance page on our website that includes key information about our Global Code of Business Conduct, Corporate Governance Guidelines, and charters for each of our Board’s Audit Committee, Compensation Committee, Nominating and Governance Committee, and Research and Development Committee. The corporate governance page can be found on our website at www.interceptpharma.com in the Investors & Media section under “Corporate Governance”.
Board Leadership Structure
Mr. Fundarò has served as our Chairman since October 2015. Mr. Durso has served as our President and Chief Executive Officer, and as a director, since January 2021. In February 2018, we appointed Mr. Santini to serve as the Board’s Lead Independent Director.
We believe that separating the roles of Chairman and Chief Executive Officer recognizes the time, effort, and energy that our Chief Executive Officer is required to devote to his position, and allows him to focus on our day-to-day business, while allowing our Chairman to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. Such separation is also helpful in dealing with leadership transitions, such as the retirement of Dr. Pruzanski as our President and Chief Executive Officer effective January 1, 2021, and the accompanying promotion of Mr. Durso from Chief Operating Officer to President and Chief Executive Officer. Throughout that transition, Mr. Fundarò remained in his position as Chairman.
The Board also recognizes the commitment required to serve as our Chairman, particularly as the Board’s oversight responsibilities continue to grow. As a result, we believe that the appointment of Mr. Santini as our Lead Independent Director contributes to the overall effectiveness of the Board. We also believe that Mr. Santini’s appointment enhances the governance structure of the Board by reinforcing the independence of the Board in its oversight of the business and affairs of the Company. However, no single leadership model is right for all companies and at all times, and the Board may review its leadership structure in the future.
The Board has delegated certain responsibilities to committees of the Board. The Board has created four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Research and Development Committee. In addition, special ad hoc Board committees may be created from time to time to oversee special projects, financings, and other matters.

Each standing committee is chaired by an independent director who reports to the full Board on the activities and findings of his or her respective committee. The Board believes that this delegation of responsibilities facilitates efficient decision-making and communication among the directors and management.
Board Oversight of Risk
The Board has responsibility for the oversight of risk management, while the Company’s management has the day-to-day responsibility for the identification and control of risk at the Company. The Board, either as a whole or through its committees, regularly discusses with management the Company’s major risk exposures, their potential impact on the Company, and the appropriate steps that should be taken in order to monitor and control such exposures. The committees assist the Board in fulfilling its risk oversight responsibilities within their respective areas of responsibility. For example, pursuant to its written charter, the Audit Committee oversees the Company’s processes and procedures with respect to financial and enterprise risk, including overseeing the Company’s enterprise risk management program. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks arising from the Company’s compensation policies and practices. The Nominating and Governance Committee focuses on the management of risks associated with the composition, organization, and governance of the Board and its committees, as well as the corporate governance structure of the Company. The Research and Development Committee reviews risks associated with the Company’s research and development programs. Each committee of the Board meets and reports its findings to the Board on a regular basis.
Independence
The Board currently consists of twelve directors. The Board uses the standards of independence established by the SEC and Nasdaq in determining whether its members are independent. The Board has affirmatively determined that each of the Company’s current directors, other than Mr. Durso and Dr. Pruzanski, is independent under the director independence criteria established by Nasdaq.
Mr. Durso is not an independent director by virtue of his employment with the Company.
Dr. Pruzanski also is not an independent director, by virtue of his previous employment with the Company, and his current consulting arrangement.
The Board has determined that each member of the Audit Committee, Compensation Committee, and Nominating and Governance Committee meets any specific “independent director”, “outside director”, or similar criteria established by Nasdaq, the SEC, or the IRS required for service on such committees.
Executive Sessions and Meetings of Independent Directors
The Board generally holds executive sessions of the independent directors following each regularly scheduled meeting of the Board. Executive sessions do not include any employee directors, or other members of management of the Company.
Board Attendance at Annual Meetings of Stockholders
In accordance with our Corporate Governance Guidelines, members of the Board are strongly encouraged to attend the Company’s Annual Meetings of Stockholders. Eight of the ten directors comprising the Board at the time were in attendance at the Company’s 2020 Annual Meeting of Stockholders held on May 28, 2020.
Communication with the Board
The Board has adopted a process by which stockholders may communicate with the Board. Stockholders who wish to communicate with the Board may do so by sending written communications to the following address:

Intercept Pharmaceuticals, Inc.
c/o Corporate Secretary
10 Hudson Yards, 37th Floor
New York, NY 10001
Any such communication must state the number of shares owned by the stockholder making the communication. In any such communication, an interested person may also designate a particular director, or a committee of the Board, such as the Audit Committee, to which such communication should be directed. Our legal department will forward all correspondence to the Board or to the particularly designated audience, except for spam, junk mail, mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate or frivolous material. Our legal department may forward certain correspondence, such as product-related inquiries, elsewhere within the Company for review and possible response.
Global Code of Business Conduct
We have adopted a Global Code of Business Conduct as our “code of ethics”, as defined by regulations promulgated under the Securities Act and the Exchange Act, which applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Global Code of Business Conduct is available on our website at www.interceptpharma.com in the Investors & Media section under “Corporate Governance”. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding any future amendment to, or waiver from, a provision of our Global Code of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website at www.interceptpharma.com in the Investors & Media section under “Corporate Governance”.
Our Practices Regarding:
Environmental, Social, and Corporate Governance (“ESG”),
Diversity, Equity, and Inclusion (“DEI”), and
Human Capital and Corporate Culture
It is a priority of our Board and of our Company to seek to further improve the Company through sound and sustainable business practices that benefit Company stockholders, Company stakeholders generally, and society at large. Key initiatives are described below.
Corporate Governance and Diversity
Corporate Governance Guidelines and Board Diversity
As part of the Board’s commitment to building long-term stockholder value with an emphasis on corporate governance, the Board has adopted a set of Corporate Governance Guidelines to assist it in exercising its responsibilities. Our Corporate Governance Guidelines cover, among other topics, Board composition, structure, and functioning; Board membership criteria; the submission of Board nominee recommendations by stockholders; Board self-evaluations; Board access to management and advisors; leadership development; and succession planning. Our Corporate Governance Guidelines are available on our website at www.interceptpharma.com in the Investors & Media section under “Corporate Governance”.
These guidelines specify that the Nominating and Governance Committee shall consider the diversity of the Board and its committees when identifying and considering nominees for director and directors for service on Board committees and shall strive to achieve an appropriate balance of diverse backgrounds, perspectives, experiences, ages, genders and ethnicities on the Board and its committees. In addition, to reflect its commitment to diversity, in February 2021 our Board approved amendments to our Corporate Governance Guidelines to require that, in connection with the use of a third-party search firm to identify potential director candidates, the Nominating and Governance Committee will instruct the firm to include on its initial list of candidates qualified individuals who reflect diverse backgrounds, including diversity of gender and race or ethnicity.

We are striving to incrementally diversify our Board so that we can further benefit from a variety of a backgrounds and perspectives. In April 2021, Ms. Dagmar Rosa-Bjorkeson joined our Board. She has extensive experience in pharmaceutical strategy and operations, and her appointment further increases the gender diversity of the Board. Ms. Rosa-Bjorkeson, who is Hispanic, also enhances the Board’s ethnic diversity.
The composition of the Board reflects diversity of gender, race, and ethnicity. Specifically, the Board has two women, Ms. Rosa-Bjorkeson and Ms. Nancy Miller-Rich, and an ethnically diverse director, Ms. Rosa-Bjorkeson (Hispanic). The Board also has a diverse range of international perspectives, with five directors having been raised or educated outside of the United States or having lived or worked overseas for extended periods of time.
Executive Officer Diversity
In addition to our Board, we believe that diversity among our officers and executive officers provides valuable variations in backgrounds, experiences, and perspectives for our Company. Currently, three of our nine executive officers (33%) are female (Dr. Gail Cawkwell, Ms. Lisa DeFrancesco, and Ms. Linda Richardson), as is Ms. Mary Grendell, our Corporate Secretary.
DEI Initiatives
With respect to our employee population, we believe that diversity is extremely important, and we are encouraging our hiring managers and other employees to keep a broad perspective in making hiring decisions, thinking about how candidates can contribute to the organization, and not hiring people similar to themselves based on unconscious bias. Starting in 2020, we increased our emphasis on DEI, and notwithstanding the ongoing COVID-19 global pandemic, believe that we already are progressing well in our efforts. Our directors are interested in our progress with DEI, and the Board and senior management will continue to monitor diversity issues as they affect both Board and workforce composition. To further the goal of recruiting and supporting a diverse and inclusive workforce, we have initiated the following projects:
Inclusive recruitment and DEI training.   In order to be inclusive in the recruiting process, and to help obtain diverse and inclusive slates of job candidates, we have recalibrated language in job descriptions, implemented the designation of pronouns in our applicant tracking systems, and updated our review system, and we discuss DEI issues as part of the interview process. Our talent acquisition team does not allow for a lack of inclusion in hiring pools. In June 2020, 133 of our leaders and staff completed conscious inclusion training through the Korn Ferry Advisory Program.
Employee resource groups (“ERGs”).   Intercept now has multiple ERGs for interested employees, including the Women’s Initiative Now ERG, the Intercept InterPride Alliance (for LGBTQ+ individuals), and, in the near future, a Black, Indigeneous and people of color ERG. ERGs support us and our employees in developing a diverse and inclusive workplace, and help us to gain insight regarding potential enhancements to our workplace. Intercept’s ERGs have the mission of providing a safe space for those whom each ERG represents. ERGs work to provide advocacy, empathy, allyship, and education through discussions or other programming. Our ERGs then become a space for communicating and sharing insights, with the goal of shaping, improving, and enhancing our workplace and corporate culture.
DEI advisory council.   Another way that we intend to embed DEI principles further into our practices in 2021 is through organization of an internal DEI advisory council. The functions of the council will be to identify, prioritize, and drive execution on actions to support both internal employees and external stakeholders; to recommend workplace enhancements to Intercept; and to establish opportunities to broaden the conversation about DEI in our field of treatment of progressive non-viral liver diseases.
Building relationships with corporate affiliations and networks.   In addition to our ERGs, we also work with outside affiliate groups and community leaders to educate and support our workforce regarding diversity issues. For example, our relationships with Out & Equal, and with the Healthcare Business Association, support us in growing our ERGs and gaining specific knowledge about workplace advocacy for LGBTQ+ and female professionals. Out & Equal also partners with us on best practices for our overall DEI program.

Human Capital and Corporate Culture
We consider the intellectual capital of our employees to be an essential driver of our business and key to our future prospects. Accordingly, we monitor our compensation programs closely and provide what we consider to be a very competitive mix of compensation and insurance benefits for all our employees, as well as participation in our equity programs.
Furthermore, we seek to benefit, improve, and educate our workforce and our community in a variety of ways.
One such way is community volunteering. In order to give back to the communities in which our employees live and work, we encourage our employees to dedicate time and effort to help community organizations, including both medically focused charitable and educational efforts, and charitable community efforts of general applicability. The Company dedicates resources to community-building initiatives as well. In particular, the Company partners with organizations in the liver community such as the Global Liver Institute, the American Liver Foundation, the PBCers Organization, the PBC Foundation, the Fatty Liver Foundation, NASH kNOWledge, and others, to support patients impacted by progressive non-viral liver diseases. In addition, since we are a biopharmaceutical company, our employees include trained medical professionals who are in a position to help in efforts against COVID-19. Therefore, at the start of the pandemic, we developed a volunteer leave policy to encourage qualified U.S. employees to help in that regard.
Environmental Initiatives
We believe that the following Company initiatives represent good corporate environmental practices:
Building energy efficiency.   Our headquarters are located at 10 Hudson Yards, an office building in the Hudson Yards development in New York City. 10 Hudson Yards is certified by the United States Green Building Council as LEED Platinum, a standard of “Leadership in Energy and Environmental Design” for “green” buildings that are considered highly energy-efficient. In addition, the Hudson Yards neighborhood more generally has been certified as LEED Gold.
Reuse and recycling.   While much of our staff is currently working remotely due to the COVID-19 pandemic, in our office supplies, we are seeking to reduce waste. Therefore, where practical we are encouraging the procurement of eco-conscious, compostable, or reusable kitchen and other office supplies. We also installed centralized waste management bins to separate compostables and recyclables from other trash.
Manufacturing and Procurement.   We contract with contract development and manufacturing organizations (“CDMOs”) as part of our manufacturing process. In certain of our contracts with them, these organizations commit to certain levels of compliance in regard to their environmental practices. We believe that through our supply chain management and agreements, we can help promote environmental standards and stewardship. Likewise, our procurement policy encourages sourcing of sustainable goods and services, and selection of diverse suppliers. We are developing ESG criteria for the screening, onboarding, and monitoring of suppliers.
Additional Corporate Policies
Anti-Hedging and Anti-Pledging Policy
The Company restricts its directors, officers, and employees from (i) engaging in any transactions involving options, straddles, collars, or other similar risk reduction or hedging devices, (ii) using the Company’s securities to secure a margin or other loan, (iii) effecting “short sales” of the Company’s securities, and (iv) trading in the Company’s securities on a short-term basis.
Policies and Procedures Dealing with the Review and Approval of Related Person Transactions
Pursuant to its written charter, the Audit Committee is responsible for reviewing and approving, prior to the Company’s entry into such transactions, all transactions in which the Company is or will be a participant that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K as a result of any executive officer, director, director nominee, beneficial owner of more than 5% of the Company’s securities, or immediate family member of any of the foregoing persons, or any other person whom the Board determines may be considered to be a related person under Item 404 of Regulation S-K, having or being expected to have a direct or indirect material interest therein. For the above purposes, “immediate family member” means any child, stepchild, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and any person (other than a tenant or employee) sharing the household with the executive officer, director, director nominee, or greater than 5% beneficial owner.
In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct management to obtain on its behalf, all information that the Audit Committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the Audit Committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the committee.
The Audit Committee shall approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of the Company and its stockholders, taking into account all available facts and circumstances as the Audit Committee determines in good faith to be necessary in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. These facts and circumstances will typically include, but not be limited to, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person. No member of the Audit Committee shall participate in any review, consideration, or approval of any related person transaction with respect to which such member or any of his or her immediate family members has an interest.
No related person transaction shall be entered into or continued prior to the completion of the foregoing procedures. In the event management becomes aware of a related person transaction that has not been previously approved, it shall be submitted to the Audit Committee promptly, and the Audit Committee shall review such related person transaction in accordance with the foregoing procedures, taking into account all of the relevant facts and circumstances available to the Audit Committee. Based on the conclusions reached, the Audit Committee shall evaluate all options, including, without limitation, approval, ratification, amendment, or termination of the related person transaction.
Committees of the Board
The composition of our Board and our standing committees is as follows (with “C” indicating chairperson and “M” indicating member):
Name	Board	Audit	Compensation	Nominating and Governance	Research and Development
Paolo Fundarò	C	–	–	–	–
Srinivas Akkaraju, M.D., Ph.D.	M	–	–	–	M
Luca Benatti, Ph.D.	M	–	–	M	C
Daniel Bradbury	M	M	–	M	–
Keith Gottesdiener, M.D.	M	–	–	–	M
Nancy Miller-Rich	M	–	M	–	–
Gino Santini	M	M	C	–	–
Glenn Sblendorio	M	C	–	–	–
Daniel Welch	M	–	M	C	–
Audit Committee
The Board has established an Audit Committee currently consisting of Messrs. Sblendorio, Bradbury, and Santini. Mr. Sblendorio, who the Board has determined is an “audit committee financial expert” (as that term is defined in Item 407(d)(5) of Regulation S-K), and who also satisfies the equivalent Nasdaq listing rules for financial sophistication, serves as the chairperson of the Audit Committee. Each member of the Audit Committee is independent under Rule 10A-3 of the Exchange Act and the applicable rules of Nasdaq, and also satisfies the financial literacy requirement of Nasdaq.
The Audit Committee’s primary purpose is to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s accounting and financial reporting practices, systems of internal control over financial reporting and audit process, as well as the quality and integrity of the Company’s financial reports, the qualifications, independence and performance of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function and the Company’s processes for monitoring compliance with legal and regulatory requirements and the Company’s Global Code of Business Conduct. The Audit Committee’s report is set forth under “Audit Committee Report”.
The Audit Committee operates under a written charter adopted by the Board, a current copy of which is available on our website at www.interceptpharma.com in the Investors & Media section under “Corporate Governance”. The Audit Committee met five times during the year ended December 31, 2020.
Compensation Committee
The Board has established a Compensation Committee currently consisting of Messrs. Santini and Welch and Ms. Miller-Rich, all of whom are independent under applicable Nasdaq rules, “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act, and “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”) (which is only relevant to the extent deemed necessary to qualify for transition relief under Section 162(m)). Mr. Santini serves as the chairperson of the Compensation Committee.
The Compensation Committee’s primary purpose is to act on behalf of the Board in fulfilling the Board’s responsibilities to oversee the Company’s compensation programs, policies and practices, to review and determine the compensation to be paid to the Company’s executive officers, to review, discuss with management, and approve the Company’s “Compensation Discussion and Analysis” disclosures, and to review and approve the committee’s report included in the Company’s annual proxy statement in accordance with applicable rules and regulations of the SEC in effect from time to time. The Compensation Committee’s report is set forth under “Executive Compensation—Compensation Committee Report”. For a discussion of the role of management and the use of compensation consultants in determining executive compensation, see “Executive Compensation—Compensation Discussion and Analysis”.
The Compensation Committee operates under a written charter adopted by the Board, a current copy of which is available on our website at www.interceptpharma.com in the Investors & Media section under “Corporate Governance”. Under its charter, the Compensation Committee may form and delegate its authority to subcommittees of the committee when it deems it appropriate and in the best interests of the Company. The Compensation Committee met seven times during the year ended December 31, 2020.
Compensation Committee Interlocks and Insider Participation
In 2020, individuals who served as members of the Compensation Committee were Mr. Santini, Mr. Welch, and Ms. Miller-Rich. None of these individuals is or has formerly been an officer or employee of the Company. Nor were there any transactions since the beginning of 2020, nor are there any currently proposed transactions, in which any of these individuals had or will have an interest, other than the limitations on liability and indemnification discussed below, under “Related Person Transactions—Limitation on Liability and Indemnification Matters”.
In 2020, none of our executive officers:
(i)
served on the compensation committee of another entity that had one or more of its executive officers serving on the Board or the Compensation Committee of the Company, or

(ii)
served on the board of directors of another entity that had one or more of its executive officers serving on the Compensation Committee of the Company.

Nominating and Governance Committee
The Board has established a Nominating and Governance Committee currently consisting of Messrs. Welch and Bradbury and Dr. Benatti, all of whom are independent under applicable Nasdaq rules. Mr. Welch serves as the chairperson of the Nominating and Governance Committee.
The Nominating and Governance Committee’s primary purpose is to:
(i)
evaluate and make recommendations to the Board with respect to the current size, composition, organization, and governance of the Board and its committees;

(ii)
identify, review, and evaluate candidates qualified to serve as directors and on committees of the Board and make recommendations concerning the leadership structure of the Board;

(iii)
recommend to the Board nominees for election to the Board at the Company’s Annual Meetings of Stockholders and appointment to the Board to fill interim vacancies, if any;

(iv)
administer the annual performance evaluation process for the Board and its committees;

(v)
oversee the executive officer succession planning process; and

(vi)
oversee and make recommendations to the Board with respect to corporate governance matters.

When the Board determines to seek a new member, whether to fill a vacancy or otherwise, the Nominating and Governance Committee may utilize third-party search firms and will consider recommendations from directors, management, and others, including the Company’s stockholders, as well as take into account the diversity provisions in our Corporate Governance Guidelines. (See “Corporate Governance and Diversity” above.) Our Corporate Governance Guidelines include a policy regarding the qualifications of directors, which sets forth threshold requirements for individuals nominated to serve as directors of the Company. In general, the Nominating and Governance Committee looks for new members possessing relevant expertise to offer advice and guidance to management, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment, having the commitment to promote and enhance the long-term value of the Company for its stockholders, and possessing the highest personal and professional standards of integrity and ethical values. With regard to our Board members who are new to the Board in the past year, Mr. Durso was identified for nomination to the Board on account of his position as an executive officer. Ms. Rosa-Bjorkeson was recommended for service on our Board by a third-party search firm.
The Nominating and Governance Committee believes that all members of the Board must have sufficient time and devote sufficient attention to board duties and to otherwise fulfill the responsibilities required of directors. In identifying and considering nominees for director and directors for service on Board committees, the Nominating and Governance Committee considers whether such nominees and directors have sufficient time and attention to devote to board duties, including whether, among other things, such nominees and directors may be “overboarded”, which refers to the situation where a director serves on an excessive number of boards.
Our Corporate Governance Guidelines provide that in advance of accepting an invitation to serve on the board of another company, directors should advise the Chief Executive Officer and Secretary of the Company, who shall then notify the Chairperson of the Board and the Chairperson of the Nominating and Governance Committee.
Our Corporate Governance Guidelines further provide that, unless approved by the Board:
(i)
no director may serve on more than a total of five boards of directors of U.S. public companies (including service on our Board), and

(ii)
a director who serves as a chief executive officer of a U.S. public company shall not serve on the boards of directors of more than three U.S. public companies (including service on our Board).

Accordingly, prior to recommending a candidate as a nominee for director or a director for service on a Board committee, the Nominating and Governance Committee reviews the number of public company boards that the candidate or director serves on, and whether the individual is a chief executive officer of a public company, and considers whether such outside commitments may limit his or her ability to devote sufficient time and attention to the affairs of the Company.

All nominees are in compliance with our Corporate Governance Guidelines, and their extensive experience in the pharmaceutical industry and in managerial and financial leadership roles has led to their nomination to the Board. Mr. Bradbury is currently a director of Castle Biosciences, Inc., and is the Executive Chairman of Equillium, Inc., a biopharmaceutical company that he co-founded. He was previously Chairman and Chief Executive Officer of Equillium, Inc. In recommending Mr. Bradbury to serve on the Board, the Nominating and Governance Committee considered, among other things, that in January 2020 Mr. Bradbury transitioned from Chairman and Chief Executive Officer of Equillium, Inc., to the more limited role of Executive Chairman, which does not present a time commitment obstacle to his work on our Board. The committee also considered Mr. Bradbury to be an asset to our Board, on account of his significant public company experience in the pharmaceuticals industry. Mr. Sblendorio is currently President and Chief Executive Officer, and a director, of IVERIC bio, Inc., and a director of Amicus Therapeutics, Inc. In recommending Mr. Sblendorio to serve on the Board, the Nominating and Governance Committee considered his more than 30 years of industry experience, including as a Chief Executive Officer, President, director, Chief Operating Officer, Chief Financial Officer, and Senior Vice President of Business Development at multiple pharmaceutical companies. IVERIC bio, Inc., is a biopharmaceutical company focused on discovering and developing transformative therapies for retinal diseases with significant unmet medical needs. Amicus is a biotechnology company focused on discovering, developing, and delivering high-quality medicines for people living with rare metabolic diseases. Both of these business models have many parallels to our business of developing novel treatments for liver disease. Mr. Sblendorio has exactly the perspective that we should have on our Board as we navigate the development of novel pharmaceutical products. In the time since he joined our Board in 2014, we have found Mr. Sblendorio to have developed a beneficial familiarity with the Company and its business, and to be committed to his work for the Company—both characteristics being demonstrated with his work as chairperson and financial expert for our Audit Committee.
The Nominating and Governance Committee operates under a written charter adopted by the Board. A current copy of such charter, as well as our Corporate Governance Guidelines, which include the above-referenced policies regarding the qualifications of directors, the consideration of candidates recommended by stockholders for nomination for election to the Board, and the procedures for stockholders to follow in submitting such recommendations, are available on our website at www.interceptpharma.com in the Investors & Media section under “Corporate Governance”. The Nominating and Governance Committee met three times during the year ended December 31, 2020.
Candidate Review
Candidates for the Board are reviewed in the context of the foregoing standards and considerations, as well as the expected contributions of each candidate to the collective functioning of the Board, based upon the totality of his or her credentials, experience, and expertise, the composition of the Board at the time, and other relevant circumstances, including the operating requirements of the Company and the long-term interests of stockholders. With respect to the nomination of continuing directors for re-election, the individual’s past performance as a director is also considered. The Nominating and Governance Committee periodically reviews the composition of the Board, including whether the directors, both individually and collectively, can and do provide the experience, qualifications, attributes, and skills appropriate for the Company.
Our Corporate Governance Guidelines include policies with respect to the consideration of candidates recommended by stockholders for nomination for election to the Board and the procedures for stockholders to follow in submitting such recommendations. The Nominating and Governance Committee will consider bona fide candidates recommended by stockholders in accordance with such policies. Any such recommendation must be submitted in writing to the Nominating and Governance Committee, care of Intercept Pharmaceuticals, Inc., 10 Hudson Yards, 37th Floor, New York, NY 10001, Attention: Corporate Secretary, within the time frames set forth in such policies and contain the information and undertakings required by such policies. Nominees for director who are recommended by stockholders to the Nominating and Governance Committee will be evaluated in the same manner as any other nominee for director. Nominations by stockholders may also be made in the manner set forth under “Stockholders’ Proposals”.

Research and Development Committee
The Board has established a Research and Development Committee currently consisting of Dr. Benatti, Dr. Akkaraju, and Dr. Gottesdiener. Dr. Benatti serves as the chairperson of the Research and Development Committee.
The Research and Development Committee’s primary purpose is to assist the Board in its oversight of the Company’s strategic direction and investment in research and development, technology, and manufacturing, and to identify and discuss significant emerging trends and issues in science and technology, and consider their potential impact on the Company.
The Research and Development Committee operates under a written charter adopted by the Board, a copy of which is available on our website at www.interceptpharma.com in the Investors & Media section under “Corporate Governance”. The Research and Development Committee met five times during the year ended December 31, 2020.
Director Compensation
On an annual basis, the Compensation Committee conducts an evaluation of the design of the Company’s independent director compensation program in light of best practices and competitive market data for the Company’s compensation peer group. In 2020, as in prior years, the Compensation Committee again retained the services of the Rewards Solution practice at Aon plc, specifically members of Radford, an independent compensation consultant, to provide it with additional comparative data on director compensation practices in the Company’s industry and to advise it on the Company’s independent director compensation program generally. In May 2020, based on the input and analysis provided by Radford, the Compensation Committee determined that no adjustments were needed to the independent director compensation levels previously adopted by the Board in June 2018, which had been adopted with reference to the 50th percentile of the competitive market based on our compensation peer group. As a result, (i) all annual cash retainers were maintained at their pre-existing levels, (ii) the aggregate equity value of the Annual Grant (as defined below) was maintained at $264,500, and (iii) the aggregate equity value of any New Director Grant (as defined below) was maintained at $396,750. Only directors who are “independent” in accordance with applicable Nasdaq rules (the “Independent Directors”) receive compensation for their service as directors. Each of the Company’s current directors, other than Mr. Durso and Dr. Pruzanski, qualifies as an Independent Director.
For 2020, the annual cash retainers for the Independent Directors were as follows (payable quarterly in equal installments):
Membership	Chairperson	Other Members
Board of Directors	$80,000	$50,000
Audit Committee	$20,000	$10,000
Compensation Committee	$15,000	$7,500
Nominating and Governance Committee	$10,000	$5,000
Research and Development Committee	$10,000	$5,000
Pursuant to the independent director compensation levels adopted by the Board, (i) each Independent Director who had served on the Board for six months or longer as of the date of the Company’s 2020 Annual Meeting of Stockholders was eligible to receive an annual equity grant (each, an “Annual Grant”), comprised of stock options with an equity value of $132,250 and restricted stock units with an equity value of $132,250, and (ii) each new Independent Director first appointed or elected to the Board in 2020 was eligible to receive an equity grant (each, a “New Director Grant”), comprised of stock options with an equity value of $198,375 and restricted stock units with an equity value of $198,375. No new Independent Directors were appointed or elected to the Board in 2020, and accordingly no New Director Grants were made in 2020.
The number of (i) stock options granted in connection with each Annual Grant and New Director Grant is determined by dividing the equity value to be represented thereby by the value per-option derived from a Black-Scholes model with reference to the average of the per-share closing prices of the Company’s common stock on the Nasdaq Global Select Market during the 30 trading days preceding the grant date, and (ii) restricted stock units granted in connection with each Annual Grant and New Director Grant is determined by dividing the equity value to be represented thereby by the average of the per-share closing prices of the Company’s common stock on the Nasdaq Global Select Market during the 30 trading days preceding the grant date. Because the number of stock options and restricted stock units granted in connection with each Annual Grant and New Director Grant is determined using a 30-day average closing stock price, the grant date fair values of such stock options and restricted stock units, as computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), differ from the amounts set forth above.
Subject to the Independent Director’s continued service on the Board, the stock option and restricted stock unit awards granted in connection with (i) each Annual Grant vest in full on the earlier of (A) the one-year anniversary of the date of grant and (B) the day immediately preceding the date of the next Annual Meeting of Stockholders, and (ii) each New Director Grant vest in a series of three equal annual installments, with 1/3 of the shares subject to the award vesting on each anniversary of the date that the Independent Director was first elected or appointed to the Board (or, if earlier in any given year, the day immediately preceding the date of the Annual Meeting of Stockholders in such year). In addition, all unvested Annual Grants and New Director Grants shall immediately vest in connection with a change in control of the Company. The exercise price for stock options granted in connection with each Annual Grant and New Director Grant is the per-share closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant.
The Company also reimburses reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings.
The following table sets forth, for the fiscal year ended December 31, 2020, the total compensation paid to the non-employee directors serving on the Board during 2020.
Director Compensation for 2020
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)
Paolo Fundarò	80,000	116,020	132,254	328,274
Srinivas Akkaraju, M.D., Ph.D.	55,000	116,020	132,254	303,274
Luca Benatti, Ph.D.	65,000	116,020	132,254	313,274
Daniel Bradbury	65,000	116,020	132,254	313,274
Keith Gottesdiener, M.D.	55,000	116,020	132,254	303,274
Nancy Miller-Rich	57,500	116,020	132,254	305,774
Gino Santini	75,000	116,020	132,254	323,274
Glenn Sblendorio	70,000	116,020	132,254	318,274
Daniel Welch	67,500	116,020	132,254	315,774

(1)
Represents an annual cash retainer for service on the Board and our standing committees. See “Board of Directors and Governance—Committees of the Board”.

(2)
Amounts shown represent the aggregate grant date fair value, computed in accordance with ASC 718, in respect of stock option and restricted stock unit awards. These amounts do not reflect compensation actually received by the Independent Directors. Assumptions used in the calculation of these amounts are included in “Stock Compensation”, Note 13 to the Notes to Consolidated Financial Statements for the year ended December 31, 2020, included in our Annual Report.

Each Independent Director received an Annual Grant in 2020 comprised of 2,966 stock options and 1,595 restricted stock units.

As of December 31, 2020, the aggregate number of shares subject to stock options (including vested and unvested stock option awards), and unvested restricted stock units, held by each Independent Director serving on the Board during 2020 was as follows:
Name	Shares Subject to Stock Options	Restricted Stock Units
Paolo Fundarò	15,527	1,595
Srinivas Akkaraju, M.D., Ph.D.	14,526	1,595
Luca Benatti, Ph.D.	13,823	1,595
Daniel Bradbury	13,120	1,595
Keith Gottesdiener, M.D.	13,120	1,595
Nancy Miller-Rich	12,824	3,053
Gino Santini	15,022	1,595
Glenn Sblendorio	13,823	1,595
Daniel Welch	15,022	1,595
Stock Ownership Guidelines for Directors
The Company has adopted minimum stock ownership guidelines for the Board. See “Compensation Discussion and Analysis—Stock Ownership Guidelines” for more information.

Security Ownership of Certain Beneficial Owners and Management
The following table and accompanying footnotes show information as of April 6, 2021, regarding the beneficial ownership of the Company’s shares by:
•
each person who was known by the Company to own beneficially more than 5% of its shares;

•
each member of the Board and each of the Company’s named executive officers; and

•
all members of the Board and the Company’s executive officers as a group.

For purposes of the table below, we deem shares subject to options that are exercisable, or exercisable within sixty days of April 6, 2021, and restricted stock units vesting within sixty days of April 6, 2021, to be outstanding and to be beneficially owned by the person holding the options or restricted stock units, as applicable, for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, the persons or entities in this table have sole voting and investment power with respect to all of the shares beneficially owned by them. On April 6, 2021, there were 33,162,066 shares outstanding. Unless otherwise specified, the address of each director and executive officer is c/o Intercept Pharmaceuticals, Inc., 10 Hudson Yards, 37th Floor, New York, NY 10001.
	Shares Beneficially Owned(11)
Name and Address	Number of Shares	Percentage of Common Stock
5% Stockholders:
Genextra S.p.A.(1)	4,000,000	12.1%
FMR LLC(2)	3,726,914	11.2%
The Vanguard Group(3)	2,828,955	8.5%
State Street Corporation(4)	2,550,750	7.7%
BlackRock, Inc.(5)	2,498,408	7.5%
First Trust Portfolios L.P.(6)	1,975,601	6.0%
Directors and Executive Officers:
Paolo Fundarò(1)	4,036,555	12.2%
Jerome Durso	73,967	*
Srinivas Akkaraju, M.D., Ph.D.(7)	678,335	2.0%
Luca Benatti, Ph.D.	24,544	*
Daniel Bradbury(8)	29,714	*
Keith Gottesdiener, M.D.	23,073	*
Nancy Miller-Rich	20,362	*
Mark Pruzanski, M.D.(9)	856,763	2.6%
Dagmar Rosa-Bjorkeson	—	—
Gino Santini	23,901	*
Glenn Sblendorio	22,504	*
Daniel Welch	23,082	*
Sandip Kapadia(10)	85,458	*
Richard Kim(10)	48,563	*
Lisa Bright(10)	79,919	*
Ryan Sullivan(10)	24,708	*
Christian Weyer, M.D., M.A.S.	32,077	*
All current directors and executive officers as a group (20 persons)	5,944,358	17.9%

*
Less than 1%.

(1)
Based on a Schedule 13G of Genextra S.p.A. (“Genextra”), Francesco Micheli (an Executive Director and Chairman of the Board of Genextra), and Paolo Fundarò (the Chief Executive Officer of Genextra), filed on August 31, 2020; a Form 4 of Genextra, filed August 17, 2020; and a Form 4 of Paolo Fundarò, filed August 17, 2020.

The Schedule 13G indicated that the filers each had shared voting and dispositive power over, and aggregate beneficial ownership of, 4,000,000 shares owned by Genextra. Mr. Micheli and Mr. Fundarò disclaim beneficial ownership with respect thereto, except to the extent of their pecuniary interests therein, if any. Genextra’s address is Via Privata Giovannino De Grassi, 11, 20123 Milan, Italy.
Mr. Fundarò owns (a) 19,433 shares, (b) 1,595 restricted stock units vesting within sixty days of the record date, and (c) 15,527 stock options vested or vesting within sixty days of the record date.
(2)
Based solely on information contained in a Schedule 13G filed with the SEC on February 8, 2021 by FMR LLC (“FMR”). In the FMR Schedule 13G, FMR reported sole voting power over 182,322 shares and sole dispositive power over 3,726,914 shares. FMR’s address is 245 Summer Street, Boston, MA 02210.

(3)
Based solely on information contained in a Schedule 13G filed with the SEC on February 10, 2021 by The Vanguard Group (“Vanguard”). In the Vanguard Schedule 13G, Vanguard reported shared voting power over 60,038 shares, sole dispositive power over 2,747,882 shares and shared dispositive power over 81,073 shares. Vanguard’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(4)
Based solely on information contained in a Schedule 13G filed with the SEC on February 11, 2021 by State Street Corporation (“State Street”). In the State Street Schedule 13G, State Street reported shared voting power over 2,443,298 shares and shared dispositive power over 2,550,750 shares. State Street’s address is State Street Financial Center, One Lincoln Street, Boston, MA 02111.

(5)
Based solely on information contained in a Schedule 13G filed with the SEC on January 29, 2021 by BlackRock, Inc. (“BlackRock”). In the BlackRock Schedule 13G, BlackRock reported sole voting power over 2,402,201 shares and sole dispositive power over 2,498,408 shares. BlackRock’s address is 55 East 52nd Street, New York, NY 10055.

(6)
Based solely on information contained in a Schedule 13G filed with the SEC on January 13, 2021 by First Trust Advisors L.P. (“First Trust”). In the First Trust Schedule 13G, First Trust reported shared voting power over 1,956,302 shares and shared dispositive power over 1,975,601 shares. First Trust’s address is 120 East Liberty Drive, Suite 400, Wheaton, IL 60187.

(7)
Includes 640,688 shares held by Samsara BioCapital, L.P. Dr. Akkaraju is a managing member of Samsara BioCapital GP, LLC, the general partner of Samsara BioCapital, L.P. Dr. Akkaraju disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(8)
Includes 7,812 shares held by BioBrit, LLC. Mr. Bradbury and his spouse are the trustees and beneficiaries of a trust that is the sole member of BioBrit, LLC.

(9)
Includes 100,000 shares held in a grantor retained annuity trust.

(10)
As to shares outstanding as of April 6, 2021 (excluding options and unvested restricted stock units identified in footnote 11 below), based solely on Form 4 filings, for Mr. Kapadia, dated January 26, 2021; for Mr. Kim, dated January 5, 2021; for Ms. Bright, dated July 6, 2020; and for Mr. Sullivan, dated November 16, 2020.

(11)
Includes the following shares issuable upon the exercise of options that are exercisable or exercisable within sixty days of April 6, 2021 or the vesting of restricted stock units vesting within sixty days of April 6, 2021: for Mr. Fundarò, 17,122 shares; for Mr. Durso, 53,025 shares; for Dr. Akkaraju, 16,121 shares; for Dr. Benatti, 15,418 shares; for Mr. Bradbury, 14,715 shares; for Dr. Gottesdiener, 14,715 shares; for Ms. Miller-Rich, 15,877 shares; for Dr. Pruzanski, 264,669 shares; for Ms. Rosa-Bjorkeson, zero shares; for Mr. Santini, 16,617 shares; for Mr. Sblendorio, 15,418 shares; for Mr. Welch, 16,617 shares; for Mr. Kapadia, 44,494 shares; for Mr. Kim, 28,793 shares; for Ms. Bright, 57,907 shares; for Mr. Sullivan, zero shares; for Dr. Weyer, 23,430 shares; and for all directors and executive officers as a group, 554,424 shares.

Executive Officers
In addition to Jerome Durso, our President and Chief Executive Officer, whose biography is included above under “Election of Directors”, our executive officers as of April 27, 2021, and their ages and positions, are listed below.
Name	Age	Position
Bryan Ball	51	Chief Quality Officer
Gail Cawkwell, M.D., Ph.D.	59	SVP, Medical Affairs, Safety & Pharmacovigilance; Acting Chief Medical Officer
Lisa DeFrancesco	42	SVP, Corporate Affairs & Investor Relations
David Ford	53	Chief Human Resources Officer
Jared Freedberg	52	General Counsel
Linda Richardson	57	EVP, Chief Commercial Officer
Rocco Venezia	45	Chief Accounting Officer; Acting Chief Financial Officer and Treasurer
Christian Weyer, M.D., M.A.S.	52	EVP, Research & Development
Bryan Ball has served as our Chief Quality Officer since January 2021, where he is responsible for quality assurance and related systems, oversight, and reporting on a global basis. He brings 25 years of experience in building quality systems and leading technical teams in the pharmaceutical, biopharmaceutical, and medical device industries. From 2019 to 2020, Mr. Ball was Chief Quality Officer of Immunomedics, Inc., where he was responsible for all quality issues, including product development, clinical trials, manufacturing, testing, and distribution of the company’s clinical stage candidates and first commercial product. From 2015 to 2019, Mr. Ball was Senior Vice President for Quality, Environmental Health, and Safety at Mallinckrodt Pharmaceuticals. From 2012 to 2015, Mr. Ball was Vice President for Global Quality at Ikaria, Inc., which is now a part of Mallinckrodt Pharmaceuticals. From 2008 to 2012, he was Vice President for Quality Operations at Boehringer Ingelheim. Mr. Ball is a trained microbiologist, with an M.B.A. from Westminster College, an M.Sc. in cell biology from the University of North Carolina at Charlotte, and a B.Sc. in biology from Central Michigan University.
Gail Cawkwell, M.D., Ph.D. has served as our Senior Vice President, Medical Affairs, Safety & Pharmacovigilance since September 2018, having previously served as Senior Vice President, Medical Affairs since February 2018. She has also served as our acting Chief Medical Officer since March 2021. Prior to joining the Company, Dr. Cawkwell worked for Purdue Pharma L.P., where she served as Special Advisor to the Board of Directors from September 2017 to February 2018, Chief Medical Officer from January 2015 to September 2017, and Vice President, Medical Affairs from November 2014 to January 2015. From 2000 to November 2014, Dr. Cawkwell served in a number of roles of increasing responsibility at Pfizer Inc., including most recently as Vice President Medicine Team Lead for Pfizer’s tofacitinib franchise. Dr. Cawkwell also served as a Clinical Instructor of Pediatrics at Columbia Presbyterian Health Center from 2002 to 2015 and previously held several other clinical and academic posts. Dr. Cawkwell received her Ph.D. from the University of Cincinnati, her M.D. from McGill University in Montreal, Canada, and her bachelor’s degree from Duke University.
Lisa DeFrancesco has served as our Senior Vice President, Corporate Affairs & Investor Relations, since February 2021, having previously served as Vice President, Investor Relations, since 2019. Ms. DeFrancesco has over 20 years of experience in investor relations, finance, and communications roles, predominantly in pharmaceuticals and healthcare. From 2017 to 2019, Ms. DeFrancesco worked at Melinta Therapeutics, where she served as Senior Vice President, Corporate Affairs, and was a member of the company’s Executive Leadership Team. From 2009 to 2017, she held roles of increasing responsibility at Allergan plc (formerly known as Watson Pharmaceuticals and then Actavis) as a manager, director, and ultimately Vice President of Investor Relations, and a member of the Operations Leadership Team. Before that, she held other roles in investor relations. Ms. DeFrancesco holds a bachelor’s degree in business administration from Seton Hall University.
David Ford has served as our Chief Human Resources Officer since May 2017. He brings over 25 years of experience in a variety of human resources roles across the United States, Europe, Latin America and

New Zealand. Prior to joining the Company, Mr. Ford spent nearly 15 years at Sanofi, where he most recently served as Vice President Human Resources for the Sanofi Genzyme global business unit from January 2016 to May 2017. Prior to that role, from November 2011 through December 2015, Mr. Ford served as Vice President Human Resources for the Sanofi North American businesses. Mr. Ford joined the pharmaceutical industry in 2002 as the HR Director—United Kingdom and Republic of Ireland for Sanofi-Synthelabo. Mr. Ford holds a master’s degree in business administration from INSEAD, Fontainebleau (France).
Jared Freedberg has served as our General Counsel since February 2021. Mr. Freedberg brings to the Company cross-disciplinary experience as both a senior lawyer and a senior business development executive in the pharmaceutical industry. From 2018 to 2020, he was General Counsel and Corporate Secretary of Immunomedics, Inc. From 2016 to 2018, he was General Counsel, Specialty Generics Operating Division, and Vice President, Legal, Business Development and Licensing, at Mallinckrodt Pharmaceuticals. From 2001 to 2016, he held positions of increasing responsibility at Covance Inc., including Vice President and Associate General Counsel, and, from 2014 to 2016, Vice President for Business Development and Strategy, in which capacity he was a member of Covance’s Global Executive Leadership Team. Earlier in his career, Mr. Freedberg was in private practice. He holds a J.D. from Duke University School of Law, and a bachelor’s degree from the University of Pennsylvania.
Linda Richardson has served as Chief Commercial Officer and Executive Vice President since February 2021. Ms. Richardson has more than 30 years of commercial strategy, sales, and marketing experience. From 2018 to 2021, she served as our Senior Vice President and Head of our Cholestasis Program. From 2013 to 2018, she worked at Chimerix, Inc., where she ultimately held the role of Chief Strategy and Commercial Officer, overseeing marketing, market access and reimbursement, market research and analytics, forecasting, supply chain and distribution strategies, commercial operations, product communications, and sales. From 2008 to 2013, Ms. Richardson held commercial leadership roles of increasing responsibility at Sanofi, where she was a Vice President and led the company’s global GLP-1 diabetes franchise. Prior to joining Sanofi, Ms. Richardson held roles of increasing responsibility at both Reliant Pharmaceuticals and GlaxoSmithKline, including Vice President of Marketing. Ms. Richardson has been recognized by PM360 as an “ELITE 100” award winner in the pharmaceutical industry, by the Healthcare Businesswomen’s Association as a “Rising Star,” and by PharmaVOICE as one of its “Top 100 Most Inspiring People in Life Sciences.” Ms. Richardson holds a bachelor’s degree in English from the University of Pennsylvania.
Rocco Venezia has served as our Chief Accounting Officer and acting Chief Financial Officer and Treasurer since March 2021, and brings more than 20 years of relevant finance and accounting experience to his work. Previously, he served as our Corporate Controller since 2016, where he led the expansion of the Company’s finance and accounting department during its transition from development-stage to a fully integrated commercial organization. Before he joined the Company, Mr. Venezia was the Assistant Corporate Controller at Ikaria, Inc., now part of Mallinckrodt Pharmaceuticals, from 2013 to 2016, where he led the accounting and finance team through operational and system transformations. From 2000 to 2013, Mr. Venezia held roles of increasing responsibility at KPMG LLP and Arthur Andersen, where he led multinational audits, transactions and due diligence engagements across several industries. Mr. Venezia also spent three years at KPMG LLP’s Department of Professional Practice where he supported engagement teams on complex technical accounting, compliance matters and audit methodology. Mr. Venezia holds a bachelor’s degree in accounting from Kean University and is a certified public accountant in New Jersey and New York.
Christian Weyer, M.D., M.A.S. has served as our Executive Vice President, Research & Development, since November 2017. Dr. Weyer’s career in metabolic drug development spans more than 20 years, involving clinical studies and regulatory submissions at all stages of product development and across the continuum of diabetes, obesity and NAFLD/NASH. Prior to joining the Company, Dr. Weyer was President and Chief Development Officer at ProSciento, Inc., a leading clinical R&D service provider focused on diabetes, NAFLD/NASH and obesity, from December 2015 to November 2017. Dr. Weyer has served as a senior executive in several companies, including as President, Chief Executive Officer and a director of Fate Therapeutics, Inc. from October 2012 to November 2015, where he steered the company’s transition into a publicly traded cellular therapeutics company, and as Senior Vice President of R&D at

Amylin Pharmaceuticals, Inc., where he contributed to the development and approval of several first-in-class medicines for diabetes and lipodystrophy. Before joining Amylin, Dr. Weyer worked at the National Institutes of Health, NIDDK, conducting clinical research on the pathogenesis of obesity and type 2 diabetes. Dr. Weyer received his M.D. and clinical training at the Department of Metabolic Disorders, World Health Organization Collaborating Center for Diabetes Treatment and Prevention, at the University of Düsseldorf, Germany and holds a postdoctoral master’s degree in advanced clinical research from the University of California, San Diego.

Executive Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis describes our executive compensation philosophy and how we implemented it through our 2020 compensation program for the following seven people (our “named executive officers”):
(i)
our principal executive officer during 2020 (Dr. Pruzanski),

(ii)
our principal financial officer during 2020 (Mr. Kapadia),

(iii)
our three other most highly compensated executive officers serving at the end of 2020 (Mr. Durso, Mr. Kim, and Dr. Weyer), and

(iv)
two additional former executive officers who would have been among our three other most highly compensated executive officers, but for having left the Company prior to the end of 2020 (Ms. Bright and Mr. Sullivan), each of whom is required to be included under applicable SEC rules.

Name	Title
Mark Pruzanski, M.D.	President and Chief Executive Officer
Jerome Durso	Chief Operating Officer
Sandip Kapadia	Chief Financial Officer and Treasurer
Richard Kim	President, U.S. Commercial & Strategic Marketing
Lisa Bright	President, International
Ryan Sullivan	General Counsel and Secretary
Christian Weyer, M.D., M.A.S	EVP, Research & Development
Executive Summary
From 2019 to 2020, we increased Ocaliva net sales, reduced expenses, and improved overall financial results. We moved forward with our development program of OCA for the treatment of liver fibrosis due to NASH. We continued to study bezafibrate in combination with OCA for PBC, and advanced the development of our INT-787 compound for future product opportunities. We defended and extended our patent portfolio. We transitioned to new leadership, and have continued in 2021 to develop our leadership team and our diversity, equity, and inclusion (“DEI”) initiatives. Key financial and operational highlights are further described below.

2020 Company Performance and Alignment of Interests

✓
Steady Growth in Ocaliva Net Sales.   Our Ocaliva net sales have risen from $18.2 million in 2016 to $312.7 million in 2020. They rose 25% in 2020 as compared to the prior year, and have grown at a 34% rate since 2017.

✓
Management Alignment Behind Value Creation.   In 2020, we again granted, as part of our annual equity award program for our executive officers, performance stock unit (“PSU”) awards that vest, if at all, based on total shareholder return (“TSR”), as measured by our common stock relative to the companies comprising the S&P Biotechnology Select Industry Index (our “TSR Peer Group”) over a three-year period, subject to a vesting cap equal to 100% of target in the event that our relative TSR exceeds target but our absolute TSR is negative. Despite the growth of our underlying PBC business, our stock performance over the three-year period that ended in 2020 has meant that certain TSR PSUs previously awarded to our executive officers did not vest.* Going forward, our executive officers continue to remain aligned to create shareholder value, both based on the performance of the underlying business, and based on share price performance.

* Except for Dr. Pruzanski, whose TSR PSUs vest pursuant to the terms of his Retirement and Consulting Agreement. See “Executive Compensation—Retirement and Consulting Agreement”.

Key Business Achievements
✓
PBC Business Reported Strongest Year to Date, Achieving Significant Worldwide Ocaliva Net Sales, Despite Ongoing COVID Impact.   In 2020, Ocaliva net sales increased to $312.7 million, up 25% from 2019, increasing significantly both domestically and abroad.

✓
Reduced Operating Expenses and Improved Financial Results.   In 2020, total operating expenses fell 3.6%, which combined with the increase in Ocaliva net sales led to a 26% decline in operating loss, from negative $312.4 million to negative $231.2 million. As of December 31, 2020, we retained $477.2 million of cash, cash equivalents, restricted cash, and investment debt securities available for sale.

✓
Leveraged Commercial Strengths.   We leveraged our commercial strengths, and focused from a sales perspective on specialty product distribution, payor coverage, community education, deep relationships in the liver community, expanded use of virtual communications channels, and other ways to succeed both during and coming out of the COVID-19 pandemic. We also introduced new long-term 5-year data which we believe has resonated well among specialists.

✓
Continued Work on NASH Development Program.   We have been in discussions with the FDA with respect to the potential resubmission of our New Drug Application seeking accelerated approval of OCA for the treatment of liver fibrosis due to NASH and are advancing accordingly. In addition, we have continued to conduct a Phase 3 clinical trial in NASH patients with compensated cirrhosis, known as the REVERSE trial.

✓
Advanced Study of Bezafibrate in Combination with OCA.   We have continued to evaluate the efficacy, safety and tolerability of bezafibrate in combination with OCA in patients with PBC in a Phase 2 study outside the United States, with the longer-term goal of developing and seeking regulatory approval for a fixed dose combination regimen in this indication and potentially other liver diseases, and we filed an investigational new drug application with the FDA in January 2021 to prepare to expand such development into the United States.

✓	Further Developed INT-787. We have been evaluating our INT-787 compound, which is an FXR agonist, in preclinical studies in preparation for initiating a first-in-human clinical trial.
✓
Extended the Term of a Key Patent in Our Intellectual Property Portfolio; Commenced Enforcement Action Against ANDA Filers.   In 2020, the U.S. Patent and Trademark Office granted us a five-year patent term extension on our composition of matter patent for OCA in the United States. We also initiated patent infringement lawsuits against five generic drug companies who filed Abbreviated New Drug Applications (“ANDAs”) seeking approval for generic versions of Ocaliva.

✓
Developed Leadership Team and DEI Initiatives.   Our leadership team, led by President and Chief Executive Officer Jerome Durso (who succeeded to that position on January 1, 2021), has significant experience both at the Company and at other life science companies. Recent key internal promotions include Linda Richardson to Executive Vice President and Chief Commercial Officer, Lisa DeFrancesco to Senior Vice President for Investor Relations and Corporate Affairs, Mary Grendell to Corporate Secretary, and Rocco Venezia to Chief Accounting Officer. Key external hires include Bryan Ball as Chief Quality Officer, and Jared Freedberg as General Counsel. We have added experience and diversity of background to our board with Dagmar Rosa-Bjorkeson as a new independent director with significant operating experience in the pharmaceutical industry.

CEO Compensation Highlights
Our CEO

Jerome Durso, our Chief Executive Officer since January 1, 2021, has over 25 years of life sciences experience, including in operational, managerial, marketing, and sales positions. He has been with Intercept since 2017, and was previously our Chief Operating Officer. Mr. Durso’s compensation is designed to be highly aligned with creation of stockholder value.
Mr. Durso succeeds as our Chief Executive Officer our founder Dr. Pruzanski, who retired effective December 31, 2020. Dr. Pruzanski remains a consultant for the Company. The terms of his Retirement and Consulting Agreement are discussed below under “Executive Compensation—Retirement and Consulting Agreement.

✓
Market-Based Compensation.   For 2021, we determined total Chief Executive Officer compensation (including annual equity awards) with reference to the 50th percentile of the competitive market based on our compensation peer group.

✓
Significant Performance Elements.   For 2021, we incorporated significant performance elements into our Chief Executive Officer’s annual and long-term incentive compensation arrangements, including TSR PSUs. These variable compensation elements are dependent on our achievement of corporate performance goals and on stock price performance. With effect from the date of his promotion to the role of President and Chief Executive Officer, Mr. Durso’s entire cash incentive bonus, targeted at 70% of his base salary, is based on the achievement of corporate goals.

✓
Equity Awards Geared Towards Performance.   100% of Mr. Durso’s long-term incentive compensation for 2021 is in the form of equity awards granted under our annual equity award program. Approximately 60% of the total grant date fair value of our Chief Executive Officer’s 2021 annual equity grant was in the form of TSR PSUs, which vest based on stock performance both in absolute terms and relative to our TSR Peer Group. Another 20% was in the form of stock options, which can be exercised for value only if the stock price exceeds the strike price. The remaining 20% was granted in the form of RSUs.

✓ Executive Leadership. Our Chief Executive Officer leads a highly experienced executive team with years of relevant industry experience.
Stockholder Outreach

Overview.   We are committed to establishing and maintaining an open and transparent dialogue with our stockholders with respect to executive compensation and important governance matters. Each year, we engage with our stockholders to request feedback regarding our executive compensation program and other governance matters of importance to our stockholders. Stockholder feedback is then reported to our Compensation Committee and Nominating and Governance Committee and to the full Board for consideration.

Stockholder Advisory Vote on Executive Compensation.   Each year, our stockholders are provided the opportunity to cast an advisory vote on the compensation of our named executive officers (a “say-on-pay” vote), and our Compensation Committee considers the outcome of the prior year’s say-on-pay vote when making decisions relating to the compensation of our named executive officers and our executive compensation program. Our 2020 advisory say-on-pay proposal was approved by approximately 94.5% of the votes cast on the proposal. We continue to work to understand our stockholders’ perspectives concerning our executive compensation program, and remain committed to our stockholder engagement activities. In 2020, we reached out to stockholders representing over 70% of our outstanding shares, including each of our largest stockholders. Participants at our meetings with such stockholders included members of our executive management team, and the Chairperson of our Compensation Committee and Lead Independent Director. In 2021, we also are holding an advisory “say-on-frequency” vote, Proposal 4 discussed above. We recommend continuing to hold the “say-on-pay” vote annually, so that we can continue to be informed of and responsive to stockholder views about our executive compensation program, but will take into account any alternative feedback that we receive from our stockholders.

Stockholder Feedback.   We believe that our outreach was well received, and many of the stockholders that we contacted in 2020 informed us that they were generally pleased with our approach to executive compensation and did not feel the need to meet to discuss such matters in detail. Generally, the stockholders that we did meet with have a long-term outlook and understand that we regularly review and refine our compensation programs as we pursue both research and development of our product candidates as well as commercial goals with respect to our approved product Ocaliva, against the backdrop of a competitive and dynamic industry. In these interactions, among other matters, we discussed our performance-based compensation philosophy, including our practice of granting TSR PSUs to our executive officers. We consistently heard from these stockholders that they appreciated our efforts to engage with them on our compensation philosophy and practices, and they encouraged us to continue our outreach on a regular basis.

Commitment to Future Outreach.   We believe that stockholder engagement is important, and our Compensation Committee will continue to consider stockholder feedback, future say-on-pay votes, and relevant market developments in order to determine whether any subsequent changes to our executive compensation program are warranted. We expect to continue our outreach efforts with respect to executive compensation and important governance matters in future years in order to ensure that we collect stockholder feedback for the consideration of our Compensation Committee, Nominating and Governance Committee, and full Board.

Compensation and Governance Best Practices
What We Do
✓
Independent Chairman and Majority Independent Board.   Paolo Fundarò serves as our Board’s Chairman, and all of the members of our Board other than our current Chief Executive Officer (Mr. Durso), and our founder and retired Chief Executive Officer (Dr. Pruzanski) are independent directors.

✓
Additional Independent Board Leadership and Diversity.   Gino Santini serves as our Board’s Lead Independent Director, which we believe enhances our Board governance structure and contributes to the overall effectiveness of our Board. In addition, in April 2018 and April 2021, we appointed Nancy Miller-Rich and Dagmar Rosa-Bjorkeson, respectively, as independent directors to our Board, which increased the gender diversity of our Board. We continue to strive to achieve an appropriate balance of diverse backgrounds on the Board and its committees, including in regard to background, perspective, experience, age, gender, and ethnicities, and in February 2021 we revised our Corporate Governance Guidelines to further enhance our commitment to diversity.

✓	Independent Compensation Committee. Our Compensation Committee, which is composed entirely of independent directors, provides independent oversight of our compensation programs.
✓	Independent Compensation Consultant. Our Compensation Committee uses an independent executive compensation consulting firm that reports directly to the committee.
✓
Annual Compensation Review and Analysis.   Our Compensation Committee conducts an annual assessment of executive compensation to ensure that we provide competitive compensation packages to attract, retain, reward, and incentivize our executive management team to achieve success for us and our stockholders.

✓	Multiple Performance Elements. In accordance with our performance-based compensation philosophy, our executive compensation program incorporates multiple performance elements, including target-based cash incentive bonuses payable upon the achievement of corporate goals and individual performance, and long-term equity incentive compensation, a substantial portion of which consists of stock options and TSR PSUs.

✓
Significant Portion of Compensation Is at Risk.   Under our executive compensation program, a significant portion of compensation is “at risk” based on our performance, including annual cash incentive bonuses, and long-term incentive compensation in the form of equity awards, to align the interests of our executive officers and stockholders.

✓
Market Benchmarking and Use of Reference Peer Group.   Our Compensation Committee, with the assistance of its independent compensation consultant, annually analyzes similar life science companies to identify a relevant group of peer companies for purposes of ensuring the reasonableness and competitiveness of our executive compensation program.

✓
Stock Ownership Requirements.   We have adopted minimum stock ownership guidelines for our Board, Chief Executive Officer, and other executive officers, including our named executive officers, which require, within specified periods of time, our non-employee directors to hold Company equity with a value equal to at least 3x their annual cash retainer, and our Chief Executive Officer and other executive officers to hold Company equity with a value equal to at least 3x and 1x, respectively, their annual base salary.

✓
Clawback Policy.   We have adopted a clawback policy that permits the Company to recover from any current or former executive officer, including any named executive officer, whose fraud or intentional misconduct contributes to the circumstances requiring the Company to prepare an accounting restatement due to material non-compliance of the Company with any financial reporting requirement under U.S. federal securities laws, up to 100% of any incentive-based compensation received by such officer from the Company during the one-year period preceding the date on which the Company is required to prepare such accounting restatement.

✓
Corporate Governance Guidelines.   In 2019, we adopted corporate governance guidelines reflecting our Board’s commitment to building long-term stockholder value with an emphasis on corporate governance. The Nominating and Governance Committee periodically reviews the adequacy and effectiveness of our corporate governance guidelines and recommends any proposed changes to the Board for approval. In February 2021, we amended those guidelines to emphasize our commitment to diversity, equity, and inclusion (“DEI”).

What We Don’t Do
✘	No excise tax gross-ups. We have not provided, or committed to provide, excise tax gross-ups to any of our named executive officers.
✘
No change in control “windfalls”.   The change in control protections for our named executive officers are limited to “double-trigger” arrangements, which require both a change in control and a qualifying termination of employment, or in the case of TSR PSUs, vesting, if at all, based on our TSR performance relative to that of our TSR Peer Group through the month preceding the month in which the change in control occurs.

✘
Limited perquisites.   Our named executive officers generally receive the same benefits as are available to all of our salaried employees, with limited recurring exceptions primarily consisting of fully-paid health insurance premiums.

✘	No automatic or guaranteed annual salary increases. We do not provide for any formulaic or guaranteed base salary increases for our named executive officers.
✘
No guaranteed bonuses or annual equity grants.   We do not provide guaranteed bonuses or annual equity grants to our named executive officers. In addition, our Compensation Committee determined to maintain the 2020 annual cash incentive bonus target percentages for our named executive officer positions at their 2019 levels.

✘
No hedging or pledging of Company stock.   Our named executive officers and other employees are restricted from engaging in speculative trading activities, including hedging or pledging their company securities as collateral.

Executive Compensation Philosophy
We have adopted a performance-based compensation philosophy that is intended to attract, retain, reward, and incentivize our executive officers to achieve our near-term corporate goals, as well as our long-term strategic objectives. In particular, our philosophy is designed to achieve the following objectives:
•
reward the achievement of measurable corporate objectives, and align executive officers’ incentives with increasing stockholder value;

•
attract, retain, and motivate highly talented individuals with the skills and demonstrated abilities necessary to deliver superior execution of our short- and long-term strategic plans, and drive our continued success;

•
provide executive compensation that is competitive with that paid by our peers in the competitive and dynamic biopharmaceutical industry;

•
appropriately balance cash compensation designed to encourage the achievement of critical annual goals, with equity incentives designed to inspire the achievement of long-term objectives and align the interests of our executive officers more closely with those of our stockholders; and

•
align the compensation principles for our executive officers with those for all employees, to help create a company-wide performance culture.

Our Executive Compensation Process
The Role of the Compensation Committee
Our Compensation Committee is responsible for the evaluation and oversight of our executive compensation program, policies, and practices. Accordingly, our Compensation Committee reviews and approves all compensation provided to our named executive officers, including adjustments to base salaries, annual target-based cash incentive bonuses, equity incentive awards, severance arrangements, and benefit programs. Our Compensation Committee consists of three members of our Board, each of whom has extensive experience in our industry and is an independent director under applicable Nasdaq and SEC rules. Our Compensation Committee uses its judgment and experience to develop and approve our executive compensation program, including our Chief Executive Officer’s compensation package. In doing so, our Compensation Committee periodically meets with an independent compensation consultant in executive session without our Chief Executive Officer or any other member of management present. Our Compensation Committee also periodically evaluates the need for revisions to our executive compensation program to ensure our program is competitive with the companies with which we compete for executive talent.
Management’s Involvement in the Executive Compensation Process
A small number of executive officers, including our Chief Executive Officer, participate in general sessions of our Compensation Committee. Management does not participate in executive sessions of our Compensation Committee. At the request of our Compensation Committee, our Chief Executive Officer provides input and recommendations to the committee on salary adjustments, annual target-based cash incentive bonus amounts, and appropriate equity incentive compensation levels in relation to our executive officers other than himself. In formulating these recommendations, our Chief Executive Officer may consider data obtained from third-party sources, including data provided by compensation consultants other than the independent compensation consultant retained by our Compensation Committee.
Use of Independent Compensation Consultant by the Compensation Committee
In designing our executive compensation program, our Compensation Committee considers as a reference point publicly available compensation data for other companies in the biopharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. In 2020, as in prior years, our Compensation Committee again retained the services of the Rewards Solution practice at Aon plc, specifically members of Radford, an independent compensation consultant, to provide it with additional comparative data on executive compensation practices in our industry and to advise it on our executive compensation program generally. For 2020, Radford provided advice and data to our Compensation Committee on executive and director compensation matters, including the selection of our compensation peer group, comparative market pay levels, equity dilution, annual share utilization practices, incentive plan design, and emerging market trends. Although our Compensation Committee considers the advice and recommendations of its compensation consultant about our executive compensation program, the committee ultimately makes its own decisions about these matters. Our Compensation Committee determined that the work of Radford did not raise any conflicts of interest in 2020. In making this assessment, our Compensation Committee considered the independence factors enumerated in the applicable Nasdaq rules.
Peer Group
Our Compensation Committee references a peer group of publicly traded companies in the biopharmaceutical industry for purposes of gathering data to compare with our existing executive compensation levels and practices and as context for future compensation decisions. Our Compensation Committee, with the assistance of its independent compensation consultant, periodically reviews and, if appropriate, updates the compensation peer group, as appropriate, to include companies that the Compensation Committee believes are competitors for executive talent and are similar to us based on a number of criteria, including sector, market capitalization, revenue, stage of development, and head count. Our Compensation Committee may consider peer group and other industry compensation data and the recommendations of its independent compensation consultant when making decisions related to executive compensation. Our Compensation Committee also considers data with respect to peer companies identified by proxy advisory firms in the prior year’s proxy cycle. Our Compensation Committee, with input from its independent compensation consultant, reviewed the composition of our 2019 compensation peer group and determined the appropriate modifications required for 2020 including based on size and stage of development. The companies included in our compensation peer group for 2020 were as follows:
ACADIA Pharmaceuticals Inc.	Insmed, Inc.	Radius Health, Inc.
Alkermes plc	Ionis Pharmaceuticals, Inc.	Seagen, Inc.
Alnylam Pharmaceuticals, Inc.	Neurocrine Biosciences, Inc.	Supernus Pharmaceuticals, Inc.
bluebird bio, Inc.	Omeros Corporation	The Medicines Company (acquired)
Exelixis, Inc.	Pacira Pharmaceuticals, Inc.	Ultragenyx Pharmaceutical Inc.
FibroGen, Inc.	Portola Pharmaceuticals, Inc. (acquired)	United Therapeutics Corporation
Halozyme Therapeutics, Inc.	PTC Therapeutics, Inc.
Likewise, at the end of 2020, our Compensation Committee, with input from its independent compensation consultant, determined appropriate modifications for our peer group for 2021, based on updated information concerning the market capitalization of the Company and potential peer companies; taking into consideration the Company’s and its peers’ stages of development, revenues, and head count; and removing companies as appropriate, for example on account of their being acquired.
Market Benchmarking
In early 2020, based on the input and analysis provided by Radford and the recommendation of our Chief Executive Officer (except with respect to his own compensation), our Compensation Committee determined that 2020 target total direct compensation for our Chief Executive Officer and other named executive officers employed by the Company would be determined with reference to the 50th percentile of compensation for executives holding similar positions at the companies in our compensation peer group. In determining each named executive officer’s equity incentive award, our Compensation Committee examined peer group compensation data provided by Radford and other related compensation data.
Annual Compensation Review Process
On an annual basis, our Compensation Committee meets to review the performance of our Chief Executive Officer and our other named executive officers. At these meetings, our Compensation Committee typically invites our Chief Executive Officer to participate in the discussion (excluding discussions pertaining to his own compensation) in order to seek our Chief Executive Officer’s input and recommendations with respect to each named executive officer (other than himself) as to:

•
the achievement of stated corporate performance objectives;

•
the level of contributions made to the general management and guidance of the Company; and

•
the amount of any salary increases, cash incentive bonus payouts, and new equity awards.

Our Compensation Committee takes into consideration these recommendations and other relevant performance and competitive market factors when it makes its determination on executive compensation matters. Our Compensation Committee also meets to monitor, review, and decide compensation matters periodically throughout the year.
Compensation Risk Assessment
We periodically evaluate our compensation programs to understand which elements, if any, may pose risk to the Company and from time to time adopt additional compensation policies and practices designed to discourage excessive or unnecessary risk-taking on the part of program participants. The Company, with the assistance of an independent compensation consultant, Radford, has reviewed Company compensation policies and practices, both for executive and non-executive employees, and determined that those policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. In conducting this review, we considered various features of our compensation policies and practices that discourage excessive or unnecessary risk-taking, including, but not limited to, the following:
•
oversight of our compensation policies and practices by our Compensation Committee, including with respect to performance goal setting and the evaluation of achievement thereunder;

•
an effective balance between fixed and variable compensation, and short-term and long-term incentive opportunities;

•
diversity in long-term incentive vehicles;

•
the adoption of performance measures that support the achievement of key goals and the Company’s business strategy;

•
the inclusion of risk-mitigating features (such as the clawback policy) in the Company’s compensation programs; and

•
reasonable severance and change in control arrangements.

Components of Our Executive Compensation Program
The primary elements of our executive compensation program are:
•
base salary;

•
annual target-based cash incentive bonuses;

•
equity incentive awards;

•
broad-based health and welfare benefits; and

•
balanced severance arrangements.

Our Compensation Committee believes that a significant amount of executive compensation should be in the form of “at risk” incentives and that the pay mix should be strongly weighted toward equity incentive awards in order to provide alignment with long-term stockholder value. However, we do not have a formal or informal policy for a pre-set allocation between long-term and short-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation. Instead, our Compensation Committee, after reviewing information provided by its independent compensation consultant and other relevant data, determines what it believes to be the appropriate level and mix of the various compensation components. We generally strive to provide our executive officers with a balance of short-term and long-term incentives to encourage consistently strong performance. Ultimately, the objective in allocating between long-term and currently paid compensation is to ensure adequate base compensation to attract and retain personnel, while providing incentives to maximize long-term value for the Company and its stockholders. Therefore, we provide base salaries that meet competitive salary norms and recognize individual performance on an annual basis. We provide an opportunity to earn annual target-based cash incentive bonuses to incentivize and reward superior short-term performance. To further focus our executive officers on longer-term performance and the creation of stockholder value, we rely upon equity-based awards that vest over a meaningful period of time and the values of which are dependent on stock price performance.
Base Salary
We use base salaries to recognize the experience, skills, knowledge, and responsibilities of our employees, including our executive officers and named executive officers. Base salaries for newly-hired executive officers typically are established through an arm’s-length negotiation at the time that the individual is hired, taking into account factors such as the position for which the individual is being considered, the individual’s qualifications, prior experience, prior base salary (to the extent available), and competitive market demand. None of our named executive officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. On an annual basis, our Compensation Committee reviews and evaluates, with input from our Chief Executive Officer (other than with respect to his own base salary), the need for adjustment of the base salaries of our executive officers, based on changes and expected changes in the scope of their responsibilities. Our Compensation Committee also considers promotions, the contributions made by and performance of the executive officer during the prior fiscal year, the individual’s performance over a period of years, overall economic and labor market conditions, the relative ease or difficulty of replacing the individual with a well-qualified person, our overall growth and development as a company, general salary trends in our industry and among our compensation peer group, and where the individual’s salary falls in the salary range presented by that data. Compensation trends and cost of living increases in the New York City metropolitan area, where our headquarters is located, may also factor into such evaluation. For more information regarding our compensation peer group, see “—Our Executive Compensation Process—Peer Group” above. In addition, our Compensation Committee may draw upon the experience of members of our Board with other companies in making decisions regarding salary increases.
For 2020, our Compensation Committee determined annual base salaries for each of our named executive officers based on their overall individual performance in 2019 and their increased level of experience, and to ensure that their salaries remained competitive with those of similarly situated executives in our compensation peer group. For 2020 and 2019, the annual base salaries for each of our named executive officers were as follows:
Named Executive Officer	2020 Salary(1)	2019 Salary	Change from 2019
Mark Pruzanski, M.D.	$759,992	$734,292	3.50%
Jerome Durso	$601,913	$573,250	5.00%
Sandip Kapadia	$478,023	$464,100	3.00%
Richard Kim	$457,294	$442,900	3.25%
Lisa Bright(2)	$481,910	$465,613	3.50%
Ryan Sullivan	$461,113	$445,520	3.50%
Christian Weyer, M.D., M.A.S.	$488,011	$472,650	3.25%

(1)
The change to the annual base salary of each named executive officer, as applicable, was effective as of February 1, 2020. Amounts displayed in this table are the annual base salaries determined by our Compensation Committee. For actual salary earned during the year, including during January at the previously applicable salary, please refer to the “Summary Compensation Table” below. Please refer to “—Compensation Decisions Relating to Fiscal Year 2021” below for a listing of the annual base salaries of each of our named executive officers for 2021, based on the same methodology as used by this table.

(2)
The annual base salaries are reported in dollars. The salary for Ms. Bright was paid in British Pounds. All amounts paid to Ms. Bright that were denominated in British Pounds have been converted for reporting purposes in this proxy statement to dollars based on an exchange rate of 1.3711 dollars to the pound as of December 31, 2020, based on the exchange rates in the Company’s accounting system based on an external data source.

Annual Target-Based Cash Incentive Bonuses
As part of our performance-based compensation philosophy, our annual target-based cash incentive bonus program is designed to reward our named executive officers for the achievement of specified, measurable annual corporate goals and (with respect to our named executive officers other than our Chief Executive Officer) individual goals and contributions. At the beginning of each year, the cash incentive bonus opportunity for each named executive officer is established as a target percentage of such officer’s base salary. The actual annual cash incentive bonus amounts payable to our named executive officers are determined after year end based on our Compensation Committee’s evaluation of performance against the corporate goals and, in the case of our named executive officers other than our Chief Executive Officer, individual performance. Individual performance of the named executive officers (other than our Chief Executive Officer) is assessed by our Compensation Committee after considering the performance of each officer based on specific goals, individual contributions, and the recommendations of the Chief Executive Officer. Generally, our Compensation Committee determines that a cash incentive bonus opportunity for the Chief Executive Officer for the prior year will be based entirely on the achievement of corporate goals. Due to the retirement of Dr. Pruzanski in December 2020, neither the outgoing Chief Executive Officer Dr. Pruzanski nor the incoming Chief Executive Officer Mr. Durso received a cash incentive bonus on this basis. Rather, Mr. Durso received a cash bonus corresponding to his work as our Chief Operating Officer in 2020. Dr. Pruzanski received a cash bonus pursuant to the terms of his Retirement and Consulting Agreement. See “Executive Compensation—Retirement and Consulting Agreement”.
Our Compensation Committee believes that a cash incentive bonus program based on the evaluation of multiple corporate goals and individual performance (with respect to our named executive officers other than our Chief Executive Officer) is best-suited for a biopharmaceutical company at our stage of development due to the uncertainties inherent in the development, regulatory approval, and commercialization of new drug treatments. Our Compensation Committee also considers the practices of our compensation peer group and overall industry practices as part of its review of our cash incentive bonus program. In order to better align cash incentive bonus payouts with performance, our Compensation Committee may take additional significant corporate achievements into account for the current year’s cash incentive bonus calculation that were not contemplated at the time that the current year corporate goals were determined. Our Compensation Committee also has the authority to shift corporate goals to subsequent fiscal years and to eliminate them for the current year’s cash incentive bonus calculation if it determines that underachievement of a goal was primarily caused by circumstances that were beyond the named executive officer’s control or if it determines that the business priorities for the year had shifted. Each of our Compensation Committee and Board has authority, in its sole discretion, to review and approve management’s evaluation of how we performed against our corporate goals and the recommended cash incentive bonus payout levels. This authority includes the ability to rate the accomplishment of particular goals at below, equal to, or greater than 100% of target, based on the Company’s performance. Our Compensation Committee’s assessment of the individual performance of our named executive officers (other than our Chief Executive Officer) may result in such officers receiving cash incentive bonuses that are higher or lower than the amounts that they would otherwise receive if such bonuses were based on the achievement of corporate goals alone.
The target annual cash incentive bonus for each named executive officer is set by our Compensation Committee as a percentage of such officer’s base salary. The target percentages approved by our Compensation Committee are typically based on an evaluation of compensation peer group data, as well as consideration of the level of qualification and experience of each named executive officer as well as internal pay comparisons. Based on this evaluation, our Compensation Committee determined to maintain the 2020 annual cash incentive bonus targets at the same levels as prior years for our named executive officers.
Our annual corporate goals have historically included the achievement of specific clinical, regulatory, operational and/or financial milestones, with a focus on the advancement of our product candidates in clinical development, the pursuit of various internal initiatives, and ensuring adequate funding for our growth. As we continue to pursue both research and development of our product candidates, as well as commercial goals with respect to our approved product Ocaliva, we have included pre-commercial and commercial-related milestones in our annual corporate goals, with focus on pre-commercial and commercial preparedness, commercial sales targets, and regulatory achievements. The corporate goals are proposed by senior management at the beginning of each fiscal year and are approved by our Compensation Committee and Board with such modifications as our Compensation Committee and Board deem appropriate. In connection with such approval, our Compensation Committee and Board conduct a rigorous review designed to ensure that such goals reflect the corporate performance measures that we believe are most important to the success of the Company and will drive stockholder value. In addition, the corporate goals are generally set at challenging “stretch” levels so as to require our named executive officers to expend substantial effort and commitment leveraging their individual and collective skills and competencies to attain such goals.
Our 2020 corporate goals, their relative weightings, and the achievement levels assessed by our Compensation Committee are summarized below:
2020 Corporate Goal Summary	Relative Weighting	Assessed Achievement
NASH Program	50%	15%
Includes specified activities and milestones related to:
•
securing FDA approval for OCA in NASH

•
executing the launch of OCA in NASH in accordance with the Company’s launch preparation plans

•
ensuring that launch plans are in place, including with respect to targeting, organizational capabilities, competencies and team engagement, and that appropriate launch preparations are executed in a timely way

PBC Commercial Program	25%	30%
Includes specified commercial milestone as follows:
• achieve pre-specified Ocaliva total unit sales for 2020
Pipeline	15%	15%
Includes specified activities and milestones related to:
•
manufacturing selected fixed-dose combination (“FDC”) formulation for potential use and study

•
timing and completion of key activities required to prepare for first-in-human clinical trial of INT-787

Organization	10%	10%
Includes specified activities and milestones related to:
•
effective organizational management related to human resources, capabilities, and competencies for executing on organizational priorities, including potential launch of OCA for liver fibrosis due to NASH

•
recruiting and training of appropriate staff

•
appropriate management of expenses and headcount

Total	100%	70%

In early 2021, our Compensation Committee considered our performance in light of the above goals, together with other information available to it, such as the disruption caused by the COVID-19 pandemic and the CRL, and determined that our 2020 corporate goals, with regards to our named executive officers, were achieved in the aggregate at 70%.
The cash incentive bonus for our named executive officers (other than our Chief Executive Officer) is based on both our corporate goals and individual performance. Key 2020 individual goals for, and achievements of, our named executive officers (other than our Chief Executive Officer) eligible for bonuses due to continued employment with the Company were as follows:
•
Mr. Durso: Mr. Durso was responsible for the oversight of the global commercial business of Ocaliva for PBC and its strong 2020 financial performance. In addition to the PBC business, Mr. Durso was integrally involved in directing the launch preparation work for OCA for liver fibrosis due to NASH, particularly the investment planning for the potential U.S. launch. In addition to these commercial responsibilities, Mr. Durso oversaw a number of other functional areas in the organization, including corporate communications, business development, quality assurance, and medical affairs and pharmacovigilance. Mr. Durso also was the leader of the company-wide reorganization effort that took place following the receipt of the CRL from the FDA.

•
Mr. Kapadia: Mr. Kapadia was responsible for the oversight of all aspects of the Company’s financial management, as well as the investor relations, facilities, procurement, and information technology functions. In addition to his core duties, Mr. Kapadia played an important pre-launch role from the finance side in preparing for the potential launch of OCA for liver fibrosis due to NASH. He also co-led the Company’s pandemic response activities, and oversaw the completion of the transfer of our research and development activities to a new and upgraded site in the San Diego area.

•
Mr. Kim: Mr. Kim was responsible for the strong 2020 financial performance of Ocaliva for PBC in the United States, despite the impact of the ongoing COVID-19 global pandemic, and was also responsible for overseeing the Company’s launch preparations for OCA for liver fibrosis due to NASH, including detailed plans for access, payor engagement, and physician education. A key part of his 2020 objectives was designing and completing the staffing of an outstanding U.S. launch organization, with the Company attracting many talented professionals from across the biopharmaceutical industry. Mr. Kim also played an important role in reorganizing the Company following the receipt of the CRL.

•
Dr. Weyer: Dr. Weyer led all of the Company’s research and development activities, including clinical development, clinical operations, regulatory affairs, product development, and chemistry, manufacturing, and controls; new products and pipeline, and biostatistics and data management. In 2020 Dr. Weyer was responsible for leading the Company’s interactions with the FDA regarding the submission for approval of OCA for liver fibrosis due to NASH. Following receipt of the CRL from the FDA, Dr. Weyer continued to play an important role in the company’s interactions with the FDA.

Earlier in 2021, our Compensation Committee reviewed our 2020 performance against our corporate goals (as described above), and assessed the individual performance of each named executive officer (other than our former Chief Executive Officer) employed with the Company at that time (i.e., Mr. Durso, Mr. Kapadia, Mr. Kim, and Dr. Weyer) after considering such officer’s performance in light of his or her goals and individual contributions, and the recommendations of Mr. Durso, our Chief Executive Officer (except with regards to himself). The following table sets forth the 2020 cash incentive bonus targets, achievement levels, and payments for our named executive officers:

	2020 Cash Incentive Bonus
Named Executive Officer	Target (as % of Base Salary)	Corporate Goal Achievement Level	Individual Goal Achievement Level	Aggregate Achievement (as % of Base Salary)	Payment ($)
Mark Pruzanski, M.D.	70%	N/A	—	N/A	531,995(1)
Jerome Durso	50%	70%	110%	39%	231,737
Sandip Kapadia	50%	70%	110%	39%	184,039
Richard Kim	50%	70%	105%	37%	168,056
Lisa Bright	50%	—	—	—	240,955(2)
Ryan Sullivan	50%	—	—	—	—(3)
Christian Weyer, M.D., M.A.S.	50%	70%	100%	35%	170,804

(1)
Dr. Pruzanski was paid at the level of 100% of target based on the terms of the Retirement and Consulting Agreement. See “Executive Compensation—Retirement and Consulting Agreement”.

(2)
Payment of the cash incentive bonus was based on the terms of the settlement agreement between the officer and the Company.

(3)
No cash incentive bonus was paid, given that the officer terminated employment prior to fiscal year-end.

Please refer to “—Compensation Decisions Relating to Fiscal Year 2021” below for a listing of the target annual cash incentive bonuses for relevant named executive officers for 2021.
Equity Incentive Awards
Our equity incentive program is the vehicle used for providing long-term incentives to our executive officers, including our named executive officers. We believe that equity awards provide our named executive officers with a strong link to our long-term performance, create an ownership culture, and help to align the long-term interests of such officers with our stockholders. In addition, while there will always be some degree of management turnover over time, we believe that equity awards with a time- or performance-based vesting feature promote retention, because these features incentivize our named executive officers to remain in our employment during the vesting period.
We typically grant an initial equity award to new named executive officers at the commencement of their employment, and grant annual equity awards as part of our ongoing executive compensation program. In addition, we may grant other special equity awards if determined to be in the best interest of the Company, including at the time of significant promotions. In 2020, equity awards made to our named executive officers included, as applicable, stock option awards, restricted stock unit awards, and TSR PSUs. Stock option and restricted stock unit awards granted to our named executive officers generally vest over a period of four years. The exercise price for any Company stock option is set at no less than the fair market value of our common stock on the date of grant, as determined by reference to the closing market price of our common stock on such date. TSR PSUs vest, if at all, based on our TSR relative to that of our TSR Peer Group over a 3-year period, subject to a vesting cap equal to 100% of target in the event that our relative TSR exceeds target but our absolute TSR is negative. The vesting of each type of award is subject to continued employment through the applicable vesting dates, except in the case of certain qualifying terminations of employment.
The grants of TSR PSUs made in 2018 and scheduled to vest at the end of December 2020 resulted in a zero payout for eligible executives, as a consequence of our relative TSR performance over the term of the PSUs, compared to our TSR Peer Group. The exception to this was a grant of PSUs to Dr. Pruzanski, our former Chief Executive Officer, per the terms of his Retirement and Consulting Agreement (described below).
Annual Equity Awards
In determining the size of the annual equity awards granted to our named executive officers, our Compensation Committee considers recommendations developed by its independent compensation consultant, including information regarding comparative stock ownership of, and equity awards received by, the executives in our compensation peer group and our industry. In addition, our Compensation Committee considers each named executive officer’s individual performance, and the extent to which such officer’s previous equity awards have vested, as well as our overall corporate performance, and the potential for enhancing the long-term creation of value for our stockholders.
Annual equity awards to our named executive officers are typically granted each year in conjunction with the review of their individual performance and our overall corporate performance for the previous year. This review typically occurs at meetings of our Compensation Committee held during the first quarter of each year. This allows our Compensation Committee to review various metrics related to our performance in the previous year before making award determinations.
In determining the annual equity awards to be granted to our named executive officers in 2020, our Compensation Committee considered, among other things, the value of the annual equity awards received by executives in our compensation peer group and our industry and the size of the annual equity awards as a percentage of our outstanding stock, dilution to existing stockholders, and the retention value of the outstanding equity program based on the value of outstanding unvested awards, all of which were considered in light of individual and corporate performance in 2019. To promote our performance-based compensation philosophy, individual equity awards were positioned higher or lower within the compensation peer group range based on the individual performance of each named executive officer.
We believe that a mix of compensation components incentivizes consistently strong performance. In 2020, we retained the use of stock options, restricted stock unit awards, and TSR PSUs. Our approach reflects what we believe is an appropriate equity allocation, providing our named executive officers with incentives to drive value creation through performance-based TSR PSUs and stock options, the value of which depends on our TSR relative to the TSR of our peers or an increase in our stock price, respectively, while addressing the historically high volatility of our common stock through the restricted stock unit award component, which maintains some value through any volatility. This approach also helps manage overall dilution levels and the remaining equity pool available under our 2012 Equity Incentive Plan (“2012 Plan”). Approximately 60% of the grant date fair value of Dr. Pruzanski’s 2020 annual equity grant was comprised of performance-based TSR PSUs, and the remaining approximately 40% was comprised of equal proportions of stock options and restricted stock units. Approximately one third of the grant date fair value of the 2020 annual equity grants made to our other named executive officers was allocated to each of performance-based TSR PSUs, stock options, and restricted stock units. Please refer to “—Compensation Decisions Relating to Fiscal Year 2021” below for a listing of grants made in 2021 to our named executive officers in connection with our annual equity award program.
In January 2020, as part of our annual grant process, our Compensation Committee approved the grant of stock options, restricted stock units, and TSR PSUs to our named executive officers. The stock option awards granted in connection with our 2020 annual grant have (i) a four-year vesting period, with 25% of the shares subject to the award vesting in an initial installment on the date preceding the one-year anniversary of the relevant vesting commencement date, and 1/48th of the shares subject to the award vesting each month thereafter, and (ii) an exercise price of $99.66 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on the date of grant. The restricted stock unit awards granted in connection with our 2020 annual grant have a four-year vesting period, with 25% of the shares subject to the award vesting on the date preceding each anniversary of the vesting commencement date. The TSR PSUs granted in connection with our 2020 annual grant vest, if at all, based on our TSR relative to that of our TSR Peer Group over a 3-year period measured from January 1, 2020, through December 31, 2022. The percentage of such TSR PSUs that may vest following such period ranges from 0% to 150% as follows:
Relative TSR	Vesting Percentage
Below 25th Percentile	0%
25th Percentile	50%
50th Percentile	100%
75th Percentile and Above	150%

The percentage of such TSR PSUs that will vest in the event that our relative TSR falls between the 25th and 75th percentiles will be based on linear interpolation. In addition, in the event that our relative TSR exceeds the 50th percentile but our absolute TSR over such period is negative, the percentage of such TSR PSUs that will vest will be capped at 100%.
The vesting of each type of award is subject to continued employment through the applicable vesting dates, except in the case of certain qualifying terminations of employment.
The grants made to each of our named executive officers in connection with our 2020 annual equity award program are set forth in the following table:
Named Executive Officer	TSR PSUs	Stock Options	Restricted Stock Units
Mark Pruzanski, M.D.	25,800	17,700	10,800
Jerome Durso	8,500	17,400	10,600
Sandip Kapadia	4,500	9,200	5,600
Richard Kim	4,300	8,800	5,400
Lisa Bright	3,800	7,900	4,800
Ryan Sullivan	4,500	9,200	5,600
Christian Weyer, M.D., M.A.S.	3,800	7,900	4,800
Benefits and Other Compensation
We believe that establishing competitive benefit packages for our employees is an important factor in attracting and retaining highly qualified personnel. We maintain broad-based benefits that are provided to all employees, including medical, dental, vision, group life insurance, and long- and short-term disability insurance. For our U.S.-based employees, we also provide a 401(k) plan. Under our 401(k) plan, we are permitted to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. Since 2015, we have matched an employee’s contributions to the 401(k) plan up to the first five percent of the employee’s salary, subject to such limits. We provide pension, insurance, and other benefits to employees located outside the United States in line with those provided to similar employees in their respective countries. Our named executive officers generally receive the same benefits as are available to all of our salaried employees, with limited recurring exceptions primarily consisting of fully-paid health insurance premiums. In addition, certain employees in our commercial organization (including, prior to their departures, Mr. Kim and Ms. Bright) receive a car allowance or the use of a leased vehicle and payment of certain ancillary expenses. We also reimburse or reimbursed certain individuals including Mr. Kim (and Ms. Bright with regard to certain other benefits in kind) for the taxes associated with such benefit. The amounts paid in 2020 by the Company to the named executive officers in respect of matching 401(k) plan contributions and incremental health insurance premiums, and the amounts paid to Mr. Kim and Ms. Bright for car allowance and related benefits, are included in the “All Other Compensation” column of the Summary Compensation Table below. Our Compensation Committee in its discretion may revise, amend or add to a named executive officer’s benefits and perquisites if it deems it advisable.
Severance and Change in Control Benefits
Pursuant to employment agreements or arrangements that we have entered into with our named executive officers, such officers are entitled to specified benefits in the event of the termination of their employment under specified circumstances, including termination in connection with a change in control of the Company. We believe that providing such benefits is consistent with industry practices and helps us to compete for executive talent, as well as to retain and motivate our named executive officers and minimize management distraction created by uncertain job security, particularly in the event of a potential transaction that would be beneficial to our stockholders.
We have structured our change in control benefits so as to prevent unintended “windfalls” in the event of a change in control. Accordingly, change in control protections for our named executive officers are limited to “double-trigger” arrangements, which require both a change in control and a qualifying termination of the employment of the named executive officer in connection with the change in control, or in the case of TSR PSUs, vesting, if at all, based on our TSR performance relative to that of our TSR Peer Group through the month preceding the month in which the change in control occurs. We believe that structuring our change in control benefits in this manner is protective of stockholder value, while still incentivizing named executive officers to pursue change in control transactions determined by our Board to be in the best interest of our stockholders.
Please refer to “—Employment Arrangements with Our Named Executive Officers” below for a more detailed discussion of these benefits. We have provided estimates of the value of the severance payments and other benefits that would have been made or provided to our named executive officers under various termination and change in control scenarios under the caption “—Potential Payments and Benefits Upon Termination of Employment or Change in Control” below.
Compensation Decisions Relating to Fiscal Year 2021
In early 2021, the annual base salaries of our continuing named executive officers were set by our Compensation Committee as follows, effective February 1, 2021:
Named Executive Officer	2021 Salary	2020 Salary	Change from 2020
Jerome Durso	$690,750	$601,913	14.76%
Sandip Kapadia*	$497,140	$478,023	4.00%
Richard Kim*	$457,294	$457,294	—
Christian Weyer, M.D., M.A.S.	$504,000	$488,011	3.28%
In addition, in early 2021, our Compensation Committee determined to maintain the 2021 annual cash incentive bonus targets at the same levels as prior years for our named executive officers (for Mr. Durso, corresponding to his new position as our President and Chief Executive Officer), and approved the following targets for 2021:
Named Executive Officer	Target Cash Incentive Bonus (as % of Base Salary)
Jerome Durso	70%
Sandip Kapadia*	50%
Richard Kim*	50%
Christian Weyer, M.D., M.A.S.	50%
In early 2021, our Compensation Committee approved the following equity grants to our named executive officers:
Named Executive Officer	TSR PSUs	Stock Options	Restricted Stock Units
Jerome Durso	110,300	72,000	46,000
Sandip Kapadia*	13,800	26,900	17,200
Richard Kim*	—	—	—
Christian Weyer, M.D., M.A.S.	10,100	19,700	12,600

*
Mr. Kapadia and Mr. Kim both left their employment with the Company in 2021. Accordingly, regarding equity grants, Mr. Kapadia received these grants, but they have been forfeited in relevant part based on his resignation as of March 26, 2021. No grants were approved for Mr. Kim given the date of his departure.

The stock option awards granted in connection with our 2021 annual grant have the same vesting structure as the 2020 grants described above under “Components of Our Executive Compensation Program—Equity Incentive Awards—Annual Equity Awards”, except that they have an exercise price of

$29.46 per share, the last reported sale price of our common stock on the Nasdaq Global Select Market on the date of grant. The restricted stock unit awards granted in connection with our 2021 annual grant also have the same vesting structure as described above. The TSR PSUs granted in connection with our 2021 annual grant vest, if at all, based on our TSR relative to that of our TSR Peer Group over a 3-year period measured from January 1, 2021, through December 31, 2023. The percentage of such TSR PSUs that may vest following such period ranges from 0% to 150%, based on the same table of percentiles, linear interpolation, and cap as described above.
The vesting of each type of award is subject to continued employment through the applicable vesting dates, except in the case of certain qualifying terminations of employment.
Material Tax and Accounting Considerations
Section 162(m) of the Code generally restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1 million paid to certain executive officers. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (the “TCJA”), Section 162(m) provided an exemption from this limitation for “qualified performance-based compensation”. The TCJA repealed the “qualified performance-based compensation” exemption, effective for taxable years beginning after December 31, 2017, but provides transition relief for certain contractual arrangements in place as of November 2, 2017, and not modified thereafter. We account for stock-based compensation, including annual and new hire equity awards, in accordance with the requirements of ASC 718.
Our Compensation Committee is informed about the tax deductibility and accounting treatment of compensation when making its compensation determinations. Our Compensation Committee’s general policy is to develop and maintain compensation programs that effectively attract, retain, reward, and incentivize exceptional executives in a highly competitive environment, which may include payments that might not be deductible if our Compensation Committee believes that they are in the best interests of the Company and its stockholders.
Clawback Policy
We have adopted a clawback policy that permits the Company to recover from any current or former executive officer, including any named executive officer, whose fraud or intentional misconduct contributes to the circumstances requiring the Company to prepare an accounting restatement due to material non-compliance of the Company with any financial reporting requirement under U.S. federal securities laws, up to 100% of any incentive-based compensation received by such officer from the Company during the one-year period preceding the date on which the Company is required to prepare such accounting restatement.
Stock Ownership Guidelines
We have adopted minimum stock ownership guidelines for our Board, Chief Executive Officer, and other executive officers, including our named executive officers, which require, within a five-year period, our non-employee directors to hold Company equity with a value equal to at least 3x their annual cash retainer, and our Chief Executive Officer and other executive officers to hold Company equity with a value equal to at least 3x and 1x, respectively, their annual base salary. Until the ownership guidelines are satisfied, our non-employee directors and executive officers are required to maintain a minimum retention ratio of at least 50% of their annual equity awards, net of shares sold or withheld solely to pay applicable exercise fees and/or withholding taxes. Any non-employee director or executive officer failing to meet the guidelines within the allotted compliance period will be required to maintain a minimum retention ratio of 100% of net shares after the applicable exercise fees and/or withholding taxes.
Anti-Hedging and Anti-Pledging Policies
Our named executive officers and other employees are restricted from engaging in speculative trading activities, including hedging or pledging as collateral their company securities.

Compensation Committee Report
The information contained in this report shall not be deemed to be “soliciting material”, “filed” with the SEC, or incorporated by reference into any filing under the Securities Act or the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Compensation Committee of the Board of Directors of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
By the Compensation Committee of the Board of Directors of Intercept Pharmaceuticals, Inc.,
Gino Santini, Chairperson
Nancy Miller-Rich
Daniel Welch

Summary Compensation Table
The following table summarizes the compensation that was earned by our named executive officers for the year ended December 31, 2020, and, as applicable, the years ended December 31, 2019 and 2018.
Name and Principal Position	Year(1)	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Mark Pruzanski, M.D., President and Chief Executive Officer	2020	757,850	—	4,113,504	1,015,996	531,995	7,660	6,427,005
	2019	734,292	—	4,197,742	1,116,118	560,265	7,368	6,615,785
	2018	702,000	—	1,667,718	1,705,358	442,260	8,623	4,525,960
Jerome Durso, Chief Operating Officer	2020	599,524	—	2,057,016	998,776	231,737	21,910	3,908,963
	2019	573,250	—	2,089,570	1,238,321	359,284	21,368	4,281,793
	2018	540,800	—	1,554,326	775,844	292,032	22,403	3,185,406
Sandip Kapadia, Chief Financial Officer and Treasurer	2020	476,863	—	1,087,836	528,088	184,039	21,910	2,298,736
	2019	464,100	—	1,001,664	586,573	252,935	21,368	2,326,640
	2018	442,000	—	790,164	393,544	228,735	22,403	1,876,846
Richard Kim, Former President, U.S. Commercial & Strategic Marketing	2020	456,095	—	1,044,360	505,128	168,056	79,211	2,252,850
	2019	442,900	202,800	890,368	521,398	265,519	76,343	2,399,328
Lisa Bright, Former President, International(7)	2020	480,552	—	925,704	453,467	240,955	139,106	2,239,784
Ryan Sullivan, Former General Counsel and Secretary	2020	437,107	—	1,087,836	528,088	—	89,942	2,142,973
	2019	445,520	—	1,471,902	871,713	267,089	21,368	3,077,592
	2018	376,158	—	1,239,112	1,190,351	229,122	173,437	3,208,180
Christian Weyer, M.D., M.A.S., EVP, Research & Development	2020	486,731	—	925,704	453,467	170,804	21,910	2,058,616

(1)
Mr. Kim was not a named executive officer in 2018. Ms. Bright and Dr. Weyer were not named executive officers in 2018 or 2019.

(2)
Reflects prorated 2018 salary for Mr. Sullivan, who was hired during 2018.

(3)
Reflects for Mr. Kim in 2019 a cash retention award in the amount of $202,800 paid in the first quarter 2019.

(4)
Amounts shown represent the aggregate grant date fair value for the fiscal years presented, computed in accordance with ASC 718, in respect of TSR PSU, restricted stock unit (or restricted stock), and option awards, as applicable. Assumptions used in the calculation of these amounts for 2020 are included in “Stock Compensation”, Note 13 to the Notes to Consolidated Financial Statements for the year ended December 31, 2020, included in our Annual Report. Amounts shown do not reflect the compensation actually received by the named executive officers. For Mr. Sullivan in 2018, such amount reflects his new-hire equity awards.

(5)
Amounts shown reflect target-based cash incentive bonuses earned with respect to the fiscal years presented, based on our Compensation Committee’s evaluation of our performance against corporate goals, and, in the case of named executive officers other than our Chief Executive Officer, the relevant named executive officer’s individual performance. See “—Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Annual Target-Based Cash Incentive Bonuses” above for a discussion of the target and actual cash incentive bonuses for each of the named executive officers with respect to 2020. For Dr. Pruzanski, the 2020 amount of $531,995 is pursuant to his Retirement and Consulting Agreement discussed under “Executive Compensation—Retirement and Consulting Agreement”, in satisfaction of his rights with respect to an annual bonus for the 2020 calendar year.

(6)
The following table sets forth the component amounts presented in the “All Other Compensation” column above for the year ended December 31, 2020:

Name	Contributions Under Retirement Plans ($)(i)	Health Insurance ($)(ii)	Miscellaneous ($)
Mark Pruzanski, M.D.	—	7,660	—
Jerome Durso	14,250	7,660	—
Sandip Kapadia	14,250	7,660	—
Richard Kim(iii)	14,250	7,660	57,301
Lisa Bright(iv)	86,499	18,168	34,439
Ryan Sullivan(v)	14,250	7,660	68,032
Christian Weyer, M.D., M.A.S.	14,250	7,660	—

(i)
Represents the annual contribution of the Company under the terms of its 401(k) Plan, except for Ms. Bright, for whom it represents the annual contribution to her United Kingdom group pension plan.

(ii)
Represents the amount paid by the Company for health insurance premiums above the amounts generally paid for the coverage of its employees.

(iii)
Miscellaneous amounts are (a) $30,000 paid by the Company for an annual car allowance, (b) $15,691 for the taxes associated with such benefit, and (c) an amount paid by the Company for an immediate family member to attend a Company business trip with Mr. Kim.

(iv)
Miscellaneous amounts are (a) $19,415 paid by the Company for an annual car allowance and (b) $15,024 paid by the Company for an annual train allowance and other benefits in kind.

(v)
Miscellaneous amount is payout of accrued vacation time upon leaving employment with the Company.

(7)
Compensation for Ms. Bright is reported in dollars. Salary and Non-Equity Incentive Plan Compensation (which was a percentage of salary) and All Other Compensation were paid in British Pounds. These have been converted to dollars based on an exchange rate of 1.3711 dollars to the pound as of December 31, 2020, based on the exchange rates in the Company’s accounting system based on an external data source.

Grants of Plan-Based Awards Table
The following table sets forth information concerning the named executive officers’ 2020 annual cash incentive bonus award opportunities and 2020 grants of TSR PSUs, restricted stock units, and stock options under our 2012 Plan. All stock options granted to our named executive officers were incentive stock options, to the extent permissible under the Code.
Name	Grant Date(1)	Estimated Future Payout Under Non-Equity Incentive Plan Awards Target ($)(2)	Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)(6)	Exercise or Base Price of Option Awards ($/Sh)(7)	Grant Date Fair Value of Stock and Option Awards ($)(8)
			Threshold (#)(4)	Target (#)	Maximum (#)
Mark Pruzanski, M.D.	—	531,995	—	—	—	—	—	—	—
	01/23/20	—	12,900	25,800	38,700	—	—	—	3,037,176
	01/23/20	—	—	—	—	10,800	—	—	1,076,328
	01/23/20	—	—	—	—	—	17,700	57.40	1,015,996
Jerome Durso	—	300,956	—	—	—	—	—	—	—
	01/23/20	—	4,250	8,500	12,750	—	—	—	1,000,620
	01/23/20	—	—	—	—	10,600	—	—	1,056,396
	01/23/20	—	—	—	—	—	17,400	57.40	998,776
Sandip Kapadia	—	239,012	—	—	—	—	—	—	—
	01/23/20	—	2,250	4,500	6,750	—	—	—	529,740
	01/23/20	—	—	—	—	5,600	—	—	558,096
	01/23/20	—	—	—	—	—	9,200	57.40	528,088
Richard Kim	—	228,647	—	—	—	—	—	—	—
	01/23/20	—	2,150	4,300	6,450	—	—	—	506,196
	01/23/20	—	—	—	—	5,400	—	—	538,164
	01/23/20	—	—	—	—	—	8,800	57.40	505,128
Lisa Bright	—	240,955	—	—	—	—	—	—	—
	01/23/20	—	1,900	3,800	5,700	—	—	—	447,336
	01/23/20	—	—	—	—	4,800	—	—	478,368
	01/23/20	—	—	—	—	—	7,900	57.40	453,467
Ryan Sullivan	—	—	—	—	—	—	—	—	—
	01/23/20	—	2,250	4,500	6,750	—	—	—	529,740
	01/23/20	—	—	—	—	5,600	—	—	558,096
	01/23/20	—	—	—	—	—	9,200	57.40	528,088
Christian Weyer, M.D., M.A.S	—	244,006	—	—	—	—	—	—	—
	01/23/20	—	1,900	3,800	5,750	—	—	—	447,336
	01/23/20	—	—	—	—	4,800	—	—	478,368
	01/23/20	—	—	—	—	—	7,900	57.40	453,467

(1)
Represents the date of annual equity grants made to Dr. Pruzanski, Mr. Durso, Mr. Kapadia, Mr. Kim, Ms. Bright, Mr. Sullivan, and Dr. Weyer in 2020, as more fully described under “—Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Equity Incentive Awards—Annual Equity Awards” above. Such awards have a vesting commencement date of January 1, 2020.

(2)
Represents the potential 2020 cash incentive bonus payouts assuming target achievement of corporate goals and, as applicable, individual performance, based upon the named executive officer’s cash incentive bonus target and base salary in effect on December 31, 2020. No minimum threshold amount or maximum amount beyond the target amount was established. See the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table for the cash incentive bonuses earned by the named executive officers in 2020 and paid in 2021.

(3)
Represents grants of TSR PSUs made to the named executive officers in 2020. Such awards vest, if at all, based on our TSR relative to that of our TSR Peer Group over a 3-year period, subject to continued employment. The percentage of such TSR PSUs that may vest following such period ranges from 0% to 150%, as more fully described under “—Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Equity Incentive Awards—Annual Equity Awards” above.

(4)
Represents TSR PSUs that are eligible to vest based on the Company’s achievement of the minimum applicable relative TSR percentile.

(5)
Represents grants of restricted stock units made to the named executive officers in 2020. Such awards have a four-year vesting period, with 25% of the shares subject to the award vesting on the date preceding each anniversary of the vesting commencement date.

(6)
Represents grants of stock options made to the named executive officers in 2020. Such awards have a four-year vesting period, with 25% of the shares subject to the award vesting in an initial installment on the date preceding the one-year anniversary of the relevant vesting commencement date and 1/48th of the shares subject to the award vesting each month thereafter, subject to continued employment.

(7)
Represents the closing market price of the shares on the date of the grant.

(8)
Amounts shown represent the aggregate grant date fair value, computed in accordance with ASC 718, in respect of TSR PSU, restricted stock unit, and option awards, as applicable, granted in 2020. Assumptions used in the calculation of these amounts are included in “Stock Compensation”, Note 13 to the Notes to Consolidated Financial Statements for the year ended December 31, 2020, included in our Annual Report.

Table of Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning unexercised stock options, unvested restricted stock units (or restricted stock), and unvested TSR PSUs for each of the named executive officers outstanding as of December 31, 2020. The closing market price of the shares on December 31, 2020, was $24.70.
	Option awards					Stock awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(1)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(2)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mark Pruzanski, M.D.(7)	30,084(4a)	—	—	21.50	11/16/22	1,450(5a)	35,815	32,039(6a)	791,363
	62,595(4b)	—	—	31.90	05/07/23	3,896(5e)	96,231	35,475(6b)	876,233
	5,733(4c)	—	—	266.01	04/11/24	7,425(5f)	183,398	—	—
	32,550(4d)	—	—	161.16	10/01/25	—	—	—	—
	30,500(4e)	—	—	94.29	02/11/26	—	—	—	—
	39,167(4f)	833	—	107.18	02/01/27	—	—	—	—
	34,123(4g)	11,377	—	58.74	02/05/28	—	—	—	—
	7,420(4h)	6,280	—	110.80	01/16/29	—	—	—	—
	5,531(4i)	12,169	—	99.66	01/23/30	—	—	—	—
Jerome Durso	19,167(4j)	833	—	115.93	02/23/27	937(5b)	23,144	3,750(6a)	92,625
	15,093(4g)	5,607	—	58.74	02/05/28	4,250(5d)	104,975	4,250(6b)	104,975
	7,600(4h)	7,600	—	110.80	01/16/29	4,700(5e)	116,090	—	—
	4,350(4i)	13,050	—	99.66	01/23/30	7,950(5f)	196,365	—	—
Sandip Kapadia	18,000(4k)	—	—	146.36	07/01/26	437(5a)	10,794	1,800(6a)	44,460
	11,358(4f)	242	—	107.18	02/01/27	2,157(5d)	53,278	2,250(6b)	55,575
	7,655(4g)	2,845	—	58.74	02/05/28	2,250(5e)	55,575	—	—
	3,600(4h)	3,600	—	110.80	01/16/29	4,200(5f)	103,740	—	—
	2,300(4i)	6,900	—	99.66	01/23/30	—	—	—	—
Richard Kim	4,395(4L)	—	—	277.61	07/18/25	294(5a)	7,262	1,600(6a)	39,520
	4,100(4e)	—	—	94.29	02/11/26	1,813(5d)	44,781	2,150(6b)	53,105
	7,313(4f)	487	—	107.18	02/01/27	2,000(5e)	49,400	—	—
	6,416(4g)	2,384	—	58.74	02/05/28	4,050(5f)	100,035	—	—
	3,200(4h)	3,200	—	110.80	01/16/29	—	—	—	—
	2,200(4i)	6,600	—	99.66	01/23/30	—	—	—	—
Lisa Bright(8)	10,232(4m)	—	—	155.00	01/01/22	294(5a)	7,262	1,300(6a)	32,110
	13,450(4d)	—	—	161.16	01/01/22	1,719(5d)	42,459	1,900(6b)	46,930
	10,200(4e)	—	—	94.29	01/01/22	1,650(5e)	40,755	—	—
	7,638(4f)	162	—	107.18	01/01/22	3,600(5f)	88,920	—	—
	6,052(4g)	2,248	—	58.74	01/01/22	—	—	—	—
	2,650(4h)	2,650	—	110.80	01/01/22	—	—	—	—
	1,975(4i)	5,925	—	99.66	01/01/22	—	—	—	—
Ryan Sullivan(8)	15,443(4n)	—	—	53.41	03/11/21	—	—	—	—
	5,127(4h)	—	—	110.80	03/11/21	—	—	—	—
Christian Weyer, M.D., M.A.S.	11,504(4o)	5,730	—	59.12	11/27/27	4,125(5c)	101,888	1,700(6a)	41,990
	2,015(4g)	868	—	58.74	02/05/28	657(5d)	16,228	1,900(6b)	46,930
	3,400(4h)	3,400	—	110.80	01/16/29	2,100(5e)	51,870	—	—
	1,975(4i)	5,925	—	99.66	01/23/30	3,600(5f)	89,920	—	—

(1)
Unless otherwise noted, unexercisable stock option awards are subject to a four-year vesting period, with 25% of the shares subject to the award vesting in an initial annual installment following the relevant vesting commencement date and 1/48th of the shares subject to the award vesting each month thereafter, subject to continued employment.

Unless otherwise noted, the grant and vesting dates for each group of options disclosed is identical to the dates disclosed in the adjacent cell in column (b).
(2)
Unvested restricted stock unit (or restricted stock) awards granted prior to 2019 have a four-year vesting period, with 25% of the shares subject to the award vesting in an initial annual installment following the relevant vesting commencement date and 1/16th of the shares subject to the award vesting each quarter thereafter, subject to continued employment. Unvested restricted stock unit awards granted in 2019 have a four-year vesting period, with 25% of the shares subject to the award vesting on the date preceding each anniversary of the vesting commencement date, subject to continued employment.

(3)
TSR PSU awards vest, if at all, based on our TSR relative to that of our TSR Peer Group over a 3-year period, subject to continued employment. The percentage of such TSR PSUs that may vest following such period ranges from 0% to 150%, as more fully described under “—Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Equity Incentive Awards—Annual Equity Awards” above. Other than for Dr. Pruzanski (see footnote 7 below), amounts shown assume that such TSR PSUs will vest at the threshold level of 50% of target in light of our TSR performance relative to that of our TSR Peer Group.

(4)
These options were granted on the following dates. If options remain unexercisable, the vesting commencement date is also disclosed.

Option	Grant Date	Vesting Commencement Date
(a)	11/16/12	—
(b)	05/07/13	—
(c)	04/11/14	—
(d)	10/01/15	—
(e)	02/11/16	—
(f)	02/01/17	01/01/17
(g)	02/05/18	01/01/18
(h)	01/16/19	01/01/19
(i)	01/23/20	01/23/20
(j)	02/23/17	02/23/17
(k)	07/01/16	—
(L)	07/18/15	—
(m)	11/24/14	—
(n)	02/13/18	02/13/18
(o)	11/27/17	11/27/17

(5)
These restricted stock units were granted (or this restricted stock was granted) on the following dates, with the following vesting commencement dates.

Shares or Units	Grant Date	Vesting Commencement Date
(a)	02/01/17	01/01/17
(b)	02/23/17	02/23/17
(c)	11/27/17	11/27/17
(d)	02/05/18	01/01/18
(e)	01/16/19	01/01/19
(f)	01/23/20	01/01/20

(6)
These TSR PSUs were granted on the following dates, with the following vesting commencement dates.

Shares or Units	Grant Date	Vesting Commencement Date
(a)	01/16/19	01/01/19
(b)	01/23/20	01/01/20

(7)
Dr. Pruzanski’s unexercisable options corresponding to 30,659 shares (column (c)), unvested shares or units corresponding to 12,771 shares (column (g)), and equity incentive plan awards corresponding to 67,514 shares (column (i)), are scheduled to vest over twelve months. These figures exclude the first such vesting, which occurred on December 31, 2020. See “Executive Compensation—Retirement and Consulting Agreement”.

(8)
Per the terms of Ms. Bright’s service agreement, she shall have one year from departure to exercise vested options (or until the option’s expiration date, if shorter). Per the terms of Mr. Sullivan’s employment agreement, he shall have 90 days from departure to exercise vested options (or until the option’s expiration date, if shorter).

Table of Option Exercises and Stock Vested
The following table sets forth the number of shares and value realized by the named executive officers during 2020 on the exercise of stock options and the vesting of restricted stock units (or restricted stock).
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark Pruzanski, M.D.	—	—	54,346	1,736,397
Jerome Durso	—	—	12,150	596,750
Sandip Kapadia	—	—	8,812	512,232
Richard Kim	—	—	5,102	251,635
Lisa Bright	—	—	5,062	283,113
Ryan Sullivan	—	—	5,800	390,775
Christian Weyer, M.D., M.A.S.	—	—	6,900	344,750

(1)
The value realized on the vesting of restricted stock units (or restricted stock) was calculated by multiplying the number of shares issued upon the vesting of restricted stock units (or shares vesting, in the case of restricted stock) on the applicable vesting date by the closing market price of the shares on such date.

Employment Arrangements with Our Named Executive Officers
We have entered into individual agreements with certain of our executive officers, including certain of our named executive officers. In addition, the agreements governing equity awards granted to our employees, including our named executive officers, contain provisions relating to the treatment of such awards in the event of certain terminations. On account of his departure from the Company, Dr. Pruzanski’s employment agreement dated as of May 14, 2013, has been superseded by his Retirement and Consulting Agreement dated as of December 9, 2020. Please see “Executive Compensation—Retirement and Consulting Agreement” below, including for retirement-related provisions specific to Dr. Pruzanski.
Mr. Durso’s employment agreement was amended and restated as of December 9, 2020, in connection with his promotion to President and Chief Executive Officer.
Mr. Kapadia, Mr. Kim, and Mr. Sullivan had employment agreements, but have departed from their employment with the Company. Their resignations were to pursue other opportunities, and did not trigger the “termination without cause” or “resignation for good reason” provisions described below.
Ms. Bright had a service agreement dated as of October 7, 2016, and departed from her employment with the Company pursuant to a settlement agreement (described below).
Dr. Weyer has an employment agreement dated as of November 2, 2017.
Summarized below are the material terms of the employment agreements of our named executive officers. (Dr. Pruzanski’s Retirement and Consulting Agreement, and Ms. Bright’s settlement agreement, superseded their respective employment and service agreements and are described separately.)

See “—Definitions” below for the meanings of certain terms used in this section.
Basic Terms
Each of the employment agreements with our named executive officers provides for (i) an annual base salary, which is subject to annual review, as determined by our Board or Compensation Committee, (ii) eligibility for an annual target-based cash incentive bonus equal to a percentage of such officer’s base salary, and (iii) eligibility to participate in the Company’s benefit plans and arrangements, in each case, as described in greater detail under “—Compensation Discussion and Analysis—Components of Our Executive Compensation Program” above. Each of the employment agreements with our named executive officers have initial terms of one year with automatic renewal each year thereafter unless either party elects not to renew or earlier terminates the agreement, except that our amended and restated employment agreement with Mr. Durso has an initial term of two years, from January 1, 2021, to January 1, 2023, and thereafter renews for one-year terms.
Termination-Related Provisions
Termination for Any Reason
Upon any termination of employment, each named executive officer is entitled to receive accrued but unpaid salary (including payment of accrued but unused vacation days), such officer’s vested equity awards, and any other accrued benefits under the Company’s benefit plans or such officer’s employment agreement.
Under Mr. Durso’s amended and restated employment agreement, his target bonus for the year preceding the year in which the termination occurred, to the extent earned and unpaid, would also be payable.
Except as described under “Termination Without Cause or Resignation for Good Reason”, “Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control”, and “Termination in the Event of Death or Disability” below, all unvested equity awards held by the named executive officer would be forfeited and such officer would have 90 days (or, in the case of Mr. Durso, one year) (or the remaining term of the options if shorter) following termination to exercise any vested options.
Termination Without Cause or Resignation for Good Reason
With respect to the employment agreements that remained in effect at the end of 2020, in the event that the Company elects not to renew the employment agreement of a named executive officer, such officer is terminated by the Company without cause, or such officer resigns for good reason:
(1)
such officer will be entitled to receive:

(i)
the same benefits as described under “Termination for Any Reason” above,

(ii)
cash severance in an amount equal to 12 months of such officer’s base salary in effect at the time of termination, payable over 12 months,

(iii)
continued health benefits for up to 12 months following termination,

(iv)
one year (or the remaining term of the options if shorter) following termination to exercise any vested options,

(v)
for Mr. Durso, Mr. Kapadia, and Dr. Weyer only, the number of unvested equity awards held by each such officer that would otherwise have vested during the period from the date of termination to the first anniversary thereof (or, in the case of Mr. Durso, the second anniversary thereof) will vest, and

(vi)
for Mr. Durso only, a lump sum payment equal to his target annual cash incentive bonus.

(2)
following the first anniversary of the vesting commencement date of restricted stock units that were granted in 2019 or thereafter, such restricted stock units shall become vested as follows (the

“2019 RSU Termination Vesting Schedule”) (unless superseded by the more generous vesting provision described immediately above):
(x)
if the termination date is three months or less before the restricted stock unit’s next scheduled vesting date, 75% of the restricted stock units that were scheduled to vest on such next vesting date shall become vested,

(y)
if the termination date is more than three months but no more than six months before the next scheduled vesting date, 50% of the restricted stock units that were scheduled to vest on that vesting date shall become vested, and

(z)
if the termination date is more than six months but no more than nine months before the next scheduled vesting date, 25% of the restricted stock units that were scheduled to vest on that vesting date shall become vested.

Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control
In the event that the Company elects not to renew the employment agreement of a named executive officer, such officer is terminated by the Company without cause, or such officer resigns for good reason, in each case, in anticipation of or within 12 months following a change in control, such officer will be entitled to receive the same benefits as described under “Termination Without Cause or Resignation for Good Reason” above, except that the cash severance amount will be payable in a lump sum, all unvested equity awards held by such officer will vest, and such officer will have one year (or the remaining term of the options if shorter) following termination to exercise any vested options.
For Mr. Durso, instead of the corresponding amounts described above, under “Termination Without Cause or Resignation for Good Reason”, he will be entitled to receive under his amended and restated employment agreement:
(1)
cash severance in a lump sum equal to 24 months of his base salary,

(2)
continued health benefits for up to 24 months following termination, and

(3)
a lump sum payment equal to twice his target annual cash incentive bonus.

Termination in the Event of Death or Disability
In the event of termination by reason of a named executive officer’s death or disability, such officer will be entitled to receive the same benefits as described under “Termination for Any Reason” above, except that:
(A)
a prorated portion (based on the number of days accrued in the current vesting period prior to the date of termination) of the unvested options held by such officer that would otherwise have vested on the next vesting date will vest and such officer (or such officer’s estate or legal representative, as applicable) will have one year (or the remaining term of the options if shorter) following termination to exercise any vested options,

(B)
a prorated portion (based on the portion of the performance period that has elapsed as of the date of termination) of the target award amount of unvested TSR PSUs held by such officer will vest, and

(C)
except as described in the next sentence, all remaining unvested equity awards held by such officer would be forfeited.

In the event of a termination due to death or disability that occurs following the first anniversary of the vesting commencement date of restricted stock units that were granted in 2019 or thereafter, such restricted stock units shall become vested pursuant to the 2019 RSU Termination Vesting Schedule.
Release of Claims
Eligibility for the severance payments and benefits described above is conditioned upon the execution by the named executive officer (or such officer’s legal representative, as applicable), and effectiveness, within a specified period of time following termination, of a general release of claims in favor of the Company.

Certain Code-Related Provisions
If any amounts owed to a named executive officer as a result of a termination in connection with a change in control of the Company would be subject to the excise tax imposed by Section 4999 of the Code, then such amounts will be payable either (i) in full, or (ii) solely to the extent that the after-tax value of such amounts to such officer would be greater as a result of such reduction, as to such reduced amount that would maximize the after-tax value of such amounts to such officer.
In addition, the timing of payments may be modified by us to comply with Section 409A of the Code.
Treatment of TSR PSUs in the Event of a Change in Control
With respect to TSR PSUs, in the event of a change in control, the performance period shall end, and such TSR PSUs shall vest, if at all, based on our TSR performance relative to that of our TSR Peer Group through the month preceding the month in which the change in control occurs. The percentage of such TSR PSUs that may vest ranges from 0% to 150%, as more fully described under “—Compensation Discussion and Analysis—Components of Our Executive Compensation Program—Equity Incentive Awards—Annual Equity Awards” above.
Definitions
Under the employment agreements with our named executive officers:
•
“cause” generally means:

(i)
that the officer has engaged in material dishonesty, willful misconduct, or gross negligence, or has materially breached the employment agreement, and has failed to cure such conduct or breach within 30 days after receipt of written notice from us, or

(ii)
the officer’s conviction or entry of nolo contendere to any crime involving moral turpitude, fraud, or embezzlement, or any felony;

•
“change in control” generally means:

(i)
any sale, lease, exchange, or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company,

(ii)
any consolidation or merger of the Company where the stockholders of the Company immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own, directly or indirectly, shares representing in the aggregate more than 50% of the combined voting power of all the outstanding securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), or

(iii)
a third person (other than the Company, any employee benefit plan of the Company, or investors purchasing equity securities of the Company pursuant to a financing or a series of financings approved by our Board) becomes the beneficial owner, directly or indirectly, of securities representing 25% or more of the total number of votes that may be cast for the election of the directors of the Company; and

•
“good reason” generally means a material:

(i)
change in the officer’s duties, position, responsibilities, or reporting requirements,

(ii)
relocation, or

(iii)
breach of the employment agreement by us, in each case without the officer’s consent and subject to the officer giving us sufficient notice and time to cure the event giving rise to such good reason.

Settlement Agreement
Ms. Bright had a service agreement dated as of October 7, 2016. She ceased to serve as an executive officer in 2020, and departed from her employment with the Company pursuant to a settlement agreement pursuant to which her last day for payroll purposes was January 1, 2021. Pursuant to the settlement agreement, Ms. Bright’s time-based unvested stock options and other time-based equity awards that would otherwise have vested from the effective date of her termination up to and including January 1, 2022, vested as of January 1, 2021. That totaled 5,375 stock options and 3,400 restricted shares and RSUs, which based on our stock price of $45.49 on September 3, 2020, were worth $38,517 (based on a Black-Scholes model with an option expiration date of the earlier of the original option expiration date and January 1, 2022) and $154,666 respectively. Ms. Bright has until the earlier of the expiration date of the option or January 1, 2022, to exercise all vested options. The settlement agreement provides for Ms. Bright to be paid £639,482, for a notice period, severance, bonus, and other amounts (equal to $876,794 based on an exchange rate of 1.3711 dollars to the pound as of December 31, 2020). This includes £175,738 for a bonus for 2020 (equal to $240,955 at the same exchange rate, as shown in the Summary Compensation Table). The settlement agreement also provides for payment by the Company of £10,000 in pension contributions for Ms. Bright (equal to $13,711). The settlement agreement further provides that the Company will pay to Ms. Bright by January 15, 2022, a cash payment equal to the pro-rated value of the shares (if any) that would have been issued to Ms. Bright upon the vesting of the PSUs granted in 2019 had Ms. Bright remained employed by the Company on December 31, 2021. Such pro-rated value shall be calculated based on the portion of the time that Ms. Bright was employed by the Company during the three-year period from January 1, 2019, to December 31, 2021. If such 2,600 PSUs vested at 50% of target in light of our TSR performance relative to that of our TSR Peer Group, based on the closing market price of our shares on December 31, 2020, of $24.70, and pro-rating by 2/3 to reflect employment for 2019 and 2020 but not 2021, they would have a value of $21,406.67. The Company also agrees to continue to provide Ms. Bright with private medical insurance and dental insurance until December 31, 2021, with an approximate annual value of $5,608. The settlement agreement also provides that the Company will pay Ms. Bright’s legal expenses in connection with termination of employment and in connection with the settlement agreement, in the amount of £6,500 plus value-added tax of 20%, or £7,800 (equal to $10,695).
Confidential Information and Assignment of Inventions Agreements
Each of our named executive officers has entered into an agreement with us with respect to proprietary information and inventions. Among other things, these agreements obligate each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment or soliciting our employees, and to assign to us any inventions conceived or developed during the course of employment.
Potential Payments and Benefits Upon Termination of Employment or Change in Control
As described under “—Employment Arrangements with Our Named Executive Officers” above, we have entered into certain individual agreements with named executive officers providing for severance payments and benefits in the event of certain terminations of employment, including in connection with a change in control. In addition, the agreements governing equity awards granted to our employees, including our named executive officers, contain provisions relating to the treatment of such awards in the event of certain terminations or a change in control. The following table sets forth estimates of the payments and benefits each named executive officer would have been entitled to receive from the Company upon a termination of employment under the circumstances described in the table effective December 31, 2020.
The amounts included in respect of TSR PSUs following a change in control would be payable whether or not the named executive officer’s employment was terminated. Per Instruction 1 to Item 402(j) of Reg S-K, such amounts shown below are shown assuming that a change in control took place on December 31, 2020, when our closing stock price per share was $24.70. Accordingly, based on our TSR in absolute terms and relative to our TSR Peer Group, no TSR PSU vesting on a change in control is assumed. See “—Employment Arrangements with Our Named Executive Officers—Treatment of TSR PSUs in the Event of a Change in Control”.
As described below under “Executive Compensation—Retirement and Consulting Agreement”, Dr. Pruzanski retired from the Company effective January 1, 2021, pursuant to a Retirement and

Consulting Agreement dated as of December 9, 2020. Rather than in the table below, his retirement payments and benefits are described in that section.
The table below reflects Mr. Durso’s amended and restated employment agreement dated as of December 9, 2020.
Ms. Bright and Mr. Sullivan are not represented below on account of their departures prior to December 31, 2020. For information regarding Ms. Bright’s payments and benefits in the nature of severance in connection with her departure, see “Employment Arrangements with Our Named Executive Officers—Settlement Agreement”. Mr. Sullivan did not receive payments or benefits in the nature of severance in connection with his departure.
In accordance with SEC rules, the potential payments were determined under the terms of the Company’s contracts, agreements, plans, and arrangements as in effect on December 31, 2020. The tables do not include any previously vested equity awards or accrued benefits. Because the payments to be made to a named executive officer depend on several factors, the actual amounts to be paid out upon a triggering event can only be determined at the time of the triggering event.
Name		Termination Due to Death ($)(4)	Termination Due to Disability ($)(5)	Termination Without Cause or Resignation for Good Reason ($)(6)	Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control ($)(7)
Jerome Durso
	Cash Payments(1)	300,956	300,956	902,869	1,805,738
	Value of Accelerated Vesting(2)	290,225	290,225	351,975	440,574
	Health Insurance Benefits(3)	—	—	35,649	71,298
	Total	591,181	591,181	1,290,493	2,317,609
Sandip Kapadia
	Cash Payments(1)	—	—	478,023	478,023
	Value of Accelerated Vesting(2)	144,495	144,495	104,975	223,387
	Health Insurance Benefits(3)	—	—	35,649	35,649
	Total	144,495	144,495	618,647	737,059
Richard Kim
	Cash Payments(1)	—	—	457,294	457,294
	Value of Accelerated Vesting(2)	132,145	132,145	—	201,478
	Health Insurance Benefits(3)	—	—	35,649	35,649
	Total	132,145	132,145	492,943	694,421
Christian Weyer, M.D., M.A.S.
	Cash Payments(1)	—	—	488,011	488,011
	Value of Accelerated Vesting(2)	130,910	130,910	68,543	258,905
	Health Insurance Benefits(3)	—	—	35,649	35,649
	Total	130,910	130,910	592,203	782,565

(1)
Includes cash severance payments calculated based on base salary in effect on December 31, 2020.

(2)
The value realized upon the accelerated vesting of (i) stock options is calculated by multiplying the number of “in-the-money” options subject to accelerated vesting by the difference between the closing market price of the shares on December 31, 2020, and the weighted-average exercise price of such options, (ii) restricted stock is calculated by multiplying the number of shares of restricted stock subject to accelerated vesting by the closing market price of the shares on December 31, 2020, and (iii) restricted stock units and TSR PSUs is calculated by multiplying the number of restricted stock units and TSR PSUs subject to accelerated vesting by the closing market price of the shares on December 31, 2020. The closing market price of the shares on December 31, 2020, was $24.70.

(3)
Represents the estimated cost to the Company of continuing health insurance benefits for the named executive officers.

(4)
See “—Employment Arrangements with Our Named Executive Officers—Termination-Related Provisions—Termination in the Event of Death or Disability” above for a description of the circumstances that would trigger the payment of amounts set forth in this column.

(5)
See “—Employment Arrangements with Our Named Executive Officers—Termination-Related Provisions—Termination in the Event of Death or Disability” above for a description of the circumstances that would trigger the payment of amounts set forth in this column.

(6)
See “—Employment Arrangements with Our Named Executive Officers—Termination-Related Provisions—Termination Without Cause or Resignation for Good Reason” above for a description of the circumstances that would trigger the payment of amounts set forth in this column.

(7)
See “—Employment Arrangements with Our Named Executive Officers—Termination-Related Provisions—Termination Without Cause or Resignation for Good Reason in Connection with a Change in Control” and “—Employment Arrangements with Our Named Executive Officers—Treatment of TSR PSUs in the Event of a Change in Control” above for a description of the circumstances that would trigger the payment of amounts set forth in this column.

Equity Compensation Plan Information
The following table provides information as of December 31, 2020, with respect to shares that may be issued under our equity compensation plans.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance
Equity Compensation Plans Approved by Security Holders(1)	2,997,685(2)	$96.92(3)	3,342,486(4)
Equity Compensation Plans Not Approved by Security Holders	—	—	—

(1)
All of our equity compensation plans have been approved by security holders. Our equity compensation plans are described in “Stock Compensation”, Note 13 to the Notes to Consolidated Financial Statements for the year ended December 31, 2020, included in our Annual Report.

(2)
Consists of 2,198,994 shares issuable upon the exercise of stock options outstanding under the 2012 Plan or our 2003 Stock Incentive Plan (the “2003 Plan”), as well as 29,376 shares of restricted stock (including performance restricted shares) and 769,315 restricted stock units (including performance restricted stock units) outstanding under the 2012 Plan.

(3)
Does not take into account outstanding shares of restricted stock (including performance restricted shares) or restricted stock units (including performance restricted stock units), which do not require the payment of any exercise price in connection with the vesting thereof.

(4)
As of December 31, 2020, there were 3,342,486 shares available for future grants under the 2012 Plan. No shares are available for future grants under the 2003 Plan. Shares underlying awards outstanding under the 2003 Plan that expire or are forfeited or cancelled become available for issuance under the 2012 Plan. The number of shares available for future grants under the 2012 Plan automatically increases on January 1st of each year until (and including) January 1, 2022, by an amount equal to the lesser of (i) 1,211,533 shares, (ii) 4% of the total number of shares outstanding on such date, and (iii) an amount determined by our Board or Compensation Committee. Accordingly, on January 1, 2021, the number of shares available for future grants increased by 1,211,533 shares.

Retirement and Consulting Agreement
On December 9, 2020, Dr. Pruzanski and the Company entered into a Retirement and Consulting Agreement that superseded Dr. Pruzanski’s existing employment agreement.
Pursuant to the agreement, effective January 1, 2021, Dr. Pruzanski, retired from his position as President and Chief Executive Officer. During the period commencing on January 1, 2021 (the “Transition Date”), and ending on such date following the first anniversary of the Transition Date as either party may determine (the “Consulting Period”), Dr. Pruzanski will continue to provide consulting services to the Company as a non-employee consultant, including (i) assisting the Company with the transition of Dr. Pruzanski’s duties to the Company’s new leadership team, (ii) assisting the Company’s executive team, its Board, and other senior Company personnel with respect to specific projects, and (iii) providing assistance with respect to any investigative, administrative, or regulatory proceeding as requested from time to time.
Pursuant to the agreement, Dr. Pruzanski will receive (i) a consulting fee of $118,200 per month, payable monthly in arrears (totaling $1,418,400 for the expected Consulting Period ending January 1, 2022), (ii) $531,995 in satisfaction of his rights with respect to an annual bonus for the 2020 calendar year, (iii) a reimbursement for all pre-approved reasonable business expenses incurred in connection with providing the services under the agreement during the Consulting Period, (iv) continued participation in the Company’s health and dental plans (with a cost to the Company of approximately $35,649 over twelve months), (v) reimbursement for attorney’s fees incurred in connection with entering into the agreement (up to a maximum of $50,000), and (vi) indemnification relating to work under the agreement, excluding willful acts and omissions, and gross negligence.
In addition, all outstanding and unvested Company equity awards held by Dr. Pruzanski as of December 9, 2020, and unvested as of January 1, 2021, will continue to vest in equal monthly installments over a period of twelve months commencing in December 2020, with any performance-based restricted stock units vesting at the maximum level of performance, subject to Dr. Pruzanski’s continued service on the Board or as a consultant. Performance-based restricted stock units scheduled to vest on December 31, 2020, vested on December 31, 2020, at the maximum level of performance.
With respect to stock options, Dr. Pruzanski will continue to have until the earlier of the expiration date of the option or three (3) years from the date of termination of his consulting and Board services to exercise all vested options (unless the stock plan pursuant to which the option is granted requires earlier termination in connection with a liquidation or sale of the Company).
The amounts attributable to these vesting arrangements pursuant to the Retirement and Consulting Agreement are as follows:
Amount ($)
Restricted stock and restricted stock units(1)	459,540
Performance restricted shares and TSR PSUs vesting on December 31, 2020(2)	1,168,830
12-month-vesting performance restricted shares and TSR PSUs(3)	2,452,545
Vesting of stock options(4)	316,476

(1)
This represents all of Dr. Pruzanski’s outstanding, unvested non-performance-based restricted stock and restricted stock units, as of December 31, 2020. These will vest over twelve months. Value is based on 13,800 shares and units, multiplied by our closing stock price of $33.30 on December 9, 2020.

(2)
This represents all of Dr. Pruzanski’s performance restricted shares and TSR PSUs scheduled to vest on December 31, 2020. These vested on December 31, 2020. Value is based on 23,400 shares and units, vesting at the maximum level of performance, or 150%, into 35,100 shares of common stock, multiplied by our closing stock price of $33.30 on December 9, 2020.

(3)
This represents all of Dr. Pruzanski’s outstanding, unvested performance restricted shares and TSR PSUs, as of December 31, 2020. These will vest over twelve months. Value is based on 49,100 shares and units, vesting at the maximum level of performance, or 150%, into 73,650 shares of common stock, multiplied by our closing stock price of $33.30 on December 9, 2020.

(4)
This represents all of Dr. Pruzanski’s outstanding, unvested stock options, as of December 31, 2020. These will vest over twelve months. Value is based on 33,282 stock options, with their respective strike prices and original expiration dates, valued as of December 9, 2020, based on a Black-Scholes model and our stock price at the time of $33.30.

Both those unvested stock options, and his 247,703 stock options previously vested, for a total number of stock options exercisable into 280,985 shares of common stock, must be exercised by the earlier of the expiration date of the option or three (3) years from the date of termination of his consulting and Board services. Although the expected termination date of consulting services is January 1, 2022, Dr. Pruzanski remains a director, and the end date of his Board service is unknown. Accordingly, no deduction has been taken from the Black-Scholes valuation of his options on account of potential early expiration, in the case that three years from the date of termination of services is earlier than the expiration date of the options.
_______________________
If Dr. Pruzanski does not remain on our Board or as a consultant (including on account of death or disability), then monthly vesting of his remaining equity awards will cease, and remaining awards will be forfeited, unless such termination of services occurs with the consent of the Company, in which case all unvested equity awards shall vest upon the termination. If Dr. Pruzanski becomes employed with another employer during the period of his continued participation in our health and dental plans, then we will not be required to continue providing and paying for such health and dental benefits, if he becomes covered under a health insurance plan of the new employer. Dr. Pruzanski’s pre-existing agreements with the Company as to invention, non-disclosure, and non-solicitation remain in effect. See “Compensation Committee Report—Employment Arrangements with Our Named Executive Officers—Confidential Information and Assignment of Inventions Agreements” above. The Retirement and Consulting Agreement may be terminated by either party upon 30 days prior notice, effective at any time following January 1, 2022. Following such termination, Dr. Pruzanski shall only be entitled to earned and unpaid amounts of the consulting fee for periods prior to the effectiveness of such termination. In the event that Dr. Pruzanski becomes unable to provide consulting services due to death or disability prior to January 1, 2022, his consulting fee will continue to be payable through January 1, 2022. If Dr. Pruzanski dies, the compensation and benefits stated in the Retirement and Consulting Agreement will be paid to his beneficiary, or his estate if no beneficiary.

Pay Ratio Disclosure
In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (collectively, the “Pay Ratio Rule”), we are providing the following estimated information for 2020:
•
the median of the annual total compensation of all of our employees (excluding our Chief Executive Officer) was $267,493;

•
the annual total compensation of our Chief Executive Officer was $6,427,005; and

•
the ratio of these two amounts was approximately 24 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the “median employee” and calculating annual total compensation allow companies to apply various methodologies and make various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.
Methodology for Identifying Our Median Employee
Employee Population
To identify the median of the annual total compensation of all of our employees (excluding our Chief Executive Officer), we first identified our total domestic and foreign employee population. We selected December 31, 2020, as the date upon which we would identify our “median employee”. We determined that, as of December 31, 2020, we had 497 employees (excluding our Chief Executive Officer). We did not make any adjustments to our employee population.
Determining our Median Employee
We identified our “median employee” from our total employee population for 2020 by applying the same methodology used for 2019. Accordingly, we compared each employee’s aggregate 2020 base salary (annualized in the case of newly hired employees), cash incentive target, and equity award grant date fair value, in each case, converted into U.S. dollars as necessary. We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.

Related Person Transactions
Limitation on Liability and Indemnification Matters
Our Restated Certificate of Incorporation and Restated Bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by law. Under our Restated Certificate of Incorporation and/or Restated Bylaws, we are also empowered to purchase insurance on behalf of our directors, officers, employees, and other agents, and to enter into indemnification agreements with our directors, officers, employees, and other agents. We have entered into indemnification agreements with directors and officers, which provide for indemnification for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them in connection with their services. We believe that these arrangements are necessary to attract and retain qualified directors and officers and to allow them to exercise their judgment in the best interest of the Company and its stockholders. We have also obtained director and officer liability insurance as a risk management measure.

Audit Committee Report
The information contained in this report shall not be deemed to be “soliciting material”, “filed” with the SEC, or incorporated by reference into any filing under the Securities Act or the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.
The Audit Committee’s primary purpose is to act on behalf of the Board in fulfilling the Board’s oversight responsibilities with respect to the Company’s accounting and financial reporting practices, systems of internal control over financial reporting, and audit process, as well as the quality and integrity of the Company’s financial reports, the qualifications, independence, and performance of the Company’s independent registered public accounting firm, the performance of the Company’s internal audit function, and the Company’s processes for monitoring compliance with legal and regulatory requirements and the Company’s Global Code of Business Conduct. The Audit Committee operates under a written charter adopted by the Board, a current copy of which is available on the Company’s website at www.interceptpharma.com in the Investors & Media section under “Corporate Governance”.
The Audit Committee has:
•
reviewed and discussed the audited financial statements for the year ended December 31, 2020, with the Company’s management;

•
discussed with the Company’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC; and

•
received the written disclosures and the letter from KPMG LLP required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP such firm’s independence.

Based on the foregoing review and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.
The Audit Committee is responsible for the appointment, retention, compensation, evaluation, and oversight of the Company’s independent registered public accounting firm. After reviewing the past services provided by, and performance of, KPMG LLP, the Audit Committee appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. The Audit Committee recommends that the Company’s stockholders ratify such appointment at the Annual Meeting.
By the Audit Committee of the Board of Directors of Intercept Pharmaceuticals, Inc.,
Glenn Sblendorio, Chairperson
Daniel Bradbury
Gino Santini

Independent Registered Public Accounting Firm
The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. KPMG LLP has audited the Company’s financial statements since 2008.
Fees Paid to KPMG LLP
The following table sets forth the aggregate fees billed to the Company for the years ended December 31, 2020 and 2019 by KPMG LLP.
	Year Ended December 31,
	2020	2019
	(in thousands)
Audit Fees	$1,615	$1,777
Audit-Related Fees	—	—
Tax Fees	124	146
All Other Fees	2	2
Total Fees	$1,741	$1,925
Audit fees include fees associated with the annual integrated audit of our financial statements and internal control over financial reporting, reviews of our interim financial information, the issuance of consents in connection with filings with the SEC, statutory audits, and KPMG LLP’s work in connection with our financing activities, including the issuance of comfort letters. Tax fees include fees associated with tax compliance services, preparation of federal and state income tax returns, preparation of sales tax returns, and certain other tax consulting services. All other fees consist of fees related to a subscription to KPMG LLP’s online accounting research and disclosure tools.
We did not incur any audit-related fees in 2020 or 2019. All fees described above were approved by the Audit Committee.
The Audit Committee has determined that the provision of services rendered above is compatible with maintaining KPMG LLP’s independence.
Pre-Approval Policy and Procedures
The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, KPMG LLP. On an annual basis, management submits to the Audit Committee for pre-approval specified services expected to be rendered by the Company’s independent registered public accounting firm in the defined categories of audit, audit-related, tax, and other services up to specified amounts. Prior to engagement, the Audit Committee pre-approves these services by category of service. In the event that circumstances arise where it may become necessary to engage the Company’s independent registered public accounting firm for additional services not contemplated in the original pre-approval, pre-approval may also be given on an individual, case-by-case basis before the Company’s independent registered public accounting firm is engaged to provide such services. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the full Audit Committee at its next scheduled meeting.

Stockholders’ Proposals
Stockholder Proposals in the Proxy Statement
Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy card when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to the 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”), your proposals must be sent to Intercept Pharmaceuticals, Inc., 10 Hudson Yards, 37th Floor, New York, NY 10001, Attention: Corporate Secretary, not less than 120 calendar days before the anniversary of the date on which the Company’s proxy statement was released to stockholders in connection with the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”). Therefore, the deadline is expected to be December 28, 2021, for the 2022 Annual Meeting. However, if the date of the 2022 Annual Meeting changes by more than 30 days from the anniversary of the 2021 Annual Meeting, the deadline is a reasonable time before we begin to print and send our proxy materials. We will notify you of any change in this deadline in a quarterly report on Form 10-Q or in another communication to you. Stockholder proposals must also be otherwise eligible for inclusion.
Stockholder Proposals and Nominations for Directors to Be Presented at Meetings
If you desire to bring a matter before an Annual Meeting of Stockholders outside the process of Rule 14a-8, you may do so by following the procedures set forth in the Company’s Restated Bylaws. To be timely, written notice must be delivered to Intercept Pharmaceuticals, Inc., 10 Hudson Yards, 37th Floor, New York, NY 10001, Attention: Corporate Secretary not less than 90 days nor more than 120 days prior to the first anniversary of the 2021 Annual Meeting; provided, however, that in the event that the date of the 2022 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, then for such notice to be timely it must be delivered to the Corporate Secretary not earlier than 120 days prior to the 2022 Annual Meeting and not later than the later of (i) 90 days prior to such annual meeting or (ii) 10 days following the date of the first public announcement of the scheduled date of the 2022 Annual Meeting. As a result, in the event that the 2022 Annual Meeting is held neither more than 30 days before nor more than 30 days after the first anniversary of the 2021 Annual Meeting (May 27, 2022), notice of nominations or other business submitted pursuant to the Company’s Restated Bylaws must be received no earlier than January 27, 2022, and no later than February 26, 2022. Any such notice to the Corporate Secretary must include all of the information specified in the Company’s Restated Bylaws.

Expenses and Solicitation
The cost of solicitation will be borne by the Company, and in addition to directly soliciting stockholders by mail, the Company may request brokers, dealers, banks, trustees, or other nominees to solicit their customers who have shares of the Company registered in the name of the nominee, and, if so, will reimburse such brokers, dealers, banks, trustees, or other nominees for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Company may also be made of some stockholders in person or by mail, email, or telephone, following the original solicitation. The Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $17,500, plus out-of-pocket expenses.
Householding
Our Annual Report, including our audited financial statements for the year ended December 31, 2020, is being mailed to you along with this proxy statement. In order to reduce printing and postage costs, only one Annual Report and one proxy statement will be mailed to multiple stockholders sharing an address, unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one proxy statement and you wish to receive separate copies of these documents, we will promptly deliver a separate copy of such documents to any requesting stockholder who contacts our transfer agent, VStock Transfer, LLC, by telephone at 1-855-9VSTOCK or in writing to VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598. If your household is receiving multiple copies of the Company’s annual reports or proxy statements, and you wish to request delivery of a single copy, you may send a written request to our transfer agent at that same address.
Other Business
Management does not know of any other matters to be brought before the Annual Meeting except those set forth in the notice thereof. If other business is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their judgment on such matters.
We will mail or email without charge, upon written request, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, including the consolidated financial statements, the list of exhibits, and any particular exhibit specifically requested. Requests should be sent to investors@interceptpharma.com, or to Intercept Pharmaceuticals, Inc., 10 Hudson Yards, 37th Floor, New York, NY 10001, Attention: Corporate Secretary. Or please visit www.sec.gov to obtain an online copy of our Annual Report.
By Order of the Board of Directors,
/s/ Mary J. Grendell
Mary J. Grendell
Secretary
New York, New York
April 27, 2021

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! INTERCEPT PHARMACEUTICALS, INC. D49153-P54574 2. FOR the approval of a one-time stock option exchange program for non-executive employees. 4. Voting on a non-binding, advisory basis, that the stockholder advisory vote on the compensation of the Company’s named executive officers should occur every ONE YEAR. 3. FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers. 5. FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. The Board recommends that you vote these shares as follows: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Nominees: 1. FOR the election, by separate resolutions, of each of the following eleven nominees to serve on the Board of Directors until the 2022 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified: 1a. Paolo Fundarò 1b. Jerome Durso 1c. Srinivas Akkaraju, M.D., Ph.D. 1d. Luca Benatti, Ph.D. 1g. Nancy Miller-Rich 1i. Dagmar Rosa-Bjorkeson 1j. Gino Santini 1k. Glenn Sblendorio 1e. Daniel Bradbury 1f. Keith Gottesdiener, M.D. 1h. Mark Pruzanski, M.D. For Against Abstain Three Years One Year Two Years Abstain For Against Abstain INTERCEPT PHARMACEUTICALS, INC. 10 HUDSON YARDS 37TH FLOOR NEW YORK, NY 10001 VOTE BY INTERNET Before The Meeting — Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting — Go to www.virtualshareholdermeeting.com/ICPT2021 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. For Withhold 5. FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.D49154-P54574

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders To Be Held on May 27, 2021 The Proxy Statement and 2020 Annual Report are available at www.proxyvote.com. INTERCEPT PHARMACEUTICALS, INC. Annual Meeting of Stockholders May 27, 2021 INTERCEPT PHARMACEUTICALS, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, revoking all prior proxies, hereby appoints Jerome Durso, Jared Freedberg, Rocco Venezia, and Mary Grendell, or any of them, with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess, at the Annual Meeting of Stockholders of Intercept Pharmaceuticals, Inc., to be held on May 27, 2021, at 10:30 a.m. (Eastern Time) by visiting www.virtualshareholdermeeting.com/ICPT2021 or at any postponement or adjournment thereof. This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted: 1. FOR the election of the nominees listed in Proposals 1a to 1k as directors. 2. FOR the approval of a one-time stock option exchange program for non-executive employees. 3. FOR the approval, on a non-binding, advisory basis, of the compensation of the Company’s named executive officers. 4. Voting on a non-binding, advisory basis, that the stockholder advisory vote on the compensation of the Company’s named executive officers should occur every ONE YEAR. 5. FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2021. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof. (Continued and to be signed on Reverse Side)